As Filed with the Securities and Exchange Commission on October 27, 2010
Registration No. 333-169871
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact name of registrant as specified in its charter)

Maryland	6798	84-1259577
(State of other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS Employer Identification Number)

AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Delaware	6513	84-1275621
(State of other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS Employer Identification Number)
4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237
(303) 757-8101
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John Bezzant
Senior Vice President
Apartment Investment and Management Company
4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237
(303) 757-8101
(Name, address, including zip code and telephone number, including area code of agent for service)
Copies to:
Gregory M. Chait
Paul J. Nozick
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
(404) 881-7000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement is declared effective and all other conditions to the merger as described in the enclosed information statement/prospectus are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)         ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2010

INFORMATION STATEMENT/PROSPECTUS

SHELTER PROPERTIES IV LIMITED PARTNERSHIP

Shelter Properties IV Limited Partnership, or Shelter, plans to enter into an agreement and plan of merger with AIMCO Shelter Merger Sub LLC, or the Aimco Subsidiary, a wholly owned subsidiary of Aimco Properties, L.P., or Aimco OP. Under the proposed merger agreement, the Aimco Subsidiary, will be merged with and into Shelter, with Shelter as the surviving entity. The Aimco Subsidiary was formed for the purpose of effecting this transaction and does not have any assets or operations. In the merger, each limited partnership unit of Shelter, or Limited Partnership Unit, will be converted into the right to receive, at the election of the holder of such unit, either:

•	$4.50 in cash, or

•	$4.50 of equivalent value in partnership common units of Aimco OP, or OP Units.

The number of OP Units offered for each Limited Partnership Unit will be calculated by dividing $4.50 by the average closing price of common stock of Apartment Investment and Management Company, or Aimco, as reported on the New York Stock Exchange, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger. For example, as of October 26, 2010, the average closing price of Aimco common stock over the preceding ten consecutive trading days was $23.08, which would have resulted in 0.19 OP Units offered for each Limited Partnership Unit. However, if Aimco OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction (or that registration or qualification in that state or jurisdiction would be prohibitively costly), then such limited partner will not be entitled to elect OP Units, and will receive cash.

In the merger, Aimco OP’s interest in the Aimco Subsidiary will be converted into Shelter limited partnership units. As a result, after the merger, Aimco OP will be the sole limited partner of Shelter and will own all of the outstanding Shelter limited partnership units. Within ten days after the effective time of the merger, Aimco OP will prepare and mail to the former limited partners of Shelter an election form with which they can elect to receive cash or OP Units. Shelter limited partners may elect their form of consideration by completing and returning the election form in accordance with its instructions. If the information agent does not receive a properly completed election form from a holder before 5:00 p.m., New York time on the 30th day after the merger, the limited partner will be deemed to have elected to receive cash. Former limited partners may also use the election form to elect to receive, in lieu of the merger consideration, the appraised value of their Limited Partnership Units, determined through an arbitration proceeding.

In addition, limited partners who are not affiliated with Aimco OP may elect to receive an additional cash payment of $3.75 per Limited Partnership Unit in exchange for executing a waiver and release of certain claims. In order to receive this additional payment, limited partners must complete the relevant section of the election form, execute the waiver and release that is attached to the election form and return both the election form and the executed waiver and release to the information agent as described above.

Shelter’s corporate general partner has determined that the proposed merger agreement and merger are advisable and in the best interests of Shelter and its limited partners and has approved the proposed merger agreement and merger. Shelter’s partnership agreement is currently silent as to the approval required for the proposed merger and therefore, under South Carolina law, would require the approval of the merger by all limited partners. However, pursuant to South Carolina law and the terms of the partnership agreement, the partnership agreement may be amended by the holders of a majority of the Limited Partnership Units. In light the substantial cost and burdens likely associated with obtaining approval from each limited partner and consistent with the corporate general partner’s determination that the proposed merger is advisable and in the best interest of Shelter and its limited partners, the holders of a majority of the Limited Partnership Units intend to amend the partnership agreement to provide that the approval by the holders of a majority of the Limited Partnership Units, rather than all limited partners, is required to approve business combination transactions involving Shelter, including the proposed merger. Immediately subsequent to such amendment, the holders of a majority of the Limited Partnership Units intend to approve the proposed merger agreement and merger.

As of October 20, 2010, there were issued and outstanding 49,995 Limited Partnership Units, and Aimco OP and its affiliates owned 36,650 of those units, or approximately 73.31% of the Limited Partnership Units outstanding. Aimco OP and its affiliates have indicated that they intend to take action by written consent, as permitted under the partnership agreement, to approve the amendment, the proposed merger agreement and the merger, on or about [ • ], 2010. As a result, approval of the merger is assured, and your consent to the merger is not required.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement/prospectus contains information about the proposed amendment of Shelter’s partnership agreement, the proposed merger agreement, the merger and the securities offered hereby, and the reasons that Shelter’s corporate general partner has decided that these transactions are in the best interests of Shelter and its limited partners. Shelter’s corporate general partner has conflicts of interest with respect to the transactions that are described in greater detail in this information statement/prospectus supplement. Please read this information statement/prospectus carefully, including the section entitled “Risk Factors” beginning on page 11. It provides you with detailed information about the proposed amendment, the merger agreement, the merger and the securities offered hereby. The proposed merger agreement is attached to this information statement/prospectus as Annex A. The proposed amendment to the partnership agreement is attached to this information statement/prospectus as Annex F.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this information statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement/prospectus is dated [ • ] 2010, and is first being mailed to limited partners on or about [ • ],2010.

WE ARE CURRENTLY SEEKING QUALIFICATION TO ALLOW ALL HOLDERS OF LIMITED PARTNERSHIP UNITS OF SHELTER THE ABILITY TO ELECT TO RECEIVE OP UNITS IN CONNECTION WITH THE MERGER. HOWEVER, AT THE PRESENT TIME, IF YOU ARE A RESIDENT OF ONE OF THE FOLLOWING STATES, YOU ARE NOT PERMITTED TO ELECT TO RECEIVE OP UNITS IN CONNECTION WITH THE MERGER:

CALIFORNIA
MASSACHUSETTS
NEW YORK

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ADDITIONAL INFORMATION

This information statement/prospectus incorporates important business and financial information about Aimco and Aimco OP from documents that they have filed with the Securities and Exchange Commission but that have not been included in or delivered with this information statement/prospectus. For a listing of documents incorporated by reference into this information statement/prospectus, please see “Where You Can Find Additional Information” beginning on page 86 of this information statement/prospectus.

Aimco will provide you with copies of such documents relating to Aimco and Aimco OP (excluding all exhibits unless Aimco or Aimco OP has specifically incorporated by reference an exhibit in this information statement/prospectus), without charge, upon written or oral request to:

ISTC Corporation
P.O. Box 2347
Greenville, South Carolina 29602
(864) 239-1029

If you have any questions or require any assistance, please contact our information agent, Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey 07016; by fax at (908) 497-2349; or by telephone at (800) 217-9608.

ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

This information statement/prospectus, which forms a part of a registration statement on Form S-4 filed with the Securities and Exchange Commission by Aimco and Aimco OP, constitutes a prospectus of Aimco OP under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the OP Units that may be issued to holders of Shelter Limited Partnership Units in connection with the merger, and a prospectus of Aimco under Section 5 of the Securities Act with respect to shares of Aimco common stock that may be issued in exchange for such OP Units tendered for redemption. This document also constitutes an information statement under Section 14(c) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the action to be taken by written consent to approve the amendment of Shelter’s partnership agreement, the proposed merger agreement and merger.

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SUMMARY TERM SHEET

This summary term sheet highlights the material information with respect to the proposed merger agreement, the proposed merger and the other matters described herein. It may not contain all of the information that is important to you. You are urged to carefully read the entire information statement/prospectus and the other documents referred to in this information statement/prospectus, including the proposed merger agreement. Aimco, Aimco OP, Shelter GP and Aimco’s subsidiaries that may be deemed to directly or indirectly beneficially own limited partnership units of Shelter are referred to herein, collectively, as the “Aimco Entities.”

•	The Merger: Shelter plans to enter into an agreement and plan of merger with the Aimco Subsidiary and Aimco OP. Under the proposed merger agreement, at the effective time of the proposed merger, the Aimco Subsidiary will be merged with and into Shelter, with Shelter as the surviving entity. A copy of the proposed merger agreement is attached as Annex A to this information statement/prospectus. You are encouraged to read the proposed merger agreement carefully in its entirety because it is the legal agreement that would govern the proposed merger.

•	Merger Consideration: In the proposed merger, each Limited Partnership Unit will be converted into the right to receive, at the election of the holder of such Limited Partnership Unit, either $4.50 in cash or equivalent value in OP Units. The number of OP Units issuable with respect to each Limited Partnership Unit will be calculated by dividing the $4.50 per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the proposed merger. For a full description of the determination of the merger consideration, see “The Merger — Determination of Merger Consideration” beginning on page 30.

•	Effects of the Merger: After the proposed merger, Aimco OP will be the sole limited partner in Shelter and will own all of the outstanding Limited Partnership Units. As a result, after the proposed merger, you will cease to have any rights in Shelter as a limited partner. See “Special Factors — Effects of the Merger,” beginning on page 5.

•	Appraisal Rights: Pursuant to the terms of the proposed merger agreement, Aimco OP will provide each limited partner with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a constituent corporation in a merger under South Carolina law, and which will enable a limited partner to obtain an appraisal of the value of the limited partner’s Limited Partnership Units in connection with the proposed merger. See “The Merger — Appraisal Rights,” beginning on page 33. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this information statement/prospectus as Annex B.

•	Additional Payment for Waiver and Release: In addition to the merger consideration, each limited partner unaffiliated with Aimco OP or its affiliates may elect to receive an additional cash payment of $3.75 per Limited Partnership Unit in exchange for executing a waiver and release of potential claims such unaffiliated limited partner may have had in the past, may now have or may have in the future (through and including the date of the consummation of the merger) against Shelter, Shelter GP, Aimco OP or its affiliates and certain other persons and entities, including but not limited to claims related to the merger agreement and the transactions contemplated thereby, but excluding claims limited partners may have under federal securities laws. See “The Merger — Waiver and Release and Additional Consideration,” beginning on page 31.

•	Parties Involved:

•	Shelter Properties IV Limited Partnership, or Shelter, is a South Carolina limited partnership formed on August 21, 1981. Its corporate general partner, the general partner responsible for managing Shelter, is Shelter Realty IV Corporation, or Shelter GP. Shelter GP is a South Carolina corporation and a subsidiary of Aimco. Shelter’s other general partner is an individual who has executed a power of attorney in favor of Aimco OP, which gives Aimco OP control over the individual general partner interest of Shelter. Shelter’s primary business and only industry segment is real estate related operations. Shelter presently owns one investment property, Baymeadows Apartments, or the property, a 904 unit apartment project located in Jacksonville, Florida. Additional information about Shelter is included in documents included in this information statement/prospectus. See “Where You Can Find Additional Information” beginning on page 86.

•	Apartment Investment and Management Company, or Aimco, is a Maryland corporation that is a self-administered and self-managed real estate investment trust, or REIT, focused on the ownership and management of quality apartment communities located in the 20 largest markets in the United States. Aimco is one of the largest owners and operators of apartment properties in the United States. Aimco’s common stock is listed and traded on the NYSE under the symbol “AIV.” See “Information about the Aimco Entities,” beginning on page 22.

•	AIMCO Properties, L.P., or Aimco OP, is a Delaware limited partnership which, through its operating divisions and subsidiaries, holds substantially all of Aimco’s assets and manages the daily operations of Aimco’s business and assets. See “Information about the Aimco Entities,” beginning on page 22.

•	AIMCO Shelter Merger Sub LLC, or the Aimco Subsidiary, is a South Carolina limited liability company formed for the purpose of consummating the proposed merger with Shelter. The Aimco Subsidiary is a direct wholly-owned subsidiary of Aimco OP. See “Information about the Aimco Entities,” beginning on page 22.

•	Reasons for the Merger: The Aimco Entities decided to proceed with the proposed merger at this time for the following reasons:

•	In the absence of a transaction, Shelter limited partners have only limited options to liquidate their investment in Shelter. The Limited Partnership Units are not traded on an exchange or other reporting system, and transactions in the securities are limited and sporadic.

•	The value of the single property owned by Shelter is not sufficient to justify its continued operation as a public company. As a public company with a significant number of unaffiliated limited partners, Shelter incurs costs associated with preparing audited annual financial statements, unaudited quarterly financial statements, tax returns for partners on schedule K-1 and periodic SEC reports, and other costs associated with having multiple limited partners. The Aimco Entities estimate these costs to be approximately $66,000 per year.

•	Shelter has been operating at a loss for the past several years. From January 1, 2006 to September 30, 2010, Aimco OP made loans of approximately $22,910,000 to Shelter to help fund the redevelopment of the property and operating expenses, but it is not likely to continue to make advances to Shelter. Shelter has made payments totaling $2,457,000 during this period. The Aimco Entities believe that it is unlikely that Shelter can obtain financing from an independent third party. If the Aimco Entities acquire 100% ownership of Shelter, they will have greater flexibility in financing and operating its property.

See “Special Factors — Purposes, Alternatives and Reasons for the Merger” beginning on page 4.

•	Fairness of the Merger: Although the Aimco Entities have interests that may conflict with those of Shelter’s unaffiliated limited partners, each of the Aimco Entities believe that the proposed merger is fair to the unaffiliated limited partners of Shelter. See “Special Factors — Fairness of the Transaction” beginning on page 6.

•	Conflicts of Interest: Shelter GP is the corporate general partner of Shelter and is wholly-owned by AIMCO/IPT, Inc., which in turn is wholly-owned by Aimco. Therefore, Shelter GP has a conflict of interest with respect to the proposed merger. Shelter GP has fiduciary duties to AIMCO/IPT, Inc., Shelter GP’s sole stockholder and an affiliate of Aimco, on the one hand, and to Shelter and its limited partners, on the other hand. The duties of Shelter GP to Shelter and its limited partners conflict with the duties of Shelter GP to AIMCO/IPT, Inc., which could result in Shelter GP approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. See, “The Merger — Conflicts of Interest,” beginning on page 31.

•	Risk Factors: In evaluating the proposed merger agreement and the proposed merger, Shelter limited partners should carefully read this information statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 11. Some of the risk factors associated with the proposed merger are summarized below:

•	Aimco owns Shelter GP, the corporate general partner of Shelter. As a result, Shelter GP has a conflict of interest in the merger. A transaction with a third party in the absence of this conflict could result in better terms or greater consideration to Shelter limited partners.

•	Shelter limited partners who receive cash may recognize taxable gain in the merger and that gain could exceed the merger consideration.

•	There are a number of significant differences between Shelter Limited Partnership Units and Aimco OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For more information regarding those differences, see “Comparison of Shelter Limited Partnership Units and Aimco OP Units,” beginning on page 53.

•	Shelter limited partners may elect to receive OP Units as merger consideration, and there are risks related to an investment in OP Units, including the fact that there are restrictions on transferability of OP Units; there is no public market for OP Units; and there is no assurance as to the value that might be realized upon a future redemption of OP Units.

•	Material United States Federal Income Tax Consequences of the Merger: The proposed merger will generally be treated as a partnership merger for Federal income tax purposes. In general, any payment of cash for Limited Partnership Units will be treated as a sale of such Limited Partnership Units by such holder, and any exchange of Limited Partnership Units for OP Units under the terms of the proposed merger agreement will be treated, in accordance with Sections 721 and 731 of the Internal Revenue Code of 1986, as amended, or the Code, as a tax free transaction, except to the extent described in “Material United States Federal Income Tax Matters — United States Federal Income Tax Consequences Relating to the Merger,” beginning on page 58.

The foregoing is a general discussion of the United Stated federal income tax consequences of the proposed merger. This summary does not discuss all aspects of federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the federal income tax laws. The particular tax consequences of the proposed merger to you will depend on a number of factors related to your tax situation. You should review “Material United States Federal Income Tax Matters,” herein and consult your tax advisors for a full understanding of the tax consequences to you of the proposed merger.

SPECIAL FACTORS

Purposes, Alternatives and Reasons for the Merger

Aimco and Aimco OP are in the business of acquiring, owning and managing apartment properties such as the one owned by Shelter, and have decided to proceed with the proposed merger as a means of acquiring the property currently owned by Shelter in a manner they and the other Aimco Entities believe (i) provides fair value to limited partners, (ii) offers limited partners an opportunity to receive immediate liquidity, or defer recognition of taxable gain (except where the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction, or where registration or qualification would be prohibitively costly), and (iii) relieves Shelter of the expenses associated with a sale of the property, including marketing and other transaction costs.

The Aimco Entities decided to proceed with the proposed merger at this time for the following reasons:

•	In the absence of a transaction, Shelter limited partners have only limited options to liquidate their investment in Shelter. The Limited Partnership Units are not traded on an exchange or other reporting system, and transactions in the securities are limited and sporadic.

•	The value of the single property owned by Shelter is not sufficient to justify its continued operation as a public company. As a public company with a significant number of unaffiliated limited partners, Shelter incurs costs associated with preparing audited annual financial statements, unaudited quarterly financial statements, tax returns for partners on schedule K-1 and periodic SEC reports, and other costs associated with having multiple limited partners. The Aimco Entities estimate these costs to be approximately $66,000 per year.

•	Shelter has been operating at a loss for the past several years. From January 1, 2006 to September 30, 2010, Aimco OP made loans of approximately $22,910,000 to Shelter to help fund the redevelopment of the property and operating expenses, but it is not likely to continue to make advances to Shelter. Shelter has made payments totaling $2,457,000 during this period. The Aimco Entities believe that it is unlikely that Shelter can obtain financing from an independent third party. If the Aimco Entities acquire 100% ownership of Shelter, they will have greater flexibility in financing and operating its property.

Before deciding to proceed with the proposed merger, Shelter GP and the other Aimco Entities considered the alternatives described below:

Liquidation of Shelter.  Shelter GP and the other Aimco Entities considered selling the property to a third party for cash and distributing the net cash proceeds to Shelter’s limited partners. The primary advantage of such transactions would be that the sale prices would reflect arm’s-length negotiations and might therefore be higher than the appraised value which has been used to determine the merger consideration. Shelter GP and the other Aimco Entities rejected this alternative because of: (i) the risk that a third party might not be found at a satisfactory price or at all; (ii) the costs imposed on Shelter in connection with marketing and selling the property; and (iii) the fact that limited partners would recognize taxable gain on the sales without the option of deferring that gain. Further, Shelter GP and the other Aimco Entities recently evaluated a sale of the property to a third party but determined that a third-party buyer would be unwilling to buy the property at a price that would repay Shelter’s outstanding indebtedness, including indebtedness owed to Aimco OP.

Contribution of the property to Aimco.  Shelter GP and the other Aimco Entities considered a contribution of the property to Aimco OP in exchange for OP Units. The primary advantage of such a transaction would be that Shelter limited partners would not recognize taxable gain. Shelter GP and the other Aimco Entities rejected this alternative because it would not offer an opportunity for immediate liquidity to the limited partners who desire such an alternative.

Effects of the Merger

The Aimco Entities believe that the proposed merger will have the following benefits and detriments to unaffiliated limited partners, Shelter and the Aimco Entities:

Benefits to Unaffiliated Limited Partners.  The proposed merger is expected to have the following principal benefits to unaffiliated limited partners:

Liquidity.  Limited partners are given a choice of merger consideration, and may elect to receive either cash or OP Units in the merger, except in those jurisdictions where the law prohibits the offer of OP Units (or registration would be prohibitively costly). Accordingly, limited partners may elect to receive the merger consideration they deem most beneficial to them. Limited partners who elect to receive cash consideration will receive immediate liquidity with respect to their investment.

Option to Defer Taxable Gain.  Limited partners who elect to receive OP Units in the merger may defer recognition of taxable gain.

Diversification.  Limited partners who receive OP Units in the merger will have the opportunity to participate in Aimco OP, which has a more diversified property portfolio than Shelter.

Benefits to Shelter.  The proposed merger is expected to have the following principal benefits to Shelter:

Elimination of Costs Associated with SEC Reporting Requirements and Multiple Limited Partners.  After the merger, Aimco OP will be the sole limited partner in Shelter, and Shelter will terminate its registration and cease filing periodic reports with the SEC. As a result, Shelter will no longer incur costs associated with preparing audited annual financial statements, unaudited quarterly financial statements, tax returns for partners on schedule K-1 and periodic SEC reports, or costs associated with having multiple limited partners. The Aimco Entities estimate these expenses to be approximately $66,000 per year.

Benefits to the Aimco Entities.  The proposed merger is expected to have the following principal benefits to the Aimco Entities:

Increased Interest in Shelter.

Upon completion of the proposed merger, Aimco OP will be the sole limited partner in Shelter. As a result, the Aimco Entities will receive all of the benefit from any future appreciation in value of the property after the merger, and any future property income.

Detriments to Unaffiliated Limited Partners.  The proposed merger is expected to have the following principal detriments to unaffiliated limited partners:

Taxable Gain.  Limited partners who elect to receive cash consideration may recognize taxable gain in the merger and that gain could exceed the merger consideration. In addition, limited partners who receive OP Units in the merger could recognize taxable gain if Aimco subsequently sells the property.

Risks Related to OP Units.  Limited partners who elect to receive OP Units in the merger will be subject to the risks related to an investment in OP Units, as described in greater detail under the heading “Risk Factors — Risks Related to an Investment in OP Units.”

Conflicts of Interest; No Separate Representation of Limited Partners.  Shelter GP is the general partner of Shelter and is indirectly wholly-owned by Aimco. Therefore, Shelter GP has a conflict of interest with respect to the merger. Shelter GP has fiduciary duties to AIMCO/IPT, Inc., Shelter GP’s sole stockholder and an affiliate of Aimco, on the one hand, and to Shelter and its limited partners, on the other hand. The duties of Shelter GP to Shelter and its limited partners conflict with the duties of Shelter GP to AIMCO/IPT, Inc., which could result in Shelter GP approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. In negotiating the proposed merger agreement, no one separately represented the interests of the limited partners. If an independent advisor had been engaged, it is possible that such advisor could have negotiated better terms for Shelter’s limited partners.

Detriments to Shelter.  The proposed merger is not expected to have any detriments to Shelter.

Detriments to the Aimco Entities.  The proposed merger is expected to have the following principal detriments to the Aimco Entities:

Increased Interest in Deficit, Net Book Value and Net Losses.  Upon completion of the merger, the Aimco Entities’ interest in the net book value of Shelter will increase from 73.4% to 100%, or from a deficit of $23,253,000 to a deficit of $31,679,000 as of December 31, 2009, and their interest in the net losses of Shelter will increase from 73.6% to 100%, or from a loss of $5,511,000 to a loss of $7,490,000 for the period ended December 31, 2009. As a result, Aimco OP will bear the burden of all future operating or other losses, as well as any decline in the value of the property.

Burden of Capital Expenditures.  Upon completion of the merger, the Aimco Entities will have sole responsibility for providing any funds necessary to pay for capital expenditures at the property.

Material United States Federal Income Tax Consequences of the Merger

For a discussion of the material United States federal income tax consequences of the merger, see “Material United States Federal Income Tax Matters — United States Federal Income Tax Consequences Relating to the Merger,” beginning on page 58.

Fairness of the Transaction

Factors in Favor of Fairness Determination.  The Aimco Entities (including Shelter GP as general partner of Shelter) believe that the merger is fair and in the best interests of Shelter and its unaffiliated limited partners. In support of such determination, the Aimco Entities considered the following factors:

•	The merger consideration of $4.50 per Limited Partnership Unit was based on an independent third party appraisal of the property by CRA, an independent valuation firm.

•	The merger consideration exceeds the Aimco Entities’ estimate of liquidation value ($0.00 per Limited Partnership Unit at June 30, 2010), calculated as the aggregate appraised value of Shelter’s property, plus the amount of any other assets, less the amount of Shelter’s liabilities, including mortgage debt.

•	The merger consideration exceeds the net book value per unit (a deficit of $696.37 per Limited Partnership Unit at June 30, 2010).

•	Limited partners may defer recognition of taxable gain by electing to receive OP Units in the merger, except in those jurisdictions where the law prohibits the offer of OP Units (or registration would be prohibitively costly).

•	The number of OP Units issuable to limited partners in the merger will be determined based on the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger.

•	Limited partners who elect to receive cash consideration will receive $4.50 per Limited Partnership Unit, which will provide immediate liquidity with respect to their investment.

•	If the proposed merger is completed by December 31, 2010, limited partners who elect to receive cash consideration and who recognize taxable gain will be taxed at current capital gains rates. The maximum long term federal capital gains rate, currently at 15%, is scheduled to increase to 20% in 2011.

•	Limited partners who elect to receive OP Units in the merger will have the opportunity to participate in Aimco OP, which has a more diversified property portfolio than Shelter.

•	Although limited partners are not entitled to dissenters’ appraisal rights under South Carolina law, the proposed merger agreement provides them with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights that are available to stockholders in a corporate merger under South Carolina law.

•	Although the proposed merger agreement may be terminated by either side at any time, Aimco OP and the Aimco Subsidiary are likely to complete the merger on a timely basis following entry into the proposed merger agreement.

•	Unlike a typical property sale agreement, the proposed merger agreement contains no indemnification provisions, so there is no risk of reduction of the proceeds to limited partners.

•	In contrast to a sale of the property to a third party, which would involve costs associated with marketing and documenting the transaction, Aimco OP has agreed to pay all expenses associated with the merger.

Factors Not in Favor of Fairness Determination.  In addition to the foregoing factors, the Aimco Entities also considered the following countervailing factors:

•	Shelter GP, the general partner of Shelter, has substantial conflicts of interest with respect to the merger as a result of (i) the fiduciary duties it owes to unaffiliated limited partners, who have an interest in receiving the highest possible consideration, and (ii) the fiduciary duties it owes to its sole stockholder, a subsidiary of Aimco OP, which has an interest in obtaining the property for the lowest possible consideration.

•	The terms of the merger were not approved by any independent directors.

•	An unaffiliated representative was not retained to act solely on behalf of the unaffiliated limited partners for purposes of negotiating the proposed merger agreement on an independent, arm’s-length basis, which might have resulted in better terms for the unaffiliated limited partners.

•	The proposed merger agreement does not require the approval of any unaffiliated limited partners.

•	No opinion has been obtained from an independent financial advisor that the merger is fair to the unaffiliated limited partners.

•	The merger consideration is less than the prices at which Limited Partnership Units have recently sold in the secondary market ($100 to $350 per Limited Partnership Unit from January 1, 2010 through October 19, 2010).

•	The merger consideration is less than the prices at which Limited Partnership Units have historically sold in the secondary market ($275 to $575 per Limited Partnership Unit from January 1, 2008 through December 31, 2009).

•	Limited partners who receive cash consideration in the merger may recognize taxable gain and that gain could exceed the merger consideration.

•	Limited partners who receive OP Units in the merger could recognize taxable gain if Aimco subsequently sells the property.

•	Limited partners who elect to receive OP Units in the merger will be subject to the risks related to an investment in OP Units, as described in greater detail under the heading “Risk Factors — Risks Related to an Investment in OP Units.”

•	CRA, the valuation firm that appraised the property, has performed work for Aimco OP and its affiliates in the past and this pre-existing relationship could negatively impact CRA’s independence.

The Aimco Entities did not assign relative weights to the above factors in making their conclusion that the merger is fair to Shelter and its unaffiliated limited partners. They relied primarily on their estimate of value calculated by adding the appraised value of the property and the value of all of its other assets, and deducting the amount of mortgage debt and all other liabilities.

The Aimco Entities were aware of, but did not place much emphasis on, information regarding prices at which Limited Partnership Units may have sold in the secondary markets because they do not view that information as a reliable measure of value. The Limited Partnership Units are not traded on an exchange or other reporting system, and transactions in the securities are very limited and sporadic.

Procedural Fairness.  The Aimco Entities determined that the proposed merger is fair from a procedural standpoint despite the absence of any customary procedural safeguards, such as the engagement of an unaffiliated representative, the approval of independent directors or approval by a majority of unaffiliated limited partners. In making this determination, the Aimco Entities relied primarily on the dissenters’ appraisal rights provided to unaffiliated limited partners under the proposed merger agreement that are similar to the dissenters’ appraisal rights available to stockholders in a corporate merger under South Carolina law.

The Appraisal

Selection and Qualifications of Independent Appraiser.  Shelter GP, in its capacity as the corporate general partner of Shelter, retained the services of CRA to appraise the market value of the property. CRA is an experienced independent valuation consulting firm that has performed appraisal services for Aimco OP and its affiliates in the past. Aimco OP believes that its relationship with CRA had no negative impact on its independence in conducting the appraisal related to the merger.

Factors Considered.  CRA performed a complete appraisal of the property. CRA has represented that its report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation and the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. Shelter furnished CRA with all of the necessary information requested by CRA in connection with the appraisal. The appraisal was not prepared in conjunction with a request for a specific value or a value within a given range. In preparing its valuation of the property, CRA, among other things:

•	Inspected the property and its environs;

•	Reviewed demographic and other socioeconomic trends pertaining to the city and region where the property is located;

•	Examined regional apartment market conditions, with special emphasis on the property’s apartment submarket;

•	Investigated lease and sale transactions involving comparable properties in the influencing market;

•	Reviewed the existing rent roll and discussed the leasing status with the building manager and leasing agent. In addition, CRA reviewed the property’s recent operating history and those of competing properties;

•	Utilized appropriate appraisal methodology to derive estimates of value; and

•	Reconciled the estimates of value into a single value conclusion.

Summary of Approaches and Methodologies Employed.  The following summary describes the approaches and analyses employed by CRA in preparing the appraisal. CRA principally relied on two approaches to valuation: (i) the income capitalization approach using a direct capitalization analysis and (ii) the sales comparison approach.

The income capitalization approach is based on the premise that value is derived by converting anticipated benefits into property value. Anticipated benefits include the present value of the net income and the present value of the net proceeds resulting from the re-sale of the property. CRA reported that the property has an adequate operations history to determine its income-producing capability over the near future. In addition, performance levels of competitive properties served as an adequate check as to the reasonableness of the property’s actual performance. As such, the income capitalization approach, through a direct capitalization analysis, was utilized in the appraisal of the property.

According to CRA’s report, the basic steps in the direct capitalization analysis are as follows: (i) calculate potential gross income from all sources that a competent owner could legally generate; (ii) estimate and deduct an appropriate vacancy and collection loss factor to arrive at effective gross income; (iii) estimate and deduct operating expenses that would be expected during a stabilized year to arrive at a probable net operating income; (iv) develop an appropriate overall capitalization rate to apply to the net operating income; and (v) estimate value by dividing the net operating income by the overall capitalization rate. In addition, any adjustments to account for differences between the current conditions and stabilized conditions are also considered.

The sales comparison approach is an estimate of value based upon a process of comparing recent sales of similar properties in the surrounding or competing areas to the subject property. This comparative process involves judgment as to the similarity of the subject property and the comparable sales with respect to many value factors such as location, contract rent levels, quality of construction, reputation and prestige, age and condition, and the interest transferred, among others. The value estimated through this approach represents the probable price at which the subject property would be sold by a willing seller to a willing and knowledgeable buyer as of the date of value. The reliability of this technique is dependent upon the availability of comparable sales data, the verification of the sales data, the degree of comparability and extent of adjustment necessary for differences, and the absence of atypical conditions affecting the individual sales prices. CRA reported that, although the volume of sales activity is down as a result of market conditions, its research revealed adequate sales activity to form a reasonable estimation of the subject property’s market value pursuant to the sales comparison approach. According to CRA’s report, the basic steps in processing the sales comparison approach are outlined as follows: (i) research the market for recent sales transactions, listings, and offers to purchase or sell of properties similar to the subject property; (ii) select a relevant unit of comparison and develop a comparative analysis; (iii) compare comparable sale properties with the subject property using the elements of comparison and adjust the price of each comparable to the subject property; and (iv) reconcile the various value indications produced by the analysis of the comparables.

The final step in the appraisal process is the reconciliation of the value indicators into a single value estimate. CRA reviewed each approach in order to determine its appropriateness relative to the property. The accuracy of the data available and the quantity of evidence were weighted in each approach. For the appraisal of the property, CRA relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and reported that the value conclusion derived pursuant to the sales comparison approach is supportive of the conclusion derived pursuant to the income capitalization approach.

Summary of Independent Appraisal of the Property.  CRA performed a complete appraisal of the property. The appraisal was performed as of April 27, 2010 and delivered to Shelter GP in late May 2010. The summary set forth below describes the material conclusions reached by CRA based on the values determined under the valuation approaches and subject to the assumptions and limitations described below. CRA estimated the market value of the property was, as of the time of the appraisal, $56,600,000.

Valuation Under Income Capitalization Approach.  Using the income capitalization approach, CRA performed a direct capitalization analysis to derive a value of $56,600,000 for the property, based on the following underlying determinations:

•	A potential gross income from apartment unit rentals of 750,483 per month or $9,005,796 for the appraised year;

•	No allowance for loss to lease;

•	No allowance for rent concessions, as Shelter amortizes concessions over the lease term resulting in a reduced rent structure in comparison to historically achieved rent levels;

•	A stabilized vacancy and credit loss of 6.0% of the gross rent potential;

•	Estimated utility income of $452,000, or $500 per unit;

•	Other income of $800 per unit;

•	Total expenses of $5,112,019, or $5,655 per unit; and

•	A capitalization rate of 8.0%.

Using a direct capitalization analysis, CRA calculated the value of the property by dividing the stabilized net operating income by the concluded capitalization rate of 8.0%.

Valuation Under Sales Comparison Approach.  CRA estimated the value of the property under the sales comparison approach by analyzing sales from the influencing market that were most similar to the property in terms of age, size, tenant profile and location. CRA reported that adequate sales existed to formulate a defensible value for the property under the sales comparison approach. The sales comparison approach resulted in a valuation conclusion for the property of approximately $54,200,000 as of April 27, 2010.

In reaching a valuation conclusion for the property, CRA examined and analyzed comparable sales of five properties in the influencing market. The sales reflected per unit unadjusted sales prices ranging from $34,231 to

$95,035. After adjustment for factors such as changes in market conditions from the time of the comparable sale and differences in location, building size, quality of construction, building interests, age, condition, functional utility, appearance and average unit size, the comparable sales illustrated a range of unit prices from $58,193 to $61,034 with mean and median adjusted sales prices of $59,933 and $60,114 per unit. CRA determined that a value of $60,000 per unit was appropriate for the property. This value, when multiplied by the property’s 904 units, resulted in a total value estimate for the property of approximately $54,200,000 (as of April 27 2010).

Reconciliation of Values and Conclusion of Appraisal.  CRA relied principally on the income capitalization approach to valuation. CRA relied secondarily on the sales comparison approach. The income capitalization approach resulted in a value of $56,600,000 (as of April 2010). CRA concluded that the market value of the property as of April 27, 2010 was $56,600,000.

Assumptions, Limitations and Qualifications of CRA’s Valuation.  CRA’s appraisal report was subject to the following assumptions and limiting conditions: no responsibility was assumed for the legal description or for matters including legal or title considerations, and title to the property was assumed to be good and marketable unless otherwise stated; the property was appraised free and clear of any or all liens or encumbrances unless otherwise stated; responsible ownership and competent property management were assumed; the information furnished by others was believed to be reliable, and no warranty was given by CRA for the accuracy of such information; all engineering was assumed to be correct; there were no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable, and no responsibility was assumed for such conditions or for arranging for engineering studies that may be required to discover them; there was full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance was stated, defined, and considered in the appraisal report; all applicable zoning and use regulations and restrictions have been complied with, unless nonconformity had been stated, defined, and considered in the appraisal report; all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in the appraisal report was based; the utilization of the land and improvements is within the boundaries or property lines of the property described and there is no encroachment or trespass unless noted in the appraisal report; the distribution, if any, of the total valuation in the appraisal report between land and improvements applies only under the stated program of utilization; unless otherwise stated in the appraisal report, the existence of hazardous substances, including without limitation, asbestos, polychlorinated biphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present on the property, or other environmental conditions, were not called to the attention of nor did the appraiser become aware of such during the appraiser’s inspection, and the appraiser had no knowledge of the existence of such materials on or in the property unless otherwise stated; the appraiser has not made a specific compliance survey and analysis of the property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act; and former personal property items such as kitchen and bathroom appliances were, at the time of the appraisal report, either permanently affixed to the real estate or were implicitly part of the real estate in that tenants expected the use of such items in exchange for rent and never gained any of the rights of ownership, and the intention of the owners was not to remove the articles which are required under the implied or express warranty of habitability.

Compensation of Appraiser.  CRA’s fee for the appraisal was approximately $6,862. Aimco OP paid for the costs of the appraisal. CRA’s fee for the appraisals was not contingent on the approval or completion of the merger. In addition to the appraisal performed in connection with the merger, during the prior two years, CRA has been paid approximately $106,931 for appraisal services by Aimco OP and its affiliates. Except as set forth above, during the prior two years, no material relationship has existed between CRA and Shelter or Aimco OP or any of their affiliates. Aimco OP believes that its relationship with CRA had no negative impact on its independence in conducting the appraisal.

Availability of Appraisal Report.  You may obtain a full copy of CRA’s appraisal upon request, without charge, by contacting Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey 07016; by fax at (908) 497-2349; or by telephone at (800) 217-9608. In addition, the appraisal report has been filed with the SEC. For more information about how to obtain a copy of the appraisal report see “Where You Can Find Additional Information.”

RISK FACTORS

Risks Related to the Merger

Conflicts of Interest.  Shelter GP holds a majority of the general partnership interests in Shelter. It is wholly-owned by AIMCO/IPT, Inc., which in turn is wholly-owned by Aimco, an affiliate of Aimco OP. Therefore, Shelter GP has a conflict of interest with respect to the proposed merger. Shelter GP has fiduciary duties to AIMCO/IPT, Inc., Shelter GP’s sole stockholder and an affiliate of Aimco, on the one hand, and to Shelter and its limited partners, on the other hand. The duties of Shelter GP to Shelter and its limited partners conflict with the duties of Shelter GP to AIMCO/IPT, Inc., which could result in Shelter GP approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. As the corporate general partner of Shelter, Shelter GP seeks the best possible terms for Shelter’s limited partners. This conflicts with Aimco’s interest in obtaining the best possible terms for Aimco OP.

No independent representative was engaged to represent the unaffiliated limited partners in negotiating the terms of the merger.  If an independent advisor had been engaged, it is possible that such advisor could have negotiated better terms for Shelter’s limited partners.

The terms of the merger have not been determined in arm’s-length negotiations.  The terms of the merger, including the merger consideration, were determined through discussions between officers and directors of Shelter GP, on one hand, and officers of Aimco, on the other. All of the officers and directors of Shelter GP are also officers of Aimco. There are no independent directors of Shelter GP. If the terms of the merger had been determined through arm’s-length negotiations, the terms might be more favorable to Shelter and its limited partners.

Neither the amendment of Shelter’s partnership agreement nor the merger agreement requires approval by a majority of the limited partners unaffiliated with Aimco OP.  Under the provisions of Shelter’s partnership agreement and applicable South Carolina law, the amendment of Shelter’s partnership agreement must be approved by a majority in interest of the Limited Partnership Units. As of October 20, 2010, Aimco OP and its affiliates owned approximately 73.31% of the Limited Partnership Units outstanding, enabling them to approve the amendment without the consent or approval of any unaffiliated limited partners. Once amended, the partnership agreement will provide that the merger may be approved by Shelter’s general partners and by holders of more than fifty percent (50%) of the outstanding Limited Partnership Units.

By amending the Shelter partnership agreement, Aimco OP will be entitled to approve the proposed merger without the consent of the other limited partners.  Shelter’s partnership agreement is currently silent as to the approval required for the proposed merger and therefore, under South Carolina law, would require the approval of the proposed merger by all limited partners. However, pursuant to South Carolina law and the terms of the partnership agreement, the partnership agreement may be amended by the holders of a majority of the Limited Partnership Units. Aimco OP, as the holder of a majority of the Limited Partnership Units, intends to amend the partnership agreement to provide that the approval by the holders of a majority of the Limited Partnership Units, rather than all limited partners, is required to approve business combination transactions such as the proposed merger. As a result of this amendment, Aimco OP, as the holder of a majority of the Limited Partnership Units, will be able to approve the proposed merger without any consent or other action by any other holder of Limited Partnership Units on terms and conditions it deems to be in its best interest, which may not be in the best interest of the other limited partners.

Alternative valuations of Shelter’s property might exceed the appraised value relied on to determine the merger consideration.  Aimco determined the merger consideration in reliance on the appraised value of Shelter’s property. See, “Special Factors — The Appraisal,” beginning on page 8, for more information about the appraisal. Although an independent appraiser was engaged to perform a complete appraisal of the property, valuation is not an exact science. There are a number of other methods available to value real estate, each of which may result in different valuations of a property. Also, others using the same valuation methodology could make different assumptions and judgments, and obtain different results.

The actual sales price of Shelter’s property could exceed the appraised value that Aimco relied on to determine the merger consideration.  No recent attempt has been made to market the property to unaffiliated third parties. Accordingly, there can be no assurance that the property could not be sold for a value higher than the appraised value used to determine the merger consideration if it was marketed to third-party buyers interested in a property of this type.

The merger consideration may not represent the price limited partners could obtain for their Limited Partnership Units in an open market.  There is no established or regular trading market for Limited Partnership Units, nor is there another reliable standard for determining the fair market value of the Limited Partnership Units. The merger consideration does not necessarily reflect the price that Shelter limited partners would receive in an open market for their Limited Partnership Units. Such price could be higher than the value of the merger consideration.

No opinion has been obtained from an independent financial advisor that the merger is fair to unaffiliated limited partners.  While Shelter GP and each of the other Aimco Entities believes that the terms of the merger are fair to Shelter limited partners unaffiliated with Shelter GP or Aimco for the reasons discussed in “Special Factors — Fairness of the Transaction,” beginning on page 6, no opinion has been obtained as to whether the merger is fair to the limited partners of Shelter unaffiliated with Shelter GP or Aimco from a financial point of view.

Limited partners may recognize taxable gain in the merger and that gain could exceed the merger consideration.  Limited partners who elect to receive cash in the merger will recognize gain or loss equal to the difference between their “amount realized” and their adjusted tax basis in the Limited Partnership Units sold. The resulting tax liability could exceed the value of the cash received in the merger.

Limited partners in certain jurisdictions will not be able to elect OP Units.  In those states where the offering of the OP Units hereby is not permitted (or where registration or qualification of the OP Units would be prohibitively costly), residents of those states will receive only the cash consideration in the merger.

Risks Related to an Investment in Aimco or Aimco OP

For a description of risks related to an investment in Aimco and Aimco OP, please see the information set forth under “Part I — Item 1A. Risk Factors” in the Annual Reports on Form 10-K for the year ended December 31, 2009 of each of Aimco and Aimco OP, which documents are incorporated herein by reference and are available electronically through the SEC’s website, www.sec.gov, or by request to Aimco.

Risks Related to an Investment in OP Units

There are restrictions on the ability to transfer OP Units, and there is no public market for Aimco OP Units.  The Aimco OP partnership agreement restricts the transferability of OP Units. Until the expiration of a one-year holding period, subject to certain exceptions, investors may not transfer OP Units without the consent of Aimco OP’s general partner. Thereafter, investors may transfer such OP Units subject to the satisfaction of certain conditions, including the general partner’s right of first refusal. There is no public market for the OP Units. Aimco OP has no plans to list any OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop. If a market for the OP Units develops and the OP Units are considered “readily tradable” on a “secondary market (or the substantial equivalent thereof),” Aimco OP would be classified as a publicly traded partnership for United States Federal income tax purposes, which could have a material adverse effect on Aimco OP.

Cash distributions by Aimco OP are not guaranteed and may fluctuate with partnership performance.  Aimco OP makes quarterly distributions to holders of OP Units (on a per unit basis) that generally are equal to dividends paid on the Aimco common stock (on a per share basis). However, such distributions will not necessarily continue to be equal to such dividends. Although Aimco OP makes quarterly distributions on its OP Units, there can be no assurance regarding the amounts of available cash that Aimco OP will generate or the portion that its general partner will choose to distribute. The actual amounts of available cash will depend upon numerous factors, including profitability of operations, required principal and interest payments on our debt, the cost of acquisitions (including related debt service payments), its issuance of debt and equity securities, fluctuations in working capital, capital expenditures, adjustments in reserves, prevailing economic conditions and financial, business and other factors, some of which may be beyond Aimco OP’s control. Cash distributions depend primarily on cash flow, including from reserves, and not on profitability, which is affected by non-cash items. Therefore, cash distributions may be made during periods when Aimco OP records losses and may not be made during periods when it records profits. The Aimco OP partnership agreement gives the general partner discretion in establishing reserves for the proper conduct of the partnership’s business that will affect the amount of available cash. Aimco is required to make reserves for the future payment of principal and interest under its credit facilities and other indebtedness. In addition, Aimco OP’s credit facility limits its ability to distribute cash to holders of OP Units. As a result of these and other factors, there can be no assurance regarding actual levels of cash distributions on OP Units, and Aimco OP’s ability to distribute cash may be limited during the existence of any events of default under any of its debt instruments.

Holders of OP Units are limited in their ability to effect a change of control.  The limited partners of Aimco OP are unable to remove the general partner of Aimco OP or to vote in the election of Aimco’s directors unless they own shares of Aimco. In order to comply with specific REIT tax requirements, Aimco’s charter has restrictions on the ownership of its equity securities. As a result, Aimco OP limited partners and Aimco stockholders are limited in their ability to effect a change of control of Aimco OP and Aimco, respectively.

Holders of OP Units have limited voting rights.  Aimco OP is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting Aimco OP’s business. Such matters relate to certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, or to remove the general partner. As a result, holders of OP Units have limited influence on matters affecting the operation of Aimco OP, and third parties may find it difficult to attempt to gain control over, or influence the activities of, Aimco OP.

Holders of OP Units are subject to dilution.  Aimco OP may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as it may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

Holders of OP Units may not have limited liability in specific circumstances.  The limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in some states. If it were determined that Aimco OP had been conducting business in any state without compliance with the applicable limited partnership statute, or that the right or the exercise of the right by the OP Unitholders as a group to make specific amendments to the agreement of limited partnership or to take other action under the agreement of limited partnership constituted participation in the “control” of Aimco OP’s business, then a holder of OP Units could be held liable under specific circumstances for Aimco OP’s obligations to the same extent as the general partner.

Aimco may have conflicts of interest with holders of OP Units.  Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of Aimco OP and its affiliates (including Aimco), on the one hand, and Aimco OP or any partner thereof, on the other. The directors and officers of the general partner have fiduciary duties to manage the general partner in a manner beneficial to Aimco, as the sole stockholder of the general partner. At the same time, as the general partner of Aimco OP, it has fiduciary duties to manage Aimco OP in a manner beneficial to Aimco OP and its limited partners. The duties of the general partner of Aimco OP to Aimco OP and its partners may therefore come into conflict with the duties of the directors and officers of the general partner to its sole stockholder, Aimco. Such conflicts of interest might arise in the following situations, among others:

•	Decisions of the general partner with respect to the amount and timing of cash expenditures, borrowings, issuances of additional interests and reserves in any quarter will affect whether or the extent to which there is available cash to make distributions in a given quarter.

•	Under the terms of the Aimco OP partnership agreement, Aimco OP will reimburse the general partner and its affiliates for costs incurred in managing and operating Aimco OP, including compensation of officers and employees.

•	Whenever possible, the general partner seeks to limit Aimco OP’s liability under contractual arrangements to all or particular assets of Aimco OP, with the other party thereto having no recourse against the general partner or its assets.

•	Any agreements between Aimco OP and the general partner and its affiliates will not grant to the OP Unitholders, separate and apart from Aimco OP, the right to enforce the obligations of the general partner and such affiliates in favor of Aimco OP. Therefore, the general partner, in its capacity as the general partner of Aimco OP, will be primarily responsible for enforcing such obligations.

•	Under the terms of the Aimco OP partnership agreement, the general partner is not restricted from causing Aimco OP to pay the general partner or its affiliates for any services rendered on terms that are fair and reasonable to Aimco OP or entering into additional contractual arrangements with any of such entities on behalf of Aimco OP. Neither the Aimco OP partnership agreement nor any of the other agreements, contracts and arrangements between Aimco OP, on the one hand, and the general partner of Aimco OP and its affiliates, on the other, are or will be the result of arm’s-length negotiations.

Provisions in the Aimco OP partnership agreement may limit the ability of a holder of OP Units to challenge actions taken by the general partner.  Delaware law provides that, except as provided in a partnership agreement, a general partner owes the fiduciary duties of loyalty and care to the partnership and its limited partners. The Aimco OP partnership agreement expressly authorizes the general partner to enter into, on behalf of Aimco OP, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of Aimco OP and the general partner, on such terms as the general partner, in its sole and absolute discretion, believes are advisable. The latitude given in the Aimco OP partnership agreement to the general partner in resolving conflicts of interest may significantly limit the ability of a holder of OP Units to challenge what might otherwise be a breach of fiduciary duty. The general partner believes, however, that such latitude is necessary and appropriate to enable it to serve as the general partner of Aimco OP without undue risk of liability.

The Aimco OP partnership agreement limits the liability of the general partner for actions taken in good faith. Aimco OP’s partnership agreement expressly limits the liability of the general partner by providing that the general partner, and its officers and directors, will not be liable or accountable in damages to Aimco OP, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the general partner or such director or officer acted in good faith. In addition, Aimco OP is required to indemnify the general partner, its affiliates and their respective officers, directors, employees and agents to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines and other actions incurred by the general partner or such other persons, provided that Aimco OP will not indemnify for (i) willful misconduct or a knowing violation of the law or (ii) for any transaction for which such person received an improper personal benefit in violation or breach of any provision of the partnership agreement. The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and the general partner has not obtained an opinion of counsel covering the provisions set forth in the Aimco OP partnership agreement that purport to waive or restrict the fiduciary duties of the general partner that would be in effect under common law were it not for the partnership agreement.

Certain United States Tax Risks Associated with an Investment in the OP Units

The following are among the United States Federal income tax considerations to be taken into account in connection with an investment in OP Units. For a general discussion of material United States Federal income tax consequences resulting from acquiring, holding, exchanging, and otherwise disposing of OP Units, see “Material United States Federal Income Tax Matters — Taxation of Aimco OP and OP Unitholders.”

Aimco OP may be treated as a “publicly traded partnership” taxable as a corporation.  If Aimco OP were treated as a “publicly traded partnership” taxed as a corporation for United States Federal income tax purposes, material adverse consequences to the partners and their owners would result. In addition, Aimco would not qualify as a REIT for United States Federal income tax purposes, which would have a material adverse impact on Aimco and its shareholders. Aimco believes and intends to take the position that Aimco OP should not be treated as a “publicly traded partnership” or taxable as a corporation. No assurances can be given that the Internal Revenue

Service, or the IRS, would not assert, or that a court would not sustain a contrary position. Accordingly, each prospective investor is urged to consult his tax advisor regarding the classification and treatment of Aimco OP as a “partnership” for United States Federal income tax purposes.

The limited partners may recognize gain on the transaction.  If a Shelter limited partner receives or is deemed to receive cash or consideration other than OP Units in connection with the merger, the receipt of such cash or other consideration would be taxable to the limited partner either as “boot” or under the “disguised sale” rules. Subject to certain exceptions, including exceptions applicable to periodic distributions of operating cash flow, any transfer or deemed transfer of cash by Aimco OP to the limited partner (or its owners), including cash paid at closing, within two years before or after a contribution of property that has an adjusted tax basis in excess of its fair market value, will generally be treated as part of a disguised sale. The application of the disguised sale rules is complex and depends, in part, upon the facts and circumstances applicable to the limited partner (and its owners), which Aimco has not undertaken to review. Accordingly, limited partners and their owners are particularly urged to consult with their tax advisors concerning the extent to which the disguised sale rules would apply.

A contribution of appreciated or depreciated property may result in special allocations to the contributing partner.  If property is contributed to Aimco OP and the adjusted tax basis of the property differs from its fair market value, then Aimco OP tax items must be specially allocated, for United States Federal income tax purposes, in a manner chosen by Aimco OP such that the contributing partner is charged with and must recognize the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. As a result of such special allocations, the amount of net taxable income allocated to a contributing partner is likely to exceed the amount of cash distributions, if any, to which such contributing partner is entitled.

The Aimco OP general partner could take actions that would impose tax liability on a contributing partner.  There are a variety of transactions that Aimco OP may in its sole discretion undertake following a property contribution that could cause the transferor (or its partners) to incur a tax liability without a corresponding receipt of cash. Such transactions include, but are not limited to, the sale or distribution of a particular property and a reduction in nonrecourse debt, or certain tax elections made by Aimco OP. In addition, future economic, market, legal, tax or other considerations may cause Aimco OP to dispose of the contributed property or to reduce its debt. As permitted by the Aimco OP partnership agreement, the general partner intends to make decisions in its capacity as general partner of Aimco OP so as to maximize the profitability of Aimco OP as a whole, independent of the tax effects on individual holders of OP Units.

An investor’s tax liability from OP Units could exceed the cash distributions received on such OP Units.  A holder of OP Units will be required to pay United States Federal income tax on such holder’s allocable share of Aimco OP’s income, even if such holder receives no cash distributions from Aimco OP. No assurance can be given that a holder of OP Units will receive cash distributions equal to such holder’s allocable share of taxable income from Aimco OP or equal to the tax liability to such holder resulting from that income. Further, upon the sale, exchange or redemption of any OP Units, a reduction in nonrecourse debt, or upon the special allocation at the liquidation of Aimco OP, an investor may incur a tax liability in excess of the amount of cash received.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF
APARTMENT INVESTMENT AND MANAGEMENT COMPANY

The following tables set forth Aimco’s selected summary historical financial data as of the dates and for the periods indicated. Aimco’s historical consolidated statements of income data set forth below for each of the five fiscal years in the period ended December 31, 2009 and the historical consolidated balance sheet data for each of the five fiscal year-ends in the period ended December 31, 2009, are derived from information included in Aimco’s Current Report on Form 8-K filed with the SEC on September 10, 2010. Aimco’s historical consolidated statements of income data set forth below for each of the six months ended June 30, 2010 and 2009, and the historical consolidated balance sheet data as of June 30, 2010, are derived from Aimco’s unaudited interim Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements and notes to the consolidated financial statements included in Aimco’s Current Report on Form 8-K filed with the SEC on September 10, 2010 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on July 30, 2010, which are incorporated by reference in this information statement/prospectus. See “Where You Can Find Additional Information” in this information statement/prospectus.

	For the Six Months
	Ended June 30,		For the Years Ended December 31,
	2010	2009(1)	2009(1)	2008(1)	2007(1)	2006(1)	2005(1)
	(Unaudited)
	(Dollar amounts in thousands, except per share data)

Consolidated Statements of Income:
Total revenues	$584,475	$581,447	$1,165,641	$1,213,170	$1,145,922	$1,057,177	$878,084
Total operating expenses(2)	(520,057)	(518,406)	(1,061,474)	(1,162,893)	(967,670)	(888,390)	(739,863)
Operating income(2)	64,418	63,041	104,167	50,277	178,252	168,787	138,221
Loss from continuing operations(2)	(74,296)	(79,640)	(198,765)	(120,533)	(49,071)	(44,613)	(36,797)
Income from discontinued operations, net(3)	47,366	39,440	153,965	747,535	174,577	331,635	162,149
Net (loss) income	(26,930)	(40,200)	(44,800)	627,002	125,506	287,022	125,352
Net income attributable to noncontrolling interests	(8,413)	(2,779)	(19,474)	(214,995)	(95,595)	(110,234)	(54,370)
Net income attributable to preferred stockholders	(23,050)	(24,643)	(50,566)	(53,708)	(66,016)	(81,132)	(87,948)
Net (loss) income attributable to Aimco common stockholders	(58,393)	(67,622)	(114,840)	351,314	(40,586)	93,710	(21,223)
Earnings (loss) per common share — basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.74)	$(0.72)	$(1.74)	$(2.14)	$(1.41)	$(1.48)	$(1.33)
Net (loss) income attributable to Aimco common stockholders	$(0.50)	$(0.60)	$(1.00)	$3.96	$(0.43)	$0.98	$(0.23)
Consolidated Balance Sheets:
Real estate, net of accumulated depreciation	$6,810,113	—	$6,861,247	$7,021,643	$6,797,518	$6,334,853	$5,639,155
Total assets	7,707,801	—	7,906,468	9,441,870	10,617,681	10,292,587	10,019,160
Total indebtedness	5,643,911	—	5,602,216	5,984,016	5,599,523	4,905,622	4,243,381
Total equity	1,453,319	—	1,534,703	1,646,749	2,048,546	2,650,182	3,060,969
Other Information:
Dividends declared per common share	$$0.10	$0.10	$0.40	$7.48	$4.31	$2.40	$3.00
Total consolidated properties (end of period)	427	485	426	514	657	703	619
Total consolidated apartment units (end of period)	94,506	111,054	95,202	117,719	153,758	162,432	158,548
Total unconsolidated properties (end of period)	59	82	77	85	94	102	264
Total unconsolidated apartment units (end of period)	6,943	8,915	8,478	9,613	10,878	11,791	35,269
Units managed (end of period)(4)	26,175	32,241	31,974	35,475	38,404	42,190	46,667

(1)	Certain reclassifications have been made to conform to the June 30, 2010 financial statement presentation, including retroactive adjustments to reflect additional properties sold or classified as held for sale as of June 30, 2010, as discontinued operations (see Note 3 to the condensed consolidated financial statements in “Item 1 — Financial Statements” in Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, and Note 13 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” in Aimco OP’s Current Report on Form 8-K, filed with the SEC on September 10, 2010, which are incorporated by reference in this information statement/prospectus.).

(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets, which is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aimco’s Current Report on Form 8-K filed with the SEC on September 10, 2010, which is incorporated by reference in this information statement/prospectus.

(3)	Income from discontinued operations for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 includes $221.8 million, $800.3 million, $117.6 million, $337.1 million and $162.7 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2009, 2008 and 2007 is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aimco’s Current Report on Form 8-K filed with the SEC on September 10, 2010, which is incorporated by reference in this information statement/prospectus.

(4)	Units managed represents units in properties for which Aimco provides asset management services only, although in certain cases Aimco may indirectly own generally less than one percent of the economic interest in such properties through a partnership syndication or other fund.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF AIMCO PROPERTIES, L.P.

The following table sets forth Aimco OP’s selected summary historical financial data as of the dates and for the periods indicated. Aimco OP’s historical consolidated statements of income data set forth below for each of the five fiscal years in the period ended December 31, 2009 and the historical consolidated balance sheet data for each of the five fiscal year-ends in the period ended December 31, 2009, are derived from information included in Aimco OP’s Current Report on Form 8-K filed with the SEC on September 10, 2010. Aimco OP’s historical consolidated statements of income data set forth below for each of the six months ended June 30, 2010 and 2009, and the historical consolidated balance sheet data as of June 30, 2010, are derived from Aimco OP’s unaudited interim Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements included in Aimco OP’s Current Report on Form 8-K filed with the SEC on September 10, 2010, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on July 30, 2010, which are incorporated by reference in this information statement/prospectus. See “Where You Can Find Additional Information” in this information statement/prospectus.

	For the Six Months
	Ended June 30,		For the Years Ended December 31,
	2010	2009(1)	2009(1)	2008(1)	2007(1)	2006(1)	2005(1)
	(Unaudited)
	(Dollar amounts in thousands, except per unit data)

Consolidated Statements of Income:
Total revenues	$584,475	$581,447	$1,165,641	$1,213,170	$1,145,922	$1,057,177	$878,084
Total operating expenses(2)	(520,057)	(518,406)	(1,061,474)	(1,162,893)	(967,670)	(888,390)	(739,863)
Operating income(2)	64,418	63,041	104,167	50,277	178,252	168,787	138,221
Loss from continuing operations(2)	(73,870)	(79,232)	(197,945)	(119,747)	(48,322)	(41,653)	(32,339)
Income from discontinued operations, net(3)	47,366	39,440	153,965	747,535	174,577	331,635	162,149
Net (loss) income	(26,504)	(39,792)	(43,980)	627,788	126,255	289,982	129,810
Net income attributable to noncontrolling interests	(9,418)	(5,411)	(22,442)	(155,749)	(92,138)	(92,917)	(49,064)
Net income attributable to preferred unitholders	(26,426)	(27,458)	(56,854)	(61,354)	(73,144)	(90,527)	(98,946)
Net (loss) income attributable to the Partnership’s common unitholders	(62,348)	(72,661)	(123,276)	403,700	(43,508)	104,592	(22,458)
Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.74)	$(0.72)	$(1.75)	$(1.99)	$(1.40)	$(1.47)	$(1.32)
Net (loss) income attributable to the Partnership’s common unitholders	$(0.50)	$(0.60)	$(1.00)	$4.11	$(0.42)	$0.99	$(0.21)
Consolidated Balance Sheets:
Real estate, net of accumulated depreciation	$6,810,618	—	$6,861,752	$7,022,148	$6,798,023	$6,335,358	$5,639,660
Total assets	7,723,898	—	7,922,139	9,456,721	10,631,746	10,305,903	10,031,761
Total indebtedness	5,643,911	—	5,602,216	5,984,016	5,599,523	4,905,622	4,243,381
Total partners’ capital	1,469,416	—	1,550,374	1,661,600	2,152,326	2,753,617	3,164,111
Other Information:
Distributions declared per common unit	$0.10	$0.10	$0.40	$7.48	$4.31	$2.40	$3.00
Total consolidated properties (end of period)	427	485	426	514	657	703	619
Total consolidated apartment units (end of period)	94,506	111,054	95,202	117,719	153,758	162,432	158,548
Total unconsolidated properties (end of period)	59	82	77	85	94	102	264
Total unconsolidated apartment units (end of period)	6,943	8,915	8,478	9,613	10,878	11,791	35,269
Units managed (end of period)(4)	26,175	32,241	31,974	35,475	38,404	42,190	46,667

(1)	Certain reclassifications have been made to conform to the June 30, 2010 financial statement presentation, including retroactive adjustments to reflect additional properties sold or classified as held for sale as of March 31, 2010, as discontinued operations (see Note 3 to the condensed consolidated financial statements in “Item 1 — Financial Statements” in Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, and Note 13 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” in Aimco OP’s Current Report on Form 8-K, filed with the SEC on September 10, 2010, which are incorporated by reference in this information statement/prospectus.).

(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets, which is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aimco OP’s Current Report on Form 8-K, filed with the SEC on September 10, 2010, which is incorporated by reference in this information statement/prospectus.

(3)	Income from discontinued operations for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 includes $221.8 million, $800.3 million, $117.6 million, $337.1 million and $162.7 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2009, 2008 and 2007 is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aimco OP’s Current Report on Form 8-K, filed with the SEC on September 10, 2010, which is incorporated by reference in this information statement/prospectus.

(4)	Units managed represents units in properties for which Aimco OP provides asset management services only, although in certain cases Aimco OP may indirectly own generally less than one percent of the economic interest in such properties through a partnership syndication or other fund.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF SHELTER

The following table sets forth Shelter’s selected summary historical financial data as of the dates and for the periods indicated. Shelter’s historical statements of income and cash flow data set forth below for each of the two fiscal years in the period ended December 31, 2009 and the historical balance sheet data as of December 31, 2009 and 2008, are derived from Shelter’s financial statements included in Shelter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Shelter’s historical statements of income and cash flow data set forth below for each of the six months ended June 30, 2010 and 2009, and the historical balance sheet data as of June 30, 2010, are derived from Shelter’s unaudited interim Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the financial statements and notes to the financial statements for the fiscal year ended December 31, 2009 included in Shelter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 29, 2010 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 filed with the SEC on August 13, 2010, which are attached to this information statement/prospectus. See “Where You Can Find Additional Information” in this information statement/prospectus.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2010	2009	2009	2008
	(Unaudited)
	(Dollar amounts in thousands, except per unit data)

Statements of Income:
Total Revenues	$4,912	$5,003	$10,012	$9,785
Loss from Continuing Operations	(3,279)	(3,938)	(7,490)	(8,151)
Net Loss	(3,279)	(3,938)	(7,490)	(8,151)
Loss from Continuing Operations per unit	(64.92)	(77.98)	(148.31)	(161.40)
Net Loss per limited partnership unit	(64.92)	(77.98)	(148.31)	(161.40)
Distributions per limited partnership unit	—	—	—	—
Deficit of earnings to fixed charges	(3,279)	(3,940)	(7,496)	(8,165)
Balance Sheet Data:
Cash and Cash Equivalents	71	158	218	142
Real Estate, Net of Accumulated Depreciation	28,260	34,046	31,088	37,572
Total Assets	29,437	35,450	32,263	38,844
Mortgage Notes Payable	37,587	38,502	38,050	38,943
Due to Affiliates	25,685	23,726	25,018	22,164
General Partners’ Deficit	(143)	(74)	(110)	(35)
Limited Partners’ Deficit	(34,815)	(28,053)	(31,569)	(24,154)
Total Partners’ Deficit	(34,958)	(28,127)	(31,679)	(24,189)
Total Distributions	—	—	—	—
Book value per limited partnership unit	(696.37)	(561.12)	(631.44)	(483.13)
Cash Flow Data:
Net (decrease) increase in cash and cash equivalents	(147)	16	76	(15)
Net cash provided by operating activities	1,141	1,305	2,096	246

COMPARATIVE PER SHARE DATA

Aimco common stock trades on the NYSE under the symbol “AIV.” The OP Units are not listed on any securities exchange and do not trade in an active secondary market. However, as described below, the trading price of Aimco common stock is considered a reasonable estimate of the fair market value of an OP Unit.

The OP Units are not listed on any securities exchange nor do they trade in an active secondary market. However, after a one-year holding period, OP Units are redeemable for shares of Aimco common stock (on a one-for-one basis) or cash equal to the value of such shares, as Aimco elects. As a result, the trading price of Aimco common stock is considered a reasonable estimate of the fair market value of an OP Unit. The number of OP Units offered in the merger with respect to each Limited Partnership Unit was calculated by dividing the per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger. The closing price of Aimco common stock as reported on the NYSE on October 20, 2010 was $23.27.

The Limited Partnership Units are not listed on any securities exchange nor do they trade in an active secondary market. The per unit cash merger consideration payable to each holder of Limited Partnership Units is greater than Shelter GP’s estimate of the proceeds that would be available for distribution to limited partners of Shelter if its property was sold at a price equal to its appraised value.

The following tables summarize the historical per share information for Aimco, Aimco OP and Shelter for the periods indicated:

	Six Months Ended	Fiscal Year Ended
	June 30,	December 31,
	2010	2009	2008	2007

Cash dividends declared per share/unit
Aimco Common Stock	$0.10	$0.40	$2.40	$2.40
Aimco OP Units	$0.10	$0.40	$2.40	$2.40
Shelter Limited Partnership Units	—	—	—	—
Loss per common share/unit from continuing operations
Aimco Common Stock	$(0.74)	$(1.74)	$(2.14)	$(1.41)
Aimco OP Units	$(0.74)	$(1.75)	$(1.99)	$(1.40)
Shelter Limited Partnership Units	$(64.92)	$(148.31)	$(161.40)	$(150.94)

	June 30, 2010	December 31, 2009

Book value per share/unit
Aimco Common Stock(1)	$9.74	$10.64
Aimco OP Units(2)	8.99	9.88
Shelter Limited Partnership Units(3)	(696.37)	(631.44)

(1)	Based on 117.0 million and 116.5 millions shares of common stock outstanding at June 30, 2010 and December 31, 2009, respectively.

(2)	Based on 125.4 million and 124.9 million common OP Units and equivalents outstanding at June 30, 2010 and December 31, 2009, respectively.

(3)	Based on 49,995 Limited Partnership Units outstanding at June 30, 2010 and December 31, 2009.

INFORMATION ABOUT THE AIMCO ENTITIES

Aimco is a Maryland corporation incorporated on January 10, 1994. Aimco is a self-administered and self-managed real estate investment trust, or REIT, focused on the ownership and management of quality apartment communities located in the 20 largest markets in the United States (as measured by total market capitalization, which is the total market value of institutional-grade apartment properties in a particular market). Aimco upgrades the quality of its portfolio through the sale of communities with rents below average market rents and the reinvestment of capital within these 20 target markets through redevelopment and acquisitions. Aimco’s apartment properties are generally financed with property-level, non-recourse, long-dated, fixed-rate, amortizing debt. Aimco’s common stock is listed and traded on the NYSE under the symbol “AIV.” As of June 30, 2010, Aimco owned or managed 817 apartment properties containing 129,350 units located in 43 states, the District of Columbia and Puerto Rico. Aimco is one of the largest owners and operators of apartment properties in the United States.

As of June 30, 2010, Aimco:

•	owned an equity interest in 232 conventional real estate properties with 71,909 units;

•	owned an equity interest in 254 affordable real estate properties with 29,540 units; and

•	provided services for or managed 27,901 units in 331 properties, primarily pursuant to long-term asset management agreements. In certain cases, Aimco may indirectly own generally less than one percent of the operations of such properties through a syndication or other fund.

Of these properties, Aimco consolidated 230 conventional properties with 70,605 units and 197 affordable properties with 23,901 units.

Through its wholly-owned subsidiaries, AIMCO-GP, Inc., the general partner of Aimco OP, and AIMCO-LP Trust, Aimco owns a majority of the ownership interests in Aimco OP. As of June 30, 2010, Aimco held approximately 93% of the common partnership units and equivalents of Aimco OP. Aimco conducts substantially all of its business and owns substantially all of its assets through Aimco OP. Interests in Aimco OP that are held by limited partners other than Aimco include partnership common units or OP Units, partnership preferred units and high performance partnership units, or HPUs. Aimco OP’s income is allocated to holders of OP Units and equivalents based on the weighted average number of OP Units and equivalents outstanding during the period. The holders of the OP Units receive distributions, prorated from the date of issuance, in an amount equivalent to the dividends paid to holders of Aimco common stock. Holders of OP Units may redeem such units for cash or, at Aimco OP’s option, Aimco common stock. Partnership preferred units entitle the holders thereof to a preference with respect to distributions or upon liquidation. At June 30, 2010, after elimination of shares held by consolidated subsidiaries, 117,039,659 shares of Aimco common stock were outstanding and Aimco OP had 8,330,534 OP Units and equivalents outstanding for a combined total of 125,370,193 shares of Aimco common stock and Aimco OP Units outstanding (excluding partnership preferred units).

Through its wholly owned subsidiary, AIMCO/IPT, Inc., a Delaware corporation, Aimco owns all of the outstanding common stock of Shelter GP, the corporate general partner of Shelter.

AIMCO/IPT, Inc. holds a 70% interest in AIMCO IPLP, L.P. as its general partner. AIMCO/IPT, Inc. and AIMCO IPLP, L.P. share voting and dispositive power over 19,737 Limited Partnership Units, or approximately 39.48% of the outstanding Limited Partnership Units. AIMCO IPLP, L.P. also owns 100% of Cooper River Properties, L.L.C., which owns 3,685 Limited Partnership Units or approximately 7.37% of Shelter’s outstanding Limited Partnership Units.

AIMCO Shelter Merger Sub LLC, or the Aimco Subsidiary, is a South Carolina limited liability company formed on September 30, 2010, for the purpose of consummating the merger with Shelter. The Aimco Subsidiary is a direct wholly-owned subsidiary of Aimco OP. The Aimco Subsidiary has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

The names, positions and business addresses of the directors and executive officers of Aimco, Aimco OP, AIMCO-GP, Inc., AIMCO/IPT, Inc. and the Aimco Subsidiary, as well as a biographical summary of the experience of such persons for the past five years or more, are set forth on Annex C attached hereto and are incorporated in this information statement/prospectus by reference. Neither AIMCO IPLP, L.P. nor Cooper River Properties, L.L.C. have directors or executive officers. During the last five years, none of Aimco, Aimco-GP, AIMCO/IPT, Inc., AIMCO IPLP, L.P., Cooper River Properties, L.L.C., Aimco OP, Shelter or Shelter GP nor, to the best of their knowledge, any of the persons listed in Annex C of this information statement/prospectus (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of or prohibiting activities subject to federal or state securities laws or finding any violation with respect to such laws. Additional information about Aimco and Aimco OP is included in documents incorporated by reference into this information statement/prospectus. See “Where You Can Find Additional Information.”

The following chart represents the organizational structure of the Aimco Entities:

INFORMATION ABOUT SHELTER

Shelter is a South Carolina limited partnership formed on August 21, 1981. The general partner responsible for management of Shelter’s business is Shelter GP. Shelter GP is a subsidiary of Aimco. The other general partner is Mr. Barton Tuck, an individual who has executed a power of attorney in favor of Aimco OP, an affiliate of Shelter GP and Aimco, giving Aimco OP control over the individual general partner interest in Shelter. Shelter’s partnership agreement provides that Shelter is to terminate on December 31, 2022 unless terminated earlier in accordance with the terms of the partnership agreement.

Commencing June 8, 1982, Shelter offered pursuant to a Registration Statement filed with the Securities and Exchange Commission, or the SEC, up to 49,900 Limited Partnership Units at a purchase price of $1,000 per Limited Partnership Unit. Shelter GP purchased an additional 100 Limited Partnership Units. The offering terminated on December 15, 1982. Upon termination of the offering, Shelter had accepted subscriptions for 50,000 Limited Partnership Units, including 100 Limited Partnership Units purchased by Shelter GP, for an aggregate of $50,000,000.

Shelter invested approximately $38,000,000 of the proceeds in five apartment properties. As of March 31, 2006, Shelter had sold all but one of these five properties. Shelter continues to hold and operate the one remaining apartment property, Baymeadows Apartments, or the property, a 904 unit apartment project located in Jacksonville, Florida. Since its initial offering, Shelter has not received, nor are limited partners required to make, additional capital contributions.

Shelter’s primary business and only industry segment is real estate related operations. Shelter GP is vested with full authority as to the general management and supervision of the business and affairs of Shelter. Limited partners have no right to participate in the management or conduct of such business and affairs. An affiliate of the Shelter GP provides day-to-day property management services at the property, as Shelter has no employees.

The average annual rental rates for each of the five years ended December 31, 2009 for the property are as follows:

Average Annual Rental Rates
2009	2008	2007	2006	2005

$10,410/unit	$11,028/unit	$10,783/unit	$10,035/unit	$9,416/unit

The average occupancy for each of the five years ended December 31, 2009 and for the six months ended June 30, 2010 and 2009 for the property is as follows:

Average Occupancy
For the Six Months
Ended June 30,		For the Years Ended December 31,
2010	2009	2009	2008	2007	2006	2005

95%	93%	94%	90%	83%	69%	75%

Shelter GP attributes the increase in occupancy from the years ended December 31, 2006 and 2005 to a redevelopment project at the property during those years. At December 31, 2006 and 2005, approximately 25 and 111 units, respectively, were unavailable for rent due to the project. At December 31, 2007, all of the property’s units were available for rent. Shelter GP attributes the more recent increase in occupancy to competitive pricing efforts.

The real estate industry is highly competitive. The property is subject to competition from other residential apartment complexes. Shelter GP believes that the property is adequately insured. The property leases apartments for terms of one year or less. No tenant leases 10% or more of the available rental space. The property is in good physical condition, subject to normal depreciation and deterioration as is typical for assets of this type and age.

Shelter completed a redevelopment project in order to become more competitive with other properties in the area in an effort to increase occupancy and rental rates at the property. The redevelopment began during 2005 and was completed during the first quarter of 2008 at a total cost of approximately $33,852,000. The redevelopment consisted of major landscaping, interior and exterior improvements, the addition of detached garages and upgrades to the pool area. The project was funded by partnership reserves and loans from Aimco OP.

During the year ended December 31, 2009, Shelter completed approximately $1,795,000 of capital improvements at the property, which consisted primarily of roof replacement, swimming pool resurfacing, exterior painting, water heater and floor covering replacements and construction related to damage caused primarily by Tropical Storm Fay and other severe storms. These improvements were funded from operating cash flow, insurance proceeds and loans from Aimco OP. During the year ended December 31, 2005, a project was approved to add 288 new apartment units at the property at a total estimated cost of approximately $26,953,000, of which approximately $257,000 was incurred as of December 31, 2005. The project to add the additional 288 units was on hold as Shelter GP was informed by the city of Jacksonville that it would not allow permits for new units in the area until litigation that was unrelated to Shelter and Baymeadows Apartments was resolved. During the fourth quarter of 2009, Shelter cancelled the proposed project and wrote off approximately $257,000 of costs.

During the six months ended June 30, 2010, Shelter completed approximately $907,000 of capital improvements at the property, which consisted primarily of major landscaping, electrical upgrades, plumbing fixtures, appliance, water heater and floor covering replacements and construction related to the casualty discussed below. These improvements were funded from operating cash flow, insurance proceeds and loans from Aimco OP.

In January 2010, the property suffered damage as a result of a fire which damaged four units. The estimated cost, at June 30, 2010, to repair the damage is approximately $129,000 including approximately $10,000 of clean-up costs. During the six months ended June 30, 2010, Shelter received initial insurance proceeds of approximately $107,000, which included approximately $10,000 for clean-up costs. Shelter anticipates receiving additional insurance proceeds related to this casualty during 2010.

Shelter regularly evaluates the capital improvement needs of the property. While Shelter has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during the remainder of 2010, including approximately $225,000 for electrical breakers. These capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property. Capital expenditures will be incurred only if cash is available from operations, partnership reserves or loans from Aimco OP, although Aimco OP is not obligated to make such loans and has indicated an unwillingness to make such loans. To the extent that capital improvements are completed, Shelter’s distributable cash flow, if any, may be adversely affected at least in the short term.

The following table sets forth certain information relating to the mortgage encumbering the property at June 30, 2010.

	Principal,				Principal
	Balance at				Balance
	June 30,	Interest	Period	Maturity	Due at
	2010	Rate(1)	Amortized	Date	Maturity(2)
	(In thousands)				(In thousands)

1st mortgage	$37,587	4.87%	360 months	9/05/2012	$35,445

(1)	Fixed rate mortgage.

(2)	See “Note B — Mortgage Note Payable’ to the financial statements included in “Item 8. Financial Statements and Supplementary Data’ in Shelter’s Annual Report on Form 10-K for the year ended December 31, 2009 attached to this information statement/prospectus as Annex D for information with respect to other specific details about the mortgage.

Distributions to Limited Partners

Other than the general partner interest held by Shelter GP and the individual general partner interest, which is beneficially owned by Aimco OP, Shelter presently has only Limited Partnership Units issued and outstanding. The Limited Partnership Units are entitled to allocations of profit and loss, and distributions. As of October 20, 2010, there were 49,995 Limited Partnership Units outstanding, and Aimco OP and its affiliates owned 36,650, or approximately 73.31%, of those units.

There were no distributions to the partners during the six months ended June 30, 2010 or during the years ended December 31, 2009 and 2008. Future cash distributions will depend on the levels of net cash generated from operations, the timing of debt maturities, property sales and refinancings. Shelter’s cash available for distribution is reviewed on a monthly basis.

Certain Relationships and Related Transactions

Shelter has no employees and depends on Shelter GP and its affiliates for the management and administration of all partnership activities. The Shelter partnership agreement provides for certain payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of Shelter.

Affiliates of Shelter GP receive 5% of gross receipts from Shelter’s property as compensation for providing property management services. Shelter paid to these affiliates approximately $239,000 and $244,000 for the six months ended June 30, 2010 and 2009, respectively, and $488,000 and $480,000 for the years ended December 31, 2009 and 2008, respectively.

An affiliate of Shelter GP charged Shelter for reimbursement of accountable administrative expenses amounting to approximately $135,000 and $309,000 for the six months ended June 30, 2010 and 2009, respectively, and $416,000 and $856,000 for the years ended December 31, 2009 and 2008, respectively. These reimbursements were primarily for expenses related to construction management services provided by an affiliate of Shelter GP. At June 30, 2010, the partnership owed approximately $643,000 for accountable administrative expenses.

Aimco OP loaned Shelter approximately $250,000 and $1,230,000 during the six months ended June 30, 2010 and 2009, respectively, and approximately $2,055,000 and $4,876,000 for the years ended December 31, 2009 and 2008, respectively, to fund capital improvements, including the redevelopment during 2008, and operations at the property. The interest rates on outstanding loans at June 30, 2010 ranged from 5.25% to 9.60%. Interest expense was approximately $645,000 and $612,000 for the six months ended June 30, 2010 and 2009, respectively, and $1,245,000 and $1,335,000 for the years ended December 31, 2009 and 2008, respectively. Shelter repaid approximately $290,000 and $339,000 for the six months ended June 30, 2010 and 2009, respectively, and $560,000 for the year ended December 31, 2009, of loans and accrued interest. Shelter made no such payments during the year ended December 31, 2008. At June 30, 2010, the total loans and accrued interest due to Aimco OP was approximately $25,042,000. Subsequent to June 30, 2010, Shelter repaid approximately $250,000 of accrued interest, which is reflected in the calculation of value to the limited partners of Shelter included in this information statement/prospectus. For more information on Aimco OP, including copies of its audited balance sheet, please see its reports filed with the SEC.

Shelter insures its property up to certain limits through coverage provided by Aimco, which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. Shelter insures its property above the Aimco limits through insurance policies obtained by Aimco from insurers unaffiliated with Shelter GP or Aimco. During the six months ended June 30, 2010, Shelter was charged by Aimco and its affiliates approximately $233,000 for insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by Shelter during 2010 as other insurance policies renew later in the year. Shelter was charged by Aimco and its affiliates approximately $225,000 and $235,000 for insurance coverage and fees associated with policy claims administration during the years ended December 31, 2009 and 2008, respectively.

In addition to its indirect ownership of the general partner interest and beneficial ownership of the individual general partner interest in Shelter, Aimco and its affiliates own 36,650 Limited Partnership Units representing 73.31% of the outstanding Limited Partnership Units. A number of these Limited Partnership Units were acquired pursuant to tender offers made by Aimco or its affiliates. Pursuant to the Shelter partnership agreement, limited partners holding a majority of the Limited Partnership Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Shelter partnership agreement and voting to remove Shelter GP. As a result of its ownership of 73.31% of the outstanding Limited Partnership Units, Aimco and its affiliates are in a position to control all such voting decisions with respect to Shelter. Although Shelter GP owes fiduciary duties to the limited partners of Shelter, Shelter GP also owes fiduciary duties to Aimco as its sole stockholder. As a result, the duties of Shelter GP, as corporate general partner, to Shelter and its limited partners may come into conflict with the duties of Shelter GP to Aimco as its sole stockholder.

Directors, Executive Officers and Corporate Governance

Shelter does not have any directors or executive officers of its own. The names and ages of, as well as the positions and offices held by, the present directors and officers of Shelter GP, as of October 20, 2010, are set forth in Annex C to this information statement/prospectus. One or more of those persons are also directors and/or officers of a general partner (or general partner of a general partner) of limited partnerships which either have a class of securities registered pursuant to Section 12(g) of the Exchange Act or are subject to the reporting requirements of Section 15(d) of the Exchange Act. Further, one or more of those persons are also officers of Aimco and the general partner of Aimco OP, entities that have a class of securities registered pursuant to Section 12(g) of the Exchange Act, or are subject to the reporting requirements of Section 15(d) of the Exchange Act. There are no family relationships between or among any officers or directors. None of the directors or officers of Shelter GP received remuneration from Shelter during the year ended December 31, 2009 or during the six months ended June 30, 2010.

The board of directors of Shelter GP does not have a separate audit committee. As such, the board of directors of Shelter GP fulfills the functions of an audit committee. The board of directors has determined that Steven D. Cordes meets the requirement of an “audit committee financial expert.”

The directors and officers of Shelter GP, which have authority over Shelter GP and, indirectly, Shelter, are all employees of subsidiaries of Aimco. Aimco has adopted a code of ethics that applies to such directors and officers that is posted on Aimco’s website (www.aimco.com). Aimco’s website is not incorporated by reference to this filing.

Security Ownership of Certain Beneficial Owners and Management

Shelter GP and an individual who has executed a power of attorney in favor of Aimco OP for the control of his individual general partner interest in Shelter are the general partners of Shelter. Together they own 1% of the total interest in Shelter, with Shelter GP holding 0.6% and the individual general partner holding 0.4%. Shelter has no directors or executive officers of its own. Shelter GP is a South Carolina corporation, which is indirectly owned by Aimco. None of Shelter GP or any of the directors or executive officers of Shelter GP, owns any of the limited partnership interests of Shelter. The following tables sets forth certain information as of October 20, 2010 with respect to the ownership by any person (including any “group,” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of the units of limited partnership interest of Shelter.

	Approximate		Approximate
	Number of Limited		Percent of
Entity Name and Address	Partnership Units		Class

Apartment Investment and Management Company (1) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	36,650	(2)	73.31%
AIMCO-GP, Inc.(1) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	36,650	(2)	73.31%
AIMCO Properties, L.P.(1) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	36,650	(2)	73.31%
AIMCO IPLP, L.P.(3) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	19,737	(4)	39.48%
AIMCO/IPT, Inc.(3) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	19,737	(4)	39.48%
Cooper River Properties, L.L.C. (5) 4582 South Ulster Street Parkway, Suite 1100 Denver, CO 80237	3,685		7.37%

(1)	AIMCO-GP, Inc., a Delaware corporation, is the sole general partner of AIMCO Properties, L.P., and owns approximately a 1% general partner interest in AIMCO Properties, L.P. AIMCO-GP, Inc. is wholly owned by Apartment Investment and Management Company. As of October 20, 2010, AIMCO-LP Trust, a Delaware trust wholly owned by Apartment Investment and Management Company, owns approximately a 92% interest in the OP Units and equivalents of AIMCO Properties, L.P.

(2)	AIMCO Properties, L.P., AIMCO-GP, Inc. and Apartment Investment and Management Company share voting and dispositive power over 36,650 Limited Partnership Units, representing approximately 73.31% of the units. AIMCO-GP, Inc. holds its Limited Partnership Units, directly or indirectly, as nominee for AIMCO Properties, L.P. and so AIMCO Properties, L.P. may be deemed the beneficial owner of the Limited Partnership Units held by AIMCO-GP, Inc. Apartment Investment and Management Company may be deemed the beneficial owner of the Limited Partnership Units held by AIMCO Properties, L.P. and AIMCO-GP, Inc. by virtue of its indirect ownership or control of these entities.

(3)	AIMCO/IPT, Inc. is wholly owned by Apartment Investment and Management Company and holds a 70.0% interest in AIMCO IPLP, L.P. as its general partner. AIMCO Properties, L.P. holds a 30% interest in AIMCO IPLP as the limited partner.

(4)	AIMCO IPLP, L.P. and AIMCO/IPT, Inc. share voting and dispositive power over 19,737 Limited Partnership Units, representing approximately 39.48% of the class.

(5)	AIMCO IPLP, L.P. owns 100% of Cooper River Properties, L.L.C.

Additional Information

For additional information about Shelter and its property and operating data related to its property, see Shelter’s Annual Report on Form 10-K for the year ended December 31, 2009, attached hereto as Annex D and Shelter’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, attached hereto as Annex E.

THE MERGER

Background and Reasons for the Merger

On March 10, 2010, Mr. Terry Considine, Chairman and Chief Executive Officer of Aimco, and Mr. Derek McCandless, Senior Vice President, Assistant General Counsel and Assistant Secretary of Aimco and Shelter GP met to discuss strategic alternatives for Shelter. During this meeting, they considered the costs of maintaining Shelter’s current ownership structure, including audit, tax and SEC filing costs, given Aimco OP’s ownership of 73.31% of the Limited Partnership Units and the sizeable outstanding debt owed to Aimco OP. Messrs. Considine and McCandless noted that Shelter owed approximately $25,018,000 to Aimco OP, as of December 31, 2009, and that Shelter had recognized a loss during each of the years ending December 31, 2009, 2008 and 2007. In light of the amounts already then owed to Aimco OP and Shelter’s ongoing losses, Messrs. Considine and McCandless concluded that additional loans from Aimco OP would be unlikely.

Also during this meeting, Messrs. Considine and McCandless noted that the indebtedness secured by a mortgage on the property matures in September of 2012, at which time a balloon payment of approximately $35,445,000 is due, and that, as a result, Shelter would either need to refinance this indebtedness or sell the property in advance of the maturity date. Messrs. Considine and McCandless agreed that while a refinancing could potentially repay the outstanding mortgage debt owed by Shelter, it would repay little, if any, of the outstanding loans made to Shelter by Aimco OP. After considering all of these factors, Messrs Considine and McCandless agreed to explore the possibility of Aimco OP acquiring the property through a transaction that would provide the unaffiliated limited partners with the opportunity to defer tax gain through an exchange of Shelter Limited Partnership Units for Aimco OP units.

During March and April of 2010, Mr. McCandless sought advice from outside legal and tax counsel to determine whether a transaction would be feasible that would result in Aimco OP’s ownership of the property while also providing potential tax deferral to limited partners that are unaffiliated with Aimco OP. At the same time, he spoke with appraisers regarding the possibility of appraising the property for purposes of evaluating a potential transaction with Aimco OP. Shelter GP engaged CRA on April 13, 2010 to appraise the property.

CRA delivered the appraisal on June 3, 2010, pursuant to which it valued the property at $56.6 million. Over the following weeks, Mr. John Bezzant, Senior Vice President — Transactions of Aimco and a Director and Senior Vice President of Shelter GP, and Mr. Nikhil Venkatesh, Vice President — Portfolio Strategy of Aimco and Vice President of Shelter GP, reviewed the appraisal report and discussed both CRA’s assumptions and its valuation of the property, and determined that the CRA’s assumptions were reasonable and the valuation appropriate. As part of their review, they considered the fiduciary duties owed by Shelter GP to unaffiliated limited partners, as well as the property’s appraised worth, the amount of indebtedness secured by the property, which at June 30, 2010 was approximately $37.6 million, and other indebtedness of Shelter, which at June 30, 2010 was approximately $25.7 million.

Due to the value of the property relative to its debt, Messrs Bezzant and McCandless agreed that the property would likely not be sold at a price sufficient to satisfy the remaining liabilities of Shelter in advance of the maturity date of the loan encumbering the property. As a result, none of the sale proceeds would be available for distribution to Shelter’s limited partners. The two also concluded that neither refinancing the mortgage indebtedness on the property nor obtaining additional debt financing from independent third party sources was likely to repay the current mortgage debt and the loans from Aimco OP.

On October 8, 2010, the board of directors of Shelter GP considered the proposed merger. The board decided to approve and effect a transaction with Aimco OP that would give Aimco OP ownership of Shelter and, indirectly, its property. The board of directors also decided to approve an amendment to the partnership agreement pursuant to which a majority of the Limited Partnership Units, rather than all limited partners, would be required to approve the merger. Shelter GP and the Aimco Entities considered a number of possible alternatives to the proposed merger with the Aimco Subsidiary, as described in greater detail below. However, Shelter GP and the Aimco Entities ultimately determined that the proposed merger with the Aimco Subsidiary is in the best interests of Shelter and its unaffiliated limited partners.

Amendment of Partnership Agreement

Prior to entering into the proposed merger agreement, Shelter’s partnership agreement will be amended to provide that a majority in interest of the Limited Partnership Units may approve business combination transactions involving Shelter, including the merger contemplated by the proposed merger agreement. The proposed amendment to Shelter’s partnership agreement is included in this information statement/prospectus as Annex F.

Determination of Merger Consideration

In the merger, each Limited Partnership Unit outstanding immediately prior to consummation of the merger will be converted into the right to receive, at the election of the holder of such Limited Partnership Unit, either $4.50 in cash or equivalent value in Aimco OP Units, except in those jurisdictions where the law prohibits the offer of OP Units in this transaction (or registration would be prohibitively costly). Because Aimco indirectly owns Shelter GP, the merger consideration has not been determined in an arm’s-length negotiation. In order to arrive at a fair consideration, CRA, an independent real estate appraisal firm, was engaged to perform a complete appraisal of the property. For more detailed information about the independent appraiser’s determination of the estimated values of the property, see “The Merger — The Appraisal.”

Using CRA’s appraised value of $56.6 million for the property, Shelter GP calculated the value of the equity of Shelter by adding the property’s appraised value to the value of the non-real estate assets of Shelter and deducting Shelter’s liabilities and certain other costs, including an estimate for expenses that would be incurred prior to the merger but payable after the merger. Because the liabilities attributable to Shelter and the property (including mortgage debt and amounts owed to affiliates of Shelter GP) exceed the appraised value of the property and the value of other partnership assets, Shelter GP determined that Shelter had an equity value of zero. Thus, if the property was sold at its appraised value and Shelter was dissolved and wound-up in accordance with applicable law and its partnership agreement, all net proceeds would be distributed in satisfaction of Shelter’s liabilities and none would be available for distribution to limited partners. Nevertheless, Aimco and Shelter GP determined that unaffiliated limited partners would receive an aggregate of $60,000 in the merger. This amount was deemed sufficient to make the merger consideration to unaffiliated limited partners a non-trivial amount and facilitate their ability to exchange their Limited Partnership Units for OP Units. However, it was not so large that it would make the transaction economically undesirable for Aimco OP. In order to determine the per unit merger consideration, Shelter GP divided this amount by the number of outstanding Limited Partnership Units held by limited partners unaffiliated with Aimco OP. This calculation, which is summarized below, resulted in per unit cash merger consideration of $4.50.

Appraised value of the property	$56,600,000
Plus: Cash and cash equivalents	83,720
Plus: Other assets	643,054
Less: Mortgage debt, including accrued interest	(37,635,012)
Less: Loans from affiliates of the general partner(1)	(17,630,689)
Less: Other amounts payable to the general partner and/or affiliates	(655,523)
Less: Accounts payable and accrued expenses owed to third parties	(813,444)
Less: Other liabilities	(230,507)
Less: Estimated trailing payables	(361,600)

Net equity value	NONE

Aggregate merger consideration to unaffiliated limited partners	$60,000
Total number of Limited Partnership Units held by unaffiliated limited partners	13,345

Cash consideration per unit	$4.50

(1)	Does not include loans from affiliates of the general partner, including accrued interest, of $7,142,905.

The number of OP Units issuable with respect to each Limited Partnership Unit will be calculated by dividing the $4.50 per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger. Although there is no public market for OP Units, after a one year holding period, each OP Unit is generally redeemable for cash in an amount equal to the value of a share of Aimco common stock at the time, subject to Aimco’s right to acquire the OP Unit in exchange for one share of Aimco common stock (subject to antidilution adjustments). Therefore, the trading price of Aimco common stock is considered a reasonable estimate of the fair market value of an OP Unit. As of October 26, 2010, the average closing price of Aimco common stock over the preceding ten consecutive trading days was $23.08, which would have resulted in OP Unit consideration of 0.19 OP Units per Limited Partnership Unit.

Conflicts of Interest

Shelter GP holds the corporate general partnership interests in Shelter. It is wholly-owned by AIMCO/IPT, Inc., which in turn is wholly-owned by Aimco. Therefore, Shelter GP has a conflict of interest with respect to the merger. Shelter GP has fiduciary duties to AIMCO/IPT, Inc., Shelter GP’s sole stockholder and an affiliate of Aimco, on the one hand, and to Shelter and its limited partners, on the other hand. The duties of Shelter GP to Shelter and its limited partners conflict with the duties of Shelter GP to AIMCO/IPT, Inc., which could result in Shelter GP approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. As the corporate general partner of Shelter, Shelter GP seeks the best possible terms for Shelter’s limited partners. This conflicts with Aimco’s interest in obtaining the best possible terms for Aimco OP.

Waiver and Release and Additional Consideration

Parties to going private transactions such as the proposed merger are often subject to claims alleging that the transaction is unfair to unaffiliated security holders. Litigation in these situations can arise even if the transaction is ultimately found to be fair to the unaffiliated security holders. In order to attempt to reduce the probability of any such claims, and the related costs of defending against any such claims, Aimco OP has decided to offer unaffiliated limited partners, in addition to the merger consideration, a payment of $3.75 per Limited Partnership Unit in exchange for executing a waiver and release of potential claims the limited partner may have against the Releasees (as defined below). The amount of $3.75 per unit was determined by dividing $50,000 by the number of outstanding Limited Partnership Units held by unaffiliated limited partners. This $50,000 amount represents Aimco OP’s estimate of the value of such a release in potentially reducing its costs to defend against such claims. Unaffiliated limited partners may elect to receive the additional consideration by completing the election form, executing the waiver and release that is attached to the election form as an exhibit and returning the election form and the executed waiver and release in accordance with the instructions provided. In executing the waiver and release, the limited partner, on behalf of himself, his heirs, estate, executor, administrator, successors and assigns, will release Aimco OP and its predecessors, successors and assigns and its present and former parents, subsidiaries, affiliates, investors, insurers, reinsurers, officers, directors, employees, agents, administrators, auditors, attorneys, accountants, information and solicitation agents, investment bankers, and other representatives, including but not limited to Aimco, Shelter GP and Aimco OP (collectively, the “Releasees”), from any and all claims and causes of action, whether brought individually, on behalf of a class, or derivatively, demands, rights, or liabilities, including, but not limited to, claims for negligence, gross negligence, fraud, breach of fiduciary duty (including, but not limited to, duties of care, loyalty or candor), mismanagement, corporate waste, misrepresentation, whether intentional or negligent, misstatements and omissions to disclose, breach of contract, violations of any state or federal statutes, rules or regulations, whether known claims or unknown claims, whether past claims, present claims or future claims through and including the date of the consummation of the merger, including, but not limited to, those claims that have arisen or arise, directly or indirectly, out of or relate, directly or indirectly, to (a) the merger agreement and the transactions contemplated thereby (excluding only such unaffiliated limited partner’s rights, if any, under the merger agreement), (b) any other circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of the consummation of the merger, (c) the ownership of any limited partnership interest in Shelter, including but not limited to, any and all claims related to the management of Shelter or the property owned by Shelter (whether currently or previously), the payment of management fees or other monies to

Shelter GP and to affiliates of Shelter and prior sales of property, or (d) the purchase, acquisition, holding, sale or voting of one or more limited partnership interests in Shelter (collectively, the “Released Claims”).

The waiver and release do not apply to claims limited partners may have under the federal securities laws.

Each unaffiliated limited partner who elects to execute the waiver and release and to receive the additional cash payment will expressly waive and relinquish, to the fullest extent permitted by law and consistent with the release, the provisions, rights and benefits of Section 1542 of the Civil Code of California, or Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each unaffiliated limited partner who elects to execute the waiver and release and to receive the additional cash payment will waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, that is similar, comparable or equivalent to Section 1542. Each unaffiliated limited partner who elects to execute the waiver and release and to receive the additional cash payment will acknowledge and agree that he may later discover facts in addition to or different from those which he or she now knows or believes to be true with respect to the subject matter of the released claims, but such unaffiliated limited partner will be deemed to have fully, finally and forever settled and released any and all released claims, known or unknown, suspected or unsuspected, contingent or non-contingent, that now exist or may arise in the future through and including the date of the consummation of the merger under any theory of law or equity now existing, including, but not limited to, conduct that is negligent, intentional, with malice, or a breach of any duty, law or rule, without regard to the subsequent discovery of the existence of such different or additional facts.

Each unaffiliated limited partner who elects to execute the waiver and release and to receive the additional cash payment will agree that the release is intended to include the Released Claims discussed above, which such unaffiliated limited partner may have and which such unaffiliated limited partner does not know or suspect to exist in its favor against the Releasees and that the release extinguishes those claims. Each unaffiliated limited partner who elects to execute the waiver and release and to receive the additional cash payment will represent and warrant to the Releasees that such unaffiliated limited partner has not assigned or otherwise transferred or subrogated any interest in the Released Claims.

Future Plans for the Property

After the merger, Aimco OP will be the sole limited partner in Shelter, and will own all of the outstanding Limited Partnership Units. Shelter GP will continue to be the corporate general partner of Shelter after the merger, and Shelter’s partnership agreement in effect immediately prior to the merger will remain unchanged after the merger. Aimco OP intends to retain the Limited Partnership Units after the merger. Following completion of the merger, the Limited Partnership Units will be deregistered under the Exchange Act and Shelter’s obligation to file reports under Section 15(d) of the Exchange Act will be suspended.

After the merger, Aimco will evaluate the capital improvement needs of the property. Aimco anticipates owning and operating the property following the merger with a view towards eventually recouping amounts loaned to Shelter by Aimco OP. Aimco also anticipates making certain routine capital expenditures with respect to the property during the remainder of 2010.

Material United States Federal Income Tax Consequences of the Merger

For a discussion of the material United States federal income tax consequences of the merger, see “Material United States Federal Income Tax Matters — United States Federal Income Tax Consequences Relating to the Merger.”

Regulatory Matters

No material federal or state regulatory requirements must be satisfied or approvals obtained in connection with the merger, except (1) filing a registration statement that includes this information statement/prospectus with the SEC and obtaining the SEC’s declaration that the registration statement is effective under the Securities Act, (2) registration or qualification of the issuance of OP Units under state securities laws, and (3) filing a certificate of merger with the Secretary of State of the State of South Carolina.

Accounting Treatment of the Merger

Aimco and Aimco OP will treat the merger as a purchase of noncontrolling interests for financial accounting purposes. This means that Aimco and the Aimco OP will recognize any difference between the purchase price for these noncontrolling interests and the carrying amount of such noncontrolling interests in Aimco and Aimco OP’s consolidated financial statements as an adjustment to the amounts of consolidated equity and partners’ capital attributed to Aimco and Aimco OP, respectively.

Appraisal Rights

Limited partners are not entitled to dissenters’ appraisal rights under applicable law or Shelter’s partnership agreement in connection with the merger. However, pursuant to the terms of the proposed merger agreement, Aimco OP will provide each limited partner with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a constituent corporation in a merger under South Carolina law. These contractual appraisal rights will enable a limited partner to obtain an appraisal of the value of the limited partner’s Limited Partnership Units in connection with the proposed merger. Prosecution of these contractual appraisal rights will involve an arbitration proceeding, and the consideration paid to a limited partner after the prosecution of such contractual appraisal rights, which will take a period of time that cannot be predicted with accuracy, will be a cash payment, resulting in a taxable event to such limited partner. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this information statement/prospectus as Annex B.

Expenses and Fees and Source of Funds

The costs of planning and implementing the merger, including the cash merger consideration and the preparation of this information statement/prospectus, will be borne by Aimco OP without regard to whether the merger is effectuated. The estimated amount of these costs is approximately $472,260 (assuming all limited partners elect to receive the cash merger consideration and all limited partners unaffiliated with Aimco OP elect to receive an additional cash payment in exchange for executing a waiver and release). Aimco OP is paying for the costs of the merger with funds on hand or from drawings under its revolving credit facility. The revolving credit facility is pursuant to Aimco OP’s Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, with Bank of America, N.A. as administrative agent, swing line lender and L/C issuer. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 2.00% or, at Aimco OP’s option, a base rate equal to the Prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions.

Approvals Required

Shelter GP has determined that the proposed merger is advisable and in the best interests of Shelter and its limited partners and has approved the proposed merger and proposed merger agreement. Shelter’s partnership agreement is currently silent as to the approval required for the proposed merger and therefore, under South Carolina law, would require the approval of the proposed merger by all limited partners. However, pursuant to South Carolina law and the terms of the partnership agreement, the partnership agreement may be amended by the holders of a majority of the Limited Partnership Units. In light the substantial cost and burdens likely associated with obtaining approval from each limited partner and consistent with the corporate general partner’s determination that the proposed merger is advisable and in the best interest of Shelter and its limited partners, the holders of a majority of the Limited Partnership Units intend to amend the partnership agreement to provide that the approval by the holders of a majority of the Limited Partnership Units, rather than all limited partners, is required to approve business combination transactions, including the proposed merger. Immediately subsequent to such amendment, the holders of a majority of the Limited Partnership Units intend to approve the proposed merger agreement and merger.

As of October 20, 2010, there were issued and outstanding 49,995 Limited Partnership Units, and Aimco OP and its affiliates owned 36,650 of those units, or approximately 73.31% of the Limited Partnership Units outstanding. Aimco OP and its affiliates have indicated that they intend to take action by written consent, as permitted under the partnership agreement, to approve the amendment and subsequently, the proposed merger, on or about [ • ], 2010. As a result, approval of the merger is assured, and your consent to the merger is not required. Aimco OP has approved the proposed merger on behalf of the Aimco Subsidiary.

THE MERGER AGREEMENT

The following is a summary of the material terms of the proposed merger agreement and is qualified in its entirety by reference to the proposed merger agreement, which is attached to this information statement/prospectus as Annex A. You should read the proposed merger agreement carefully in its entirety as it is the legal document that governs this merger.

The Merger

Following the amendment of its partnership agreement, Shelter plans to enter into an agreement and plan of merger with the Aimco Subsidiary and Aimco OP. The Aimco Subsidiary is a wholly owned subsidiary of Aimco OP, and was formed for the purpose of effecting the merger with Shelter. Aimco owns Shelter’s corporate general partner, Shelter GP, and, together with its affiliates, owns a majority of Shelter’s outstanding Limited Partnership Units.

Under the proposed merger agreement, at the effective time of the merger, the Aimco Subsidiary will be merged with and into Shelter, with Shelter as the surviving entity. In the merger, each Limited Partnership Unit of Shelter outstanding immediately prior to consummation of the merger will be converted into the right to receive, at the election of the holder of such Limited Partnership Unit, either $4.50 in cash or equivalent value in Aimco OP Units (calculated by dividing $4.50 by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger); provided, however, that if Shelter GP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of Aimco OP Units in that state or other jurisdiction, then such limited partner will only be entitled to receive $4.50 in cash for each Limited Partnership Unit. Aimco OP’s interest in the Aimco Subsidiary will be converted into Shelter limited partnership units. As a result, after the merger, Aimco OP will be the sole limited partner of Shelter and will own all of the outstanding Limited Partnership Units.

The agreement of limited partnership of Shelter as in effect immediately prior to the consummation of the merger will be the agreement of limited partnership of Shelter after the merger, until thereafter amended in accordance with the provisions thereof and applicable law.

Treatment of Interests in the Merger

Shelter.  Under the proposed merger agreement, each Limited Partnership Unit of Shelter outstanding immediately prior to consummation of the merger will be converted into the right to receive, at the election of the holder of such Limited Partnership Unit, either $4.50 in cash or equivalent value in Aimco OP Units (calculated by dividing $4.50 by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the merger), except in those jurisdictions where the law prohibits the issuance of Aimco OP Units (or registration would be prohibitively costly). Shelter GP will continue to be the corporate general partner of Shelter after the proposed merger, and its current general partner interest will remain unchanged after the merger.

Aimco Subsidiary.  All membership interests in the Aimco Subsidiary immediately prior to the effective time of the proposed merger will be converted into Limited Partnership Units of Shelter after the merger.

Conditions to Obligations to Complete the Merger

None of the parties to the proposed merger agreement are required to consummate the proposed merger if any third party consent, authorization or approval that any of the parties deems necessary or desirable in connection with the proposed merger agreement, and the consummation of the transactions contemplated thereby, has not been obtained or received.

Termination of the Merger Agreement

The proposed merger agreement may be terminated and the proposed merger may be abandoned at any time prior to consummation of the merger, without liability to any party to the proposed merger agreement, by Shelter, Aimco OP or the Aimco Subsidiary, in each case, acting in its sole discretion and for any reason or for no reason, notwithstanding the approval of the merger agreement by any of the partners of Shelter or the member of the Aimco Subsidiary.

Amendment

Subject to applicable law, the merger agreement may be amended, modified or supplemented by written agreement of the parties at any time prior to the consummation of the merger with respect to any of the terms contained therein.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of South Carolina, without reference to the conflict of law provisions thereof.

Appraisal Rights

Limited partners are not entitled to dissenters’ appraisal rights under applicable law or Shelter’s partnership agreement in connection with the merger. However, pursuant to the terms of the merger agreement, Aimco OP will provide each limited partner with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a constituent corporation in a merger under South Carolina law. These contractual appraisal rights will enable a limited partner to obtain an appraisal of the value of the limited partner’s Limited Partnership Units in connection with the merger. Prosecution of these contractual appraisal rights will involve an arbitration proceeding, and the consideration paid to a limited partner after the prosecution of such contractual appraisal rights, which will take a period of time that cannot be predicted with accuracy, will be a cash payment, resulting in a taxable event to such limited partner. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this information statement/prospectus as Annex B.

Election Forms

Within 10 days after the effective time of the merger, Aimco OP will prepare and mail to the former holders of Limited Partnership Units an election form with which they can elect to receive cash or OP Units. Limited partners may also elect appraisal of their Limited Partnership Units pursuant to the election form. Holders of Limited Partnership Units may elect their form of consideration by completing and returning the election form in accordance with its instructions. If the information agent does not receive a properly completed election form from a holder before 5:00 p.m., New York time on the 30th day after the merger, the holder will be deemed to have elected to receive the cash consideration. Former holders of Limited Partnership Units may also use the election form to elect to receive, in lieu of the merger consideration, the appraised value of their Limited Partnership Units, determined through an arbitration proceeding.

In addition, limited partners who are not affiliated with Aimco OP may elect to receive an additional cash payment of $3.75 per Limited Partnership Unit in exchange for executing a waiver and release of certain claims. In order to receive this additional consideration, limited partners must complete the election form, execute the waiver and release that is attached to the election form as an exhibit and return both the election form and the executed waiver and release to the information agent as described above.

DESCRIPTION OF AIMCO OP UNITS; SUMMARY OF AIMCO OP PARTNERSHIP AGREEMENT

The following description sets forth some general terms and provisions of the Aimco OP partnership agreement. The following description of the Aimco OP partnership agreement is qualified in its entirety by the terms of the agreement.

General

Aimco OP is a limited partnership organized under the provisions of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, or any successor to such statute, or the Delaware Act, and upon the terms and subject to the conditions set forth in its agreement of limited partnership. AIMCO-GP, Inc., a Delaware corporation and wholly owned subsidiary of Aimco, is the sole general partner of Aimco OP. Another wholly owned subsidiary of Aimco, AIMCO-LP Trust, a Delaware trust, or the special limited partner, is a limited partner in Aimco OP. The term of Aimco OP commenced on May 16, 1994, and will continue in perpetuity, unless Aimco OP is dissolved sooner under the provisions of the partnership agreement or as otherwise provided by law.

Purpose And Business

The purpose and nature of Aimco OP is to conduct any business, enterprise or activity permitted by or under the Delaware Act, including, but not limited to, (i) to conduct the business of ownership, construction, development and operation of multifamily rental apartment communities, (ii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Delaware Act, or to own interests in any entity engaged in any business permitted by or under the Delaware Act, (iii) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or other similar arrangements, and (iv) to do anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit Aimco, in the sole and absolute discretion of the general partner, at all times to be classified as a REIT.

Management By The General Partner

Except as otherwise expressly provided in the Aimco OP partnership agreement, all management powers over the business and affairs of Aimco OP are exclusively vested in the general partner. No limited partner of Aimco OP or any other person to whom one or more OP Units have been transferred (each, an “assignee”) may take part in the operations, management or control (within the meaning of the Delaware Act) of Aimco OP’s business, transact any business in Aimco OP’s name or have the power to sign documents for or otherwise bind Aimco OP. The general partner may not be removed by the limited partners with or without cause, except with the consent of the general partner. In addition to the powers granted to a general partner of a limited partnership under applicable law or that are granted to the general partner under any other provision of the Aimco OP partnership agreement, the general partner, subject to the other provisions of the Aimco OP partnership agreement, has full power and authority to do all things deemed necessary or desirable by it to conduct the business of Aimco OP, to exercise all powers of Aimco OP and to effectuate the purposes of Aimco OP. Aimco OP may incur debt or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of properties) upon such terms as the general partner determines to be appropriate. The general partner is authorized to execute, deliver and perform specific agreements and transactions on behalf of Aimco OP without any further act, approval or vote of the limited partners.

Restrictions on General Partner’s Authority.  The general partner may not take any action in contravention of the Aimco OP partnership agreement. The general partner may not, without the prior consent of the limited partners, undertake, on behalf of Aimco OP, any of the following actions or enter into any transaction that would have the effect of such transactions: (i) except as provided in the partnership agreement, amend, modify or terminate the partnership agreement other than to reflect the admission, substitution, termination or withdrawal of partners; (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of Aimco OP; (iii) institute any proceeding for bankruptcy on behalf of Aimco OP; or (iv) subject to specific exceptions, approve or acquiesce to the transfer of Aimco OP interest of the general partner, or admit into Aimco OP any additional or successor general partners.

Additional Limited Partners.  The general partner is authorized to admit additional limited partners to Aimco OP from time to time, on terms and conditions and for such capital contributions as may be established by the general partner in its reasonable discretion. The net capital contribution need not be equal for all partners. No action or consent by the limited partners is required in connection with the admission of any additional limited partner. The general partner is expressly authorized to cause Aimco OP to issue additional interests (i) upon the conversion, redemption or exchange of any debt, OP Units or other securities issued by Aimco OP, (ii) for less than fair market value, so long as the general partner concludes in good faith that such issuance is in the best interests of the general partner and Aimco OP, and (iii) in connection with any merger of any other entity into Aimco OP if the applicable merger agreement provides that persons are to receive interests in Aimco OP in exchange for their interests in the entity merging into Aimco OP. Subject to Delaware law, any additional partnership interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the general partner, in its sole and absolute discretion without the approval of any limited partner, and set forth in a written document thereafter attached to and made an exhibit to the partnership agreement. Without limiting the generality of the foregoing, the general partner has authority to specify (a) the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interests; (b) the right of each such class or series of partnership interests to share in distributions; (c) the rights of each such class or series of partnership interests upon dissolution and liquidation of Aimco OP; (d) the voting rights, if any, of each such class or series of partnership interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of partnership interests. No person may be admitted as an additional limited partner without the consent of the general partner, which consent may be given or withheld in the general partner’s sole and absolute discretion.

Outstanding Classes Of Units

As of June 30, 2010, Aimco OP had issued and outstanding the following partnership interests:

				Liquidation
	Units	Quarterly Distribution		Preference
Class	Outstanding	per Unit		(per Unit)

Partnership Common Units (OP Units)	123,030,243	$—		N/A
Class G Partnership Preferred Units(1)	4,050,000	$0.586		$25.00
Class T Partnership Preferred Units	6,000,000	$0.50		$25.00
Class U Partnership Preferred Units	8,000,000	$0.484		$25.00
Class V Partnership Preferred Units	3,450,000	$0.50		$25.00
Class Y Partnership Preferred Units	3,450,000	$0.492		$25.00
Series A CRA Perpetual Partnership Preferred Units(2)	114	$4,274.17	(3)	$500,000.00
Class One Partnership Preferred Units(4)	90,000	$2.00		$91.43
Class Two Partnership Preferred Units(4)	23,700	$0.115		$25.00
Class Three Partnership Preferred Units(4)	1,366,771	$0.4923		$25.00
Class Four Partnership Preferred Units(4)	755,999	$0.50		$25.00
Class Five Partnership Preferred Units(5)	68,671	$—		N/A
Class Six Partnership Preferred Units(4)	796,668	$0.53125		$25.00
Class Seven Partnership Preferred Units(4)	27,960	$0.5938		$25.00
Class Eight Partnership Preferred Units(5)	6,250	$—		N/A
Class I High Performance Partnership Units (HPUs)(5)	2,339,950	$—		N/A

(1)	Includes 10,000 units held by a consolidated subsidiary that are eliminated in consolidation.

(2)	During 2006, Aimco sold 200 shares of its Series A Community Reinvestment Act Perpetual Preferred Stock, $0.01 par value per share, or the CRA Preferred Stock, with a liquidation preference of $500,000 per share, for net proceeds of $97.5 million. The Series A Community Reinvestment Act Perpetual Partnership Preferred Units, or the CRA Preferred Units, have substantially the same terms as the CRA Preferred Stock. Holders of the CRA Preferred Units are entitled to cumulative cash dividends payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, when and as declared, beginning on September 30, 2006. For the period from the date of original issuance through March 31, 2015, the distribution rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at June 30, 2010 was 1.54%. Upon liquidation, holders of the CRA Preferred Stock are entitled to a preference of $500,000 per share, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared. The CRA Preferred Units rank prior to Common OP Units and on the same level as Aimco OP’s other Preferred OP Units, with respect to the payment of distributions and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Units are not redeemable prior to June 30, 2011, except in limited circumstances related to Aimco’s REIT qualification. On and after June 30, 2011, the CRA Preferred Units are redeemable for cash, in whole or from time to time in part, upon the redemption, at Aimco’s option, of its CRA Preferred Stock at a price per share equal to the liquidation preference, plus accumulated, accrued and unpaid distributions, if any, to the redemption date.

(3)	Amount per unit based on 114 units outstanding for the entire period. 20 units were repurchased in May 2010 and received $1,980 in dividends through the date of purchase.

(4)	The Class One, Class Two, Class Three, Class Four, Class Six and Class Seven preferred OP Units are redeemable, at the holders’ option. Aimco OP, at its sole discretion, may settle such redemption requests in cash or shares of Aimco’s Class A Common Stock in a value equal to the redemption preference. In the event Aimco OP requires Aimco to issue shares to settle a redemption request, it would issue to Aimco a corresponding number of common OP Units. Aimco OP has a redemption policy that requires cash settlement of redemption requests for the redeemable preferred OP Units, subject to limited exceptions.

(5)	The holders of Class Five preferred OP Units, Class Eight preferred OP Units and HPUs receive the same amount of distributions that are paid to holders of an equivalent number of Aimco OP’s outstanding common OP Units.

Distributions

Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner, the other holders of OP Units and holders of HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any partnership preferred units issued in the future may have priority over the general partner, the special limited partner, holders of OP Units and holders of HPUs with respect to distributions of Available Cash, distributions upon liquidation or other distributions.

Distributions payable with respect to any interest in Aimco OP that was not outstanding during the entire quarterly period in respect of which any distribution is made will be prorated based on the portion of the period that such interest was outstanding. The general partner in its sole and absolute discretion may distribute to the limited partners Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the requirements for qualification as a REIT, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements, or the REIT Requirements, for qualifying as a REIT under the Code and the applicable Treasury Regulations and (ii) avoid any United States Federal income or excise tax liability of Aimco.

While some of the debt instruments to which Aimco OP is a party, including its credit facilities, contain restrictions on the payment of distributions to OP Unitholders, the debt instruments allow Aimco OP to distribute sufficient amounts to enable the general partner and special limited partner to transfer funds to Aimco which are then used to pay stockholder dividends thereby allowing Aimco to meet the requirements for qualifications as a REIT under the Code.

Distributions in Kind.  No OP Unitholder has any right to demand or receive property other than cash as provided in the partnership agreement. The general partner may determine, in its sole and absolute discretion, to make a distribution in kind of partnership assets to the OP Unitholders, and such assets will be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with the Aimco OP partnership agreement.

Distributions Upon Liquidation.  Subject to the rights of holders of any outstanding partnership preferred units, net proceeds from the sale or other disposition of all or substantially all of its assets in a transaction that will lead to a liquidation of Aimco OP or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of Aimco OP, or a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of Aimco OP, will be distributed to the OP Unitholders in accordance with the Aimco OP partnership agreement.

Restricted Distributions.  The Aimco OP partnership agreement prohibits Aimco OP and the general partner, on behalf of Aimco OP, from making a distribution to any OP Unitholder on account of its interest in OP Units if such distribution would violate Section 17-607 of the Delaware Act or other applicable law.

Allocations Of Net Income And Net Loss

OP Units and HPUs.  Net Income (as defined in the Aimco OP partnership agreement) and Net Loss (as defined in the Aimco OP partnership agreement) of Aimco OP will be determined and allocated with respect to each fiscal year of Aimco OP as of the end of each such year. Except as otherwise provided in the Aimco OP partnership agreement, an allocation to an OP Unitholder of a share of Net Income or Net Loss will be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss. Except as otherwise provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, Net Income and Net Loss will be allocated to the holders of OP Units and holders of HPUs in accordance with their respective interests at the end of each fiscal year. The Aimco OP partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, for United States Federal income tax purposes under the Code and the Treasury Regulations, each partnership item of income, gain, loss and deduction will be allocated among the OP Unitholders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated under the Aimco OP partnership agreement.

Partnership Preferred Units.  Net income will be allocated to the holders of partnership preferred units for any fiscal year (and, if necessary, subsequent fiscal years) to the extent that the holders of partnership preferred units receive a distribution on any partnership preferred units (other than an amount included in any redemption of partnership preferred units). If any partnership preferred units are redeemed, for the fiscal year that includes such redemption (and, if necessary, for subsequent fiscal years) (i) gross income and gain (in such relative proportions as the general partner in its discretion will determine) will be allocated to the holders of partnership preferred units to the extent that the redemption amounts paid or payable with respect to the partnership preferred units so redeemed exceeds the aggregate capital contributions (net of liabilities assumed or taken subject to by Aimco OP) per partnership preferred units allocable to the partnership preferred units so redeemed and (ii) deductions and losses (in such relative proportions as the general partner in its discretion will determine) will be allocated to the holders of partnership preferred units to the extent that the aggregate capital contributions (net of liabilities assumed or taken subject to by Aimco OP) per partnership preferred units allocable to the partnership preferred units so redeemed exceeds the redemption amount paid or payable with respect to the partnership preferred units so redeemed.

Withholding

Aimco OP is authorized to withhold from or pay on behalf of or with respect to each limited partner any amount of Federal, state, local or foreign taxes that the general partner determines that Aimco OP is required to withhold or pay with respect to any amount distributable or allocable to such limited partner under the Aimco OP partnership agreement. The Aimco OP partnership agreement also provides that any withholding tax amount paid on behalf of or with respect to a limited partner constitutes a loan by Aimco OP to such limited partner. This loan is required to be repaid within 15 days after notice to the limited partner from the general partner, and each limited partner grants a security interest in its partnership interest to secure its obligation to pay any partnership withholding tax amounts paid on its behalf or with respect to such limited partner. In addition, under the Aimco OP partnership agreement, the partnership may redeem the partnership interest of any limited partner who fails to pay partnership withholding tax amounts paid on behalf of or with respect to such limited partner. Also, the general partner has authority to withhold, from any amounts otherwise distributable, allocable or payable to a limited partner, the general partner’s estimate of further taxes required to be paid by such limited partner.

Return Of Capital

No partner is entitled to interest on its capital contribution or on such partner’s capital account. Except (i) under the rights of redemption set forth in the Aimco OP partnership agreement, (ii) as provided by law, or (iii) under the terms of any outstanding partnership preferred units, no partner has any right to demand or receive the withdrawal or return of its capital contribution from Aimco OP, except to the extent of distributions made under the Aimco OP partnership agreement or upon termination of Aimco OP. Except to the extent otherwise expressly provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, no limited partner or assignee will have priority over any other limited partner or Assignee either as to the return of capital contributions or as to profits, losses or distributions.

Redemption Rights Of Qualifying Parties

After the first anniversary of becoming a holder of OP Units, each OP Unitholder and some assignees have the right, subject to the terms and conditions set forth in the Aimco OP partnership agreement, to require Aimco OP to redeem all or a portion of the OP Units held by such party in exchange for shares of Aimco common stock or a cash amount equal to the value of such shares, as Aimco OP may determine. On or before the close of business on the fifth business day after a holder of OP Units gives the general partner a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership of Aimco stock imposed under Aimco’s charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units from the tendering party in exchange for Aimco common stock, based on an exchange ratio of one share of Aimco common stock for each OP Unit, subject to adjustment as provided in the Aimco OP partnership agreement. The Aimco OP partnership agreement does not obligate Aimco or the general partner to register, qualify or list any Aimco common stock issued in exchange for OP Units with the SEC, with any state securities commissioner, department or agency, or with any stock exchange. Aimco common stock issued in exchange for OP Units under the Aimco OP partnership agreement will contain legends regarding restrictions under the Securities Act and applicable state securities laws as Aimco in good faith determines to be necessary or advisable in order to ensure compliance with securities laws. In the event of a change of control of Aimco, holders of HPUs will have redemption rights similar to those of holders of OP Units.

Partnership Right To Call Limited Partner Interests

Notwithstanding any other provision of the Aimco OP partnership agreement, on and after the date on which the aggregate percentage interests of the limited partners, other than the special limited partner, are less than one percent (1%), Aimco OP will have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding limited partner interests (other than the special limited partner’s interest) by treating any limited partner as if such limited partner had tendered for redemption under the Aimco OP partnership agreement the amount of OP Units specified by the general partner, in its sole and absolute discretion, by notice to the limited partner.

Transfers And Withdrawals

Restrictions On Transfer.  The Aimco OP partnership agreement restricts the transferability of OP Units. Any transfer or purported transfer of an OP Unit not made in accordance with the Aimco OP partnership agreement will be null and void ab initio. Until the expiration of one year from the date on which an OP Unitholder acquired OP Units, subject to some exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year from the date on which an OP Unitholder acquired OP Units, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of specific conditions specified in the Aimco OP partnership agreement, including the general partner’s right of first refusal.

It is a condition to any transfer (whether or not such transfer is effected before or after the one year holding period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor limited partner under the Aimco OP partnership agreement with respect to such OP Units, and no such transfer (other than under a statutory merger or consolidation wherein all obligations and liabilities of the transferor partner are assumed by a successor corporation by operation of law) will relieve the transferor partner of its obligations under the Aimco OP partnership agreement without the approval of the general partner, in its sole and absolute discretion.

In connection with any transfer of OP Units, the general partner will have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed transfer may be effected without registration under the Securities Act, and will not otherwise violate any federal or state securities laws or regulations applicable to Aimco OP or the OP Units transferred.

No transfer by a limited partner of its OP Units (including any redemption or any acquisition of OP Units by the general partner or by Aimco OP) may be made to any person if (i) in the opinion of legal counsel for Aimco OP, it would result in Aimco OP being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

HPUs.  HPUs are subject to different restrictions on transfer. Individuals may not transfer HPUs except to a family member (or a family-owned entity) or in the event of their death.

Substituted Limited Partners.  No limited partner will have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with the consent of the general partner, which consent may be given or withheld by the general partner in its sole and absolute discretion. If the general partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a substituted limited partner, such transferee will be considered an assignee for purposes of the Aimco OP partnership agreement. An assignee will be entitled to all the rights of an assignee of a limited partnership interest under the Delaware Act, including the right to receive distributions from Aimco OP and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of Aimco OP attributable to the OP Units assigned to such transferee and the rights to transfer the OP Units provided in the Aimco OP partnership agreement, but will not be deemed to be a holder of OP Units for any other purpose under the Aimco OP partnership agreement, and will not be entitled to effect a consent or vote with respect to such OP Units on any matter presented to the limited partners for approval (such right to consent or vote, to the extent provided in the Aimco OP partnership agreement or under the Delaware Act, fully remaining with the transferor limited partner).

Withdrawals.  No limited partner may withdraw from Aimco OP other than as a result of a permitted transfer of all of such limited partner’s OP Units in accordance with the Aimco OP partnership agreement, with respect to which the transferee becomes a substituted limited partner, or under a redemption (or acquisition by Aimco) of all of such limited partner’s OP Units.

Restrictions on the general partner.  The general partner may not transfer any of its general partner interest or withdraw from Aimco OP unless (i) the limited partners consent or (ii) immediately after a merger of the general partner into another entity, substantially all of the assets of the surviving entity, other than the general partnership interest in Aimco OP held by the general partner, are contributed to Aimco OP as a capital contribution in exchange for OP Units.

Amendment of the Partnership Agreement

By the General Partner Without the Consent of the Limited Partners.  The general partner has the power, without the consent of the limited partners, to amend the Aimco OP partnership agreement as may be required to facilitate or implement any of the following purposes: (1) to add to the obligations of the general partner or surrender any right or power granted to the general partner or any affiliate of the general partner for the benefit of the limited partners; (2) to reflect the admission, substitution or withdrawal of partners or the termination of Aimco OP in accordance with the partnership agreement; (3) to reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with law or with the provisions of the partnership agreement; (4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; (5) to reflect such changes as are reasonably necessary for Aimco to maintain its status as a REIT; and (6) to modify the manner in which capital accounts are computed (but only to the extent set forth in the definition of “Capital Account” in the Aimco OP partnership agreement or contemplated by the Code or the Regulations).

With the Consent of the Limited Partners.  Amendments to the Aimco OP partnership agreement may be proposed by the general partner or by holders of a majority of the outstanding OP Units and other classes of units that have the same voting rights as holders of OP Units, excluding the special limited partner. Following such proposal, the general partner will submit any proposed amendment to the limited partners. The general partner will seek the written consent of a majority in interest of the limited partners on the proposed amendment or will call a meeting to vote thereon and to transact any other business that the general partner may deem appropriate.

Procedures for Actions and Consents of Partners

Meetings of the partners may be called by the general partner and will be called upon the receipt by the general partner of a written request by a majority in interest of the limited partners. Notice of any such meeting will be given to all partners not less than seven (7) days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Each meeting of partners will be conducted by the general partner or such other person as the general partner may appoint under such rules for the conduct of the meeting as the general partner or such other person deems appropriate in its sole and absolute discretion. Whenever the vote or consent of partners is permitted or required under the partnership agreement, such vote or consent may be given at a meeting of partners or may be given by written consent. Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by partners holding a majority of outstanding OP Units (or such other percentage as is expressly required by the Aimco OP partnership agreement for the action in question).

Records and Accounting; Fiscal Year

The Aimco OP partnership agreement requires the general partner to keep or cause to be kept at the principal office of Aimco OP those records and documents required to be maintained by the Delaware Act and other books and records deemed by the general partner to be appropriate with respect to Aimco OP’s business. The books of Aimco OP will be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the general partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, Aimco OP, the general partner and Aimco may operate with integrated or consolidated accounting records, operations and principles. The fiscal year of Aimco OP is the calendar year.

Reports

As soon as practicable, but in no event later than 105 days after the close of each calendar quarter and each fiscal year, the general partner will make available to limited partners (which may be done by filing a report with the SEC) a report containing financial statements of Aimco OP, or of Aimco if such statements are prepared solely on a consolidated basis with Aimco, for such calendar quarter or fiscal year, as the case may be, presented in accordance with generally accepted accounting principles, and such other information as may be required by applicable law or regulation or as the general partner determines to be appropriate. Statements included in quarterly reports are not audited. Statements included in annual reports are audited by a nationally recognized firm of independent public accountants selected by the general partner.

Tax Matters Partner

The general partner is the “tax matters partner” of Aimco OP for United States Federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of Aimco OP with respect to tax matters. In addition, the general partner will arrange for the preparation and timely filing of all returns with respect to partnership income, gains, deductions, losses and other items required of Aimco OP for United States Federal and state income tax purposes and will use all reasonable effort to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by limited partners for United States Federal and state income tax reporting purposes. The limited partners will promptly provide the general partner with such information as may be reasonably requested by the general partner from time to time.

Dissolution and Winding Up

Dissolution.  Aimco OP will dissolve, and its affairs will be wound up, upon the first to occur of any of the following (each a “liquidating event”): (i) an event of withdrawal, as defined in the Delaware Act (including, without limitation, bankruptcy), of the sole general partner unless, within 90 days after the withdrawal, a “majority in interest” (as such phrase is used in Section 17-801(3) of the Delaware Act) of the remaining partners agree in writing, in their sole and absolute discretion, to continue the business of Aimco OP and to the appointment, effective as of the date of withdrawal, of a successor general partner; (ii) an election to dissolve Aimco OP made by the general partner in its sole and absolute discretion, with or without the consent of the limited partners; (iii) entry of a decree of judicial dissolution of Aimco OP under the provisions of the Delaware Act; (iv) the occurrence of a Terminating Capital Transaction; or (v) the redemption (or acquisition by Aimco, the general partner and/or the special limited partner) of all OP Units other than OP Units held by the general partner or the special limited partner.

Winding Up.  Upon the occurrence of a liquidating event, Aimco OP will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and partners. The general partner (or, in the event that there is no remaining general partner or the general partner has dissolved, become bankrupt within the meaning of the Delaware Act or ceased to operate, any person elected by a majority in interest of the limited partners) will be responsible for overseeing the winding up and dissolution of Aimco OP and will take full account of Aimco OP’s liabilities and property, and Aimco OP property will be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the general partner, include Aimco stock) will be applied and distributed in the following order: (i) first, to the satisfaction of all of Aimco OP’s debts and liabilities to creditors other than the partners and their assignees (whether by payment or the making of reasonable provision for payment thereof); (ii) second, to the satisfaction of all Aimco OP’s debts and liabilities to the general partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under the partnership agreement; (ii) third, to the satisfaction of all of Aimco OP’s debts and liabilities to the other partners and any assignees (whether by payment or the making of reasonable provision for payment thereof); (iv) fourth, to the satisfaction of all liquidation preferences of outstanding Partnership Preferred Units, if any; and (v) the balance, if any, to the general partner, the limited partners and any assignees in accordance with and in proportion to their positive capital account balances, after giving effect to all contributions, distributions and allocations for all periods. In the event of a liquidation, holders of HPUs will be specially allocated items of income and gain in an amount sufficient to cause the capital account of such holder to be equal to that of a holder of an equal number of OP Units.

DESCRIPTION OF AIMCO COMMON STOCK

General

Aimco’s charter authorizes the issuance of up to 422,157,736 shares of common stock. As of October 20, 2010, 117,033,718 shares were issued and outstanding. The Aimco common stock is traded on the NYSE under the symbol “AIV.” Computershare Limited serves as transfer agent and registrar of the Aimco common stock. On October 20, 2010, the closing price of the Aimco common stock on the NYSE was $23.27. The following table shows the high and low reported sales prices and dividends paid per share of Aimco’s common stock in the periods indicated.

Quarter Ended	High	Low	Dividends

December 31, 2010 (through October 20, 2010)	$23.27	$21.53	$—
September 30, 2010	22.82	18.42	0.10
June 30, 2010	24.21	18.14	0.10
March 31, 2010	19.17	15.01	0.00
December 31, 2009	17.09	11.80	0.20
September 30, 2009	15.91	7.36	0.10
June 30, 2009	11.10	5.18	0.10
March 31, 2009	12.89	4.57	0.00
December 31, 2008(1)	43.67	7.01	3.88
September 30, 2008(1)	42.28	29.25	3.00
June 30, 2008	41.24	33.33	0.60
March 31, 2008	41.11	29.91	0.00

(1)	During 2008, Aimco’s Board of Directors declared special dividends which were paid part in cash and part in shares of Common Stock as further discussed in Note 11 to the consolidated financial statements in Item 8 of Aimco’s Current Report on Form 8-K, dated September 10, 2010 and filed with the SEC on September 10, 2010, which is incorporated herein by reference. Aimco’s Board of Directors declared the dividends to address taxable gains from 2008 property sales.

Aimco adopted the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan, or the 1997 Plan, to attract and retain officers, key employees and independent directors. The 1997 Plan reserved for issuance a maximum of 20 million shares, which may be in the form of incentive stock options, non-qualified stock options and restricted stock, or other types of awards as authorized under the 1997 Plan. The 1997 Plan expired on April 24, 2007. On April 30, 2007, the 2007 Stock Award and Incentive Plan, or the 2007 Plan, was approved as successor to the 1997 Plan. The 2007 Plan reserves for issuance a maximum of 4.1 million shares, which may be in the form of incentive stock options, non-qualified stock options and restricted stock, or other types of awards as authorized under the 2007 Plan.

Holders of Aimco common stock are entitled to receive dividends, when and as declared by Aimco’s board of directors, out of funds legally available therefor. The holders of shares of common stock, upon any liquidation, dissolution or winding up of Aimco, are entitled to receive ratably any assets remaining after payment in full of all liabilities of Aimco and the liquidation preferences of preferred stock. The shares of common stock possess ordinary voting rights for the election of directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of the shares of common stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of shares of common stock do not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by Aimco at a subsequent date.

Outstanding Classes Of Preferred Stock

Aimco’s charter authorizes 84,429,764 shares of preferred stock with a par value of $0.01 per share. Aimco is authorized to issue shares of preferred stock in one or more classes or subclasses, with such designations, preferences, conversion and other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption, in each case, if any as are permitted by Maryland law and as the Aimco Board of Directors may determine by resolution. As of June 30, 2010, Aimco had issued and outstanding the following classes of preferred stock:

5

			Quarterly		Liquidation
	Shares	Shares	Dividend		Preference	Conversion
Class	Authorized	Outstanding	per Share		per Share	Price

Class G Cumulative Preferred Stock(1)	4,050,000	4,050,000	$0.586		$25	NA
Class T Cumulative Preferred Stock	6,000,000	6,000,000	$0.50		$25	NA
Class U Cumulative Preferred Stock	8,000,000	8,000,000	$0.484		$25	NA
Class V Cumulative Preferred Stock	3,450,000	3,450,000	$0.50		$25	NA
Class Y Cumulative Preferred Stock	3,450,000	3,450,000	$0.492		$25	NA
Series A CRA Perpetual Preferred Stock(2)	240	114	$4,274.17	(3)	$500,000	NA

(1)	Includes 10,000 shares held by a consolidated subsidiary that are eliminated in consolidation.

(2)	During 2006, Aimco sold 200 shares of Series A Community Reinvestment Act Perpetual Preferred Stock, $0.01 par value per share, or the CRA Preferred Stock, with a liquidation preference of $500,000 per share, for net proceeds of $97.5 million. For the period from the date of original issuance through March 31, 2015, the dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at June 30, 2010 was 1.54%. Upon liquidation, holders of the CRA Preferred Stock are entitled to a preference of $500,000 per share, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared. The CRA Preferred Stock ranks prior to the Aimco common stock and on the same level as Aimco’s outstanding shares of preferred stock with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Stock is not redeemable prior to June 30, 2011, except in limited circumstances related to REIT qualification. On and after June 30, 2011, the CRA Preferred Stock is redeemable for cash, in whole or from time to time in part, at Aimco’s option, at a price per share equal to the liquidation preference, plus accumulated, accrued and unpaid dividends, if any, to the redemption date.

(3)	Amount per share is based on 114 shares outstanding for the entire period. 20 shares were repurchased in May 2010 and received $1,980 in dividends through the date of purchase.

Ranking.  Each authorized class of preferred stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Aimco, (a) prior or senior to the common stock and any other class or series of capital stock of Aimco if the holders of that class of preferred stock are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of shares of such class or series (“Junior Stock”); (b) on a parity with the other authorized classes of preferred stock and any other class or series of capital stock of Aimco if the holders of such class or series of stock and that class of preferred stock are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (“Parity Stock”); and (c) junior to any class or series of capital stock of Aimco if the holders of such class or series are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of that class of preferred stock (“Senior Stock”).

Dividends.  Holders of each authorized class of preferred stock are entitled to receive, when and as declared by Aimco’s board of directors, out of funds legally available for payment, quarterly cash dividends in the amount per share set forth in the table above under the heading, “Quarterly Dividend Per Share.” The dividends are cumulative from the date of original issue, whether or not in any dividend period or periods Aimco declares any dividends or have funds legally available for the payment of such dividend. Holders of preferred stock are not entitled to receive any dividends in excess of cumulative dividends on the preferred stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the preferred stock that may be in arrears.

When dividends are not paid in full upon any class of preferred stock, or a sum sufficient for such payment is not set apart, all dividends declared upon that class of preferred stock and any shares of Parity Stock will be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on that class of preferred stock and accumulated, accrued and unpaid on such Parity Stock. Except as set forth in the preceding sentence, unless dividends on each class of preferred stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past dividend periods, no dividends may be declared or paid or set apart for payment by Aimco and no other distribution of cash or other property may be declared or made, directly or indirectly, by Aimco with respect to any shares of Parity Stock. Unless dividends equal to the full amount of all accumulated, accrued and unpaid dividends on each class of preferred stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set apart for such payment, for all past dividend periods, no dividends (other than dividends or distributions paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase shares of Junior Stock) may be declared or paid or set apart for payment by Aimco and no other distribution of cash or other property may be declared or made, directly or indirectly, by Aimco with respect to any shares of Junior Stock, nor may any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan of Aimco or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by Aimco (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of Junior Stock. Notwithstanding the foregoing provisions of this paragraph, Aimco is not prohibited from (1) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (2) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain Aimco’s qualification as a REIT.

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of Aimco, before it makes or sets apart any payment or distribution for the holders of any shares of Junior Stock, the holders of each class of preferred stock are entitled to receive a liquidation preference per share in the amount set forth above under the heading, “Liquidation Preference Per Share,” plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not formed or declared) to the date of final distribution to such holders. Holders of each class of preferred stock are not entitled to any further payment. Until the holders of each class of preferred stock have been paid their respective liquidation preferences in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment may be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of Aimco. If, upon any liquidation, dissolution or winding up of Aimco, its assets, or proceeds thereof, distributable among the holders of preferred stock are insufficient to pay in full the preference described above for any class of preferred stock and any liquidating payments on any other shares of any class or series of Parity Stock, then such proceeds shall be distributed among the holders of such class of preferred stock and holders of all other shares of any class or series of Parity Stock ratably in the same proportion as the respective amounts that would be payable on such class of preferred stock and any such Parity Stock if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of Aimco does not include its consolidation or merger with one or more corporations, a sale or transfer of all or substantially all of its assets, or a statutory share exchange. Upon any liquidation, dissolution or winding up of Aimco, after payment shall have been made in full to the holders of preferred stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of each class of preferred stock and any Parity Stock shall not be entitled to share therein.

Redemption.  Except as described below and in certain limited circumstances, including circumstances relating to maintaining Aimco’s ability to qualify as a REIT, Aimco may not redeem the shares of preferred stock. On or after the dates set forth in the table below, Aimco may, at its option, redeem shares of the classes of preferred stock set forth below, in whole or from time to time in part, at a cash redemption price equal to the percentage of the liquidation preference for that class of preferred stock indicated under the heading, “Price,” plus all accumulated, accrued and unpaid dividends, if any, to the date fixed for redemption. The redemption price for each class of non-convertible preferred stock (other than any portion thereof consisting of accumulated, accrued and unpaid dividends) is payable solely with the proceeds from the sale of equity securities by Aimco or Aimco OP (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, “capital shares” means any common stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital stock)) or options to purchase any of the foregoing securities issued by Aimco or Aimco OP.

Class	Date	Price

Class G Cumulative Preferred Stock	July 15, 2008	100%
Class T Cumulative Preferred Stock	July 31, 2008	100%
Class U Cumulative Preferred Stock	March 24, 2009	100%
Class V Cumulative Preferred Stock	September 29, 2009	100%
Class Y Cumulative Preferred Stock	December 21, 2009	100%
Series A CRA Perpetual Preferred Stock	June 30, 2011	100%

Except as otherwise described in this information statement/prospectus, none of the authorized classes of preferred stock have any stated maturity or are subject to any sinking find or mandatory redemption provisions.

Conversion.  The shares of convertible preferred stock are convertible at any time, at the option of the holder, into a number of shares of common stock obtained by dividing its liquidation preference (excluding any accumulated, accrued and unpaid dividends) by the conversion price set forth in the table above. In the case of shares called for redemption, conversion rights will terminate at the close of business on the date fixed for such redemption, unless Aimco defaults in making such redemption payment. Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the holder surrenders certificates representing shares of preferred stock and Aimco receives notice and any applicable instruments of transfer and any required taxes. The conversion will be at the conversion price in effect at such time and on such date unless the stock transfer books of Aimco are closed on that date, in which event such person or persons will be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion will be at the conversion price in effect on the date on which such shares were surrendered and such notice received by Aimco. No fractional shares of common stock or scrip representing fractions of a share of common stock will be issued upon conversion of shares of preferred stock. Instead of any fractional interest in a share of common stock that would otherwise be deliverable upon the conversion of any share of preferred stock, Aimco will pay to the holder of such shares an amount in cash based upon the closing price of the common stock on the trading day immediately preceding the date of conversion. If more than one share of preferred stock is surrendered for conversion at one time by the same holder, the number of full shares of common stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares of preferred stock so converted. Except as otherwise required, Aimco will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends (other than dividends on the common stock the record date for which is after the conversion date and which Aimco shall pay in the ordinary course to the record holder as of the record date) on the common stock issued upon such conversion. Holders of preferred stock at the close of business on a record date for the payment of dividends on the preferred stock will be entitled to receive an amount equal to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such record date.

Each conversion price is subject to adjustment upon the occurrence of certain events, including: (i) if Aimco (A) pays a dividend or makes a distribution on its capital stock in shares of common stock, (B) subdivides its outstanding common stock into a greater number of shares, (C) combines its outstanding common stock into a smaller number of shares or (D) issues any shares of capital stock by reclassification of its outstanding common stock; (ii) if Aimco issues rights, options or warrants to holders of common stock entitling them to subscribe for or purchase common stock at a price per share less than the fair market value thereof; and (iii) if Aimco makes a distribution on its common stock other than in cash or shares of common stock.

Conversion of preferred stock will be permitted only to the extent that such conversion would not result in a violation of the ownership restrictions set forth in Aimco’s charter.

Voting Rights.  Holders of shares of the authorized classes of preferred stock do not have any voting rights, except as set forth below and except as otherwise required by applicable law.

If and whenever dividends on any shares of any class of preferred stock or any series or class of Parity Stock are in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting Aimco’s board of directors will be increased by two, if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the “Voting Preferred Stock”), and the holders of shares of that class of preferred stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, will be entitled to vote for the election of the two additional directors of Aimco at any annual meeting of stockholders or at a special meeting of the holders of that class of preferred stock and of the Voting Preferred Stock called for that purpose. Whenever dividends in arrears on outstanding shares of Voting Preferred Stock shall have been paid and dividends thereon for the current quarterly dividend period have been paid or declared and set apart for payment, then the right of the holders of the Voting Preferred Stock to elect the additional two directors shall cease and the terms of office of the directors shall terminate and the number of directors constituting Aimco’s board of directors shall be reduced accordingly. Holders of Class W Cumulative Convertible Preferred Stock, voting as a single class, are also entitled to elect one director of Aimco if and whenever (i) for two consecutive quarterly dividend periods, Aimco fails to pay at least $0.45 per share in dividends on the common stock or (ii) Aimco fails to pay a quarterly dividend on that class of preferred stock, whether or not earned or declared.

The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of each class of preferred stock and the holders of all other classes or series of Parity Stock entitled to vote on such matters, voting as a single class, will be required to (1) authorize, create, increase the authorized amount of, or issue any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock, or (2) amend, alter or repeal any provision of, or add any provision to, Aimco’s charter or by-laws, if such action would materially adversely affect the voting powers, rights or preferences of the holders of that class of preferred stock or, with respect to the Class W Cumulative Convertible Preferred Stock, would convert such preferred stock into cash or any other security other than Preferred Stock with terms and provisions equivalent to those set forth in the articles supplementary for such class of preferred stock (including any amendment, alteration or repeal effected pursuant to a merger, consolidation, or similar transaction); provided, however, that no such vote of the holders of that class of preferred stock shall be required if, at or prior to the time such amendment, alteration or repeal is to take effect or the issuance of any such Senior Stock or convertible security is to be made, as the case may be, provisions are made for the redemption of all outstanding shares of that class of preferred stock. The amendment of or supplement to Aimco’s charter to authorize, create, increase or decrease the authorized amount of or to issue Junior Stock, or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of any class of preferred stock.

Transfer.  For Aimco to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year and the shares of common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because the Aimco board of directors believes that it is essential for Aimco to meet the REIT Requirements, the board of directors has adopted, and the stockholders have approved, provisions of Aimco’s charter restricting the acquisition of shares of common stock.

Subject to specific exceptions specified in Aimco’s charter, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Code and Rule 13d-3 under the Exchange Act, more than 8.7% (or 15% in the case of specific pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940, as amended, and Mr. Considine) of the outstanding shares of common stock (the “Ownership Limit”). The board of directors may waive the Ownership Limit if evidence satisfactory to the board of directors and Aimco’s tax counsel is presented that such ownership will not then or in the future jeopardize Aimco’s status as a REIT. However, in no event may such holder’s direct or indirect ownership of common stock exceed 9.8% of the total outstanding shares of common stock. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of Aimco. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in the best interests of Aimco to attempt to qualify, or to continue to quality as a REIT and a resolution terminating Aimco’s status as a REIT and amending Aimco’s charter to remove the foregoing restrictions is duly adopted by the board of directors and a majority of Aimco’s stockholders. If shares of common stock in excess of the Ownership Limit, or shares of common stock which would cause the REIT to be beneficially owned by fewer than 100 persons, or which would result in Aimco being “closely held,” within the meaning of Section 856(h) of the Code, or which would otherwise result in Aimco failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of common stock transferred in excess of the Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by Aimco. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee’s original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by Aimco for a 90 day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that Aimco determines to purchase the stock. The 90 day period commences on the date of the violative transfer or the date that the board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of common stock bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code and Rule 13d-3 under the Exchange Act, more than a specified percentage of the outstanding shares of common stock must file an affidavit with Aimco containing the information specified in Aimco’s charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to Aimco in writing such information with respect to the direct, indirect and constructive ownership of shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

The ownership limitations may have the effect of precluding acquisition of control of Aimco by specific parties unless the board of directors determines that maintenance of REIT status is no longer in the best interests of Aimco.

COMPARISON OF AIMCO OP UNITS AND AIMCO COMMON STOCK

Set forth below is a comparison of the OP Units to the Aimco common stock.

OP Units	Common Stock

Nature of Investment
The OP Units constitute equity interests entitling each holder to his or her pro rata share of cash distributions made from Available Cash (as such term is defined in the Aimco OP partnership agreement) to the partners of Aimco OP, a Delaware limited partnership.	The common stock constitutes equity interests in Aimco, a Maryland corporation.

Voting Rights
Under the Aimco OP partnership agreement, limited partners have voting rights only with respect to certain limited matters such as certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner.	Each outstanding share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders for a vote, including the election of directors. Holders of common stock have the right to vote on, among other things, a merger of Aimco, amendments to the Aimco charter and the dissolution of Aimco. Certain amendments to the Aimco charter require the affirmative vote of not less than two-thirds of votes entitled to be cast on the matter. The Aimco charter permits the Aimco Board of Directors to classify and issue capital stock in one or more series having voting power which may differ from that of the common stock.
Under Maryland law, a consolidation, merger, share exchange or transfer of all or substantially all of the assets of Aimco requires the affirmative vote of not less than two-thirds of all of the votes entitled to be cast on the matter. With respect to each of these transactions, only the holders of common stock are entitled to vote on the matters. No approval of the stockholders is required for the sale of less than all or substantially all of Aimco’s assets.
Maryland law provides that the Aimco Board of Directors must obtain the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter in order to dissolve Aimco. Only the holders of common stock are entitled to vote on Aimco’s dissolution.

Distributions/Dividends
Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the Special Limited Partner and the holders of OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any Partnership Preferred Units currently issued and which may be issued in the future may have priority over the general partner, the special limited partner and holders of OP Units and HPUs with respect to distributions of Available Cash,	Holders of the common stock are entitled to receive dividends when and as declared by the Aimco Board of Directors, out of funds legally available therefor. Under the REIT rules, Aimco is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (A) 90% of Aimco’s “REIT taxable income” (computed without regard to the dividends paid deduction and Aimco’s net capital gain) and (B) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. See “Material United States Federal Income Tax Matters — United States Federal Income Taxation of Aimco,” “Material United States Federal Income Tax Matters — Taxation of Stockholders,” and “Material United States Federal Income Tax Matters — Taxation of OP Unitholders.”

OP Units	Common Stock

distributions upon liquidation or other distributions. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.” The general partner in its sole and absolute discretion may distribute to the holders of OP Units and HPUs Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT Requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will(i) satisfy the requirements for qualifying as a REIT under the Code, and the Treasury Regulations and (ii) avoid any United States Federal income or excise tax liability of Aimco. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.”

Liquidity and Transferability/Redemption
There is no public market for the OP Units and the OP Units are not listed on any securities exchange.	The common stock is transferable subject to the Ownership Limit set forth in the Aimco charter. The common stock is listed on the NYSE.
Under the Aimco OP partnership agreement, until the expiration of one year from the date on which a holder acquired OP Units, subject to certain exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of certain conditions specified in the partnership agreement, including the general partner’s right of first refusal. See “Description of OP Units — Transfers and Withdrawals.” After the first anniversary of becoming a holder of OP Units, a holder has the right, subject to the terms and conditions of the partnership agreement, to require Aimco OP to redeem all or a portion of such holder’s OP Units in exchange for shares of common stock or a cash amount equal to the value of such shares, as Aimco OP may elect. See “Description of OP Units — Redemption Rights of Qualifying Parties.” Upon receipt of a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership of common stock imposed under the Aimco charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units in exchange for common stock, based on an exchange ratio of one share of common stock for each OP Unit, subject to adjustment as provided in the partnership agreement.

COMPARISON OF SHELTER LIMITED PARTNERSHIP UNITS AND AIMCO OP UNITS

The rights of Shelter limited partners are currently governed by the South Carolina Act and the Shelter partnership agreement. The rights of the limited partners of Aimco OP are currently governed by the Delaware Act and the Aimco OP partnership agreement.

The information below highlights a number of the significant differences between Shelter Limited Partnership Units and Aimco OP Units. These comparisons are intended to assist Shelter limited partners in understanding how their investment will be changed after completion of the merger, if they elect to receive OP Units in lieu of cash with respect to the merger.

Limited Partnership Units	OP Units

Nature of Investment
The Limited Partnership Units constitute equity interests entitling each partner to its pro rata share of distributions to be made to the partners of Shelter.	The OP Units constitute equity interests entitling each holder to his or her pro rata share of cash distributions made from Available Cash (as such term is defined in the partnership agreement) to the partners of Aimco OP.

Voting Rights
Generally, Shelter limited partners are not entitled to voting rights under the Shelter partnership agreement. This is subject to certain limited exceptions including (i) amendment of the partnership agreement, (ii) removal of a general partner, (iii) approval of a substitute general partner, (iv) dissolution of the partnership, (v) approval of certain sales of partnership property, and (vi) approval of the subjection of partnership property to security interests in certain circumstances. An affiliate of Shelter GP currently owns a majority of Shelter’s limited partnership units.	Under the Aimco OP partnership agreement, limited partners have voting rights only with respect to certain limited matters such as certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner.
Under the Aimco OP partnership agreement, the general partner has the power to effect the acquisition, sale, transfer, exchange or other disposition of any assets of Aimco OP (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by Aimco OP) or the merger, consolidation, reorganization or other combination of Aimco OP with or into another entity, all without the consent of the OP Unitholders.
The general partner may cause the dissolution of Aimco OP by an “event of withdrawal,” as defined in the Delaware Act (including, without limitation, bankruptcy), unless, within 90 days after the withdrawal, holders of a “majority in interest,” as defined in the Delaware Act, agree in writing, in their sole and absolute discretion, to continue the business of Aimco OP and to the appointment of a successor general partner. The general partner may elect to dissolve Aimco OP in its sole and absolute discretion, with or without the consent of the OP Unitholders. OP Unitholders cannot remove the general partner of Aimco OP with or without cause.

Limited Partnership Units	OP Units

Distributions
Distributions from operations and the proceeds of the disposition of property owned by Shelter will be made to partners to the extent available. Distributions from operations will be made on a quarterly basis. The distributions payable to the partners are not fixed in amount and depend upon the operating results, revenue received and net sales or refinancing proceeds available from the disposition of Shelter’s assets.	Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner and the holders of OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any partnership preferred units currently issued and which may be issued in the future may have priority over the general partner, the special limited partner and holders of OP Units and HPUs with respect to distributions of Available Cash, distributions upon liquidation or other distributions. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.” The general partner in its sole and absolute discretion may distribute to the holders of OP Units and HPUs Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code, and the Treasury Regulations and (ii) avoid any United States Federal income or excise tax liability of Aimco. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.”

Liquidity and Transferability/Redemption
There is a limited market for the Limited Partnership Units and the Limited Partnership Units are not listed on any securities exchange.	There is no public market for the OP Units and the OP Units are not listed on any securities exchange.

Limited Partnership Units	OP Units

Under the Shelter partnership agreement, subject to certain restrictions, holders of Limited Partnership Units may assign one or more whole Limited Partnership Units by an instrument signed by both parties which evidences the written acceptance of the assignee to the terms of the Shelter partnership agreement and represents that the assignment was made in accordance with applicable laws and regulations.

The Shelter partnership agreement contains no redemption rights.
Under the Aimco OP partnership agreement, until the expiration of one year from the date on which a holder acquired OP Units, subject to certain exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of certain conditions specified in the partnership agreement, including the general partner’s right of first refusal. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Transfers and Withdrawals.” After the first anniversary of becoming a holder of OP Units, a holder has the right, subject to the terms and conditions of the partnership agreement, to require Aimco OP to redeem all or a portion of such holder’s OP Units in exchange for shares of common stock or a cash amount equal to the value of such shares, as Aimco OP may elect. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Redemption Rights of Qualifying Parties.” Upon receipt of a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership of common stock imposed under the Aimco charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units in exchange for common stock, based on an exchange ratio of one share of common stock for each OP Unit, subject to adjustment as provided in the partnership agreement.

Fiduciary Duty
Under South Carolina law, a general partner owes the fiduciary duties of loyalty and care to the partnership and its limited partners. The Shelter partnership agreement provides that, among other specific duties, Shelter GP has a duty to diligently and faithfully devote such of its time to the business of the partnership as may be necessary to properly conduct the affairs of the partnership. Shelter’s general partners may acquire Limited Partnership Units on their own behalf and for their own benefit. The Shelter partnership agreement expressly limits the liability of the general partners and provides that Shelter shall indemnify the general partners and any of Shelter GP’s officers, officers, directors or employees against any claim or liability by or to any person other than Shelter, in respect of any act or any failure to act so long as such act or failure to act was determined in good faith to be (i) within the scope of such general partner’s or related person’s authority and (ii) in the best interests of the partnership, and so long as such general partner or related person was not guilty of negligence, misconduct or breach of a fiduciary obligation.	Delaware law provides that, except as provided in a partnership agreement, a general partner owes the fiduciary duties of loyalty and care to the partnership and its limited partners. The Aimco OP partnership agreement expressly authorizes the general partner to enter into, on behalf of Aimco OP, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of Aimco OP and the general partner, on such terms as the general partner, in its sole and absolute discretion, believes are advisable. The Aimco OP partnership agreement expressly limits the liability of the general partner by providing that the general partner, and its officers and directors, will not be liable or accountable in damages to Aimco OP, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the general partner or such director or officer acted in good faith.

Limited Partnership Units	OP Units

Investment Policy
Shelter is engaged in the business of operating and holding real estate properties for investment. In general, Shelter GP, as the corporate general partner, regularly evaluates Shelter’s property by considering various factors, such as Shelter’s financial position and real estate and capital markets conditions. Shelter GP monitors a property’s specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees the operating performance of the property and evaluates the physical improvement requirements. In addition, the financing structure for the property (including any prepayment penalties), tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by Shelter GP to sell, refinance, upgrade with capital improvements or hold a partnership property.	Aimco OP was formed to engage in the acquisition, ownership, management and redevelopment of apartment properties. Although it holds all of its properties for investment, Aimco OP may sell properties when they do not meet its investment criteria or are located in areas that it believes do not justify a continued investment when compared to alternative uses for capital. Its portfolio management strategy includes property acquisitions and dispositions to concentrate its portfolio in its target markets. It may market for sale certain properties that are inconsistent with this long-term investment strategy. Additionally, from time to time, Aimco OP may market certain properties that are consistent with this strategy but offer attractive returns. Aimco OP may use its share of the net proceeds from such dispositions to, among other things, reduce debt, fund capital expenditures on existing assets, fund acquisitions, and for other operating needs and corporate purposes.

Compensation and Distributions

Shelter.  Shelter has no employees and depends on Shelter GP, Shelter’s corporate general partner, and its affiliates for the management and administration of all partnership activities. Shelter GP and its affiliates receive 5% of gross receipts from all of Shelter’s property as compensation for providing property management services, and also provides that Shelter GP and its affiliates receive certain payments for other services and reimbursement of certain expenses incurred on behalf of Shelter.

In addition, under the Shelter partnership agreement, Distributable Cash From Operations (as defined in the Shelter partnership agreement), to the extent deemed available by Shelter GP for distribution, is distributed quarterly as follows: initially, ninety-nine percent to the limited partners and one percent to the general partners and, once certain thresholds are met, ninety percent to the limited partners and one percent to the general partners.

A description of the compensation paid to Shelter GP, as Shelter’s corporate general partner, and its affiliates during the years ended December 31, 2009 and 2008, and during the six months ended June 30, 2010 and 2009, can be found under the heading “Certain Relationships and Related Transactions” in this information statement/prospectus. In addition, for more information, see “Note D — Transactions with Affiliated Parties” in the notes to the financial statements appearing in Shelter’s Annual Report on Form 10-K for the year ended December 31, 2009, which is included as Annex D to this information statement/prospectus, and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Shelter’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which is included as Annex E to this information statement/prospectus.

Aimco OP.  The Aimco OP partnership agreement provides that Aimco OP’s general partner shall not be compensated for its services as a general partner, other than the compensation it receives with respect to distributions and allocations in accordance with the partnership agreement. Subject to certain provisions of the partnership agreement, Aimco OP will reimburse the general partner for all sums expended in connection with the partnership’s business.

In addition, subject to the rights of holders of any outstanding preferred OP Units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion of, as the general partner may in its sole and absolute discretion determine, Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner and the holders of common OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT Requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code and the Treasury Regulations and (ii) avoid any United States Federal income or excise tax liability of Aimco.

MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS

The following is a summary of the material United States Federal income tax consequences of the merger, and an investment in Aimco OP Units and Aimco stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), rulings issued by the IRS, and judicial decisions, all in effect as of the date of this information statement/prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary is also based on the assumptions that the operation of Aimco, Aimco OP and the limited liability companies and limited partnerships in which they own controlling interests (collectively, the “Subsidiary Partnerships”) and any affiliated entities will be in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of United States Federal income taxation which may be important to a particular investor, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, regulated investment companies, holders that receive Aimco stock through the exercise of stock options or otherwise as compensation, insurance companies, persons holding Aimco stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that investors will hold their OP Units and Aimco stock as capital assets (generally, property held for investment). No opinion of counsel or advance ruling from the IRS has been or will be sought regarding the tax status of Aimco or Aimco OP, or the tax consequences relating to Aimco or Aimco OP or an investment in OP Units or Aimco stock. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

THE FEDERAL INCOME TAX TREATMENT OF A PARTICULAR HOLDER DEPENDS UPON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE MERGER, OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OP UNITS AND AIMCO STOCK, AND OF AIMCO’S ELECTION TO BE SUBJECT TO TAX, FOR FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.

United States Federal Income Tax Consequences Relating to the Merger

Tax Consequences of the Transaction to Shelter and Aimco OP

When the assets or operations of two partnerships such as Shelter and Aimco OP are combined in a transaction pursuant to which one of the partnerships ceases to exist as a partnership (the “terminated partnership”) for Federal income tax purposes, and the members of the terminated partnership become members of the surviving partnership (the “resulting partnership”), that combined transaction is generally treated as a partnership merger.

In general, Shelter would be treated as contributing all of its assets, and assigning all of its liabilities, to Aimco OP in exchange for interests in Aimco OP and any other consideration issued by Aimco OP in connection with the transaction, including cash or an assumption of liability, which may result in gain recognition under the rules described below. Immediately thereafter, Shelter is treated as distributing all of its assets to its partners in complete liquidation.

Tax Consequences of the Transaction to Aimco and the Aimco Entities

Aimco and the Aimco Entities (other than Aimco OP, which is discussed separately, above) are not expected to recognize any gain or loss on the transaction.

Tax Consequences of Exchanging Limited Partnership Units Solely for Cash

For Federal income tax purposes, any payment of cash for Limited Partnership Units will be treated as a sale of such Limited Partnership Units by such holder. Each such holder of Limited Partnership Units who accepts cash must explicitly agree and consent to treat the payment of cash for Limited Partnership Units as a sale of such units, in accordance with the terms of the merger agreement.

If a holder of Limited Partnership Units sells such units for cash, such holder will recognize gain or loss on the sale of his units equal to the difference between (i) such holder’s “amount realized” on the sale and (ii) such holder’s adjusted tax basis in the Limited Partnership Units sold. The “amount realized” with respect to a Limited Partnership Unit will be equal to the sum of the amount of cash such holder receives for his units plus the amount of liabilities of Shelter allocable to such Limited Partnership Units as determined under section 752 of the Internal Revenue Code.

Tax Consequences of Exchanging Limited Partnership Units Solely for OP Units

Generally, section 721 of the Internal Revenue Code provides that neither a contributing partner nor the partnership will recognize a gain or loss, for United States Federal income tax purposes, upon a contribution of property to such partnership in exchange for solely OP Units, except to the extent described below. Each such holder of Limited Partnership Units who accepts OP Units must explicitly agree and consent to such treatment, in accordance with the terms of the merger agreement.

If a holder of Limited Partnership Units contributes such units to Aimco OP in exchange for solely OP Units, such holder may recognize gain upon such exchange if, immediately prior to such exchange, the amount of liabilities of Shelter allocable to the Limited Partnership Units transferred exceeds the amount of the Aimco OP partnership liabilities allocable to such holder immediately after such exchange. In that case the excess would be treated as a deemed distribution of cash to such holder from Aimco OP. This deemed cash distribution would be treated as a nontaxable return of capital to the extent such holder’s adjusted tax basis in his OP Units and thereafter as taxable gain.

Tax Consequences of Receipt of Cash Payment for Waiver and Release

As discussed in “The Merger — Waiver and Additional Consideration,” each limited partner unaffiliated with Aimco OP may elect to receive an additional cash payment in exchange for executing a waiver and release of certain claims. The United Stated Federal income tax treatment of such additional cash payment is uncertain. Aimco OP intends to treat the additional cash payment as a payment made for the waiver and release of certain claims, and not as additional merger consideration, and intends to report the additional cash payment accordingly. No assurance can be given that the IRS would not assert that the additional cash payment should be treated as part of the Merger Consideration. Holders that elect to receive the additional cash payment in exchange for executing a waiver and release should consult their tax advisors concerning the tax treatment of such payment.

Information Reporting Requirements and Backup Withholding

United States Holders

In general, backup withholding and information reporting will apply to all payments made to a United States Holder pursuant to the Merger. A United States Holder will generally be subject to backup withholding (at a rate of 28%, through 2010) with respect to payments made pursuant to the Merger unless such holder, among other conditions, provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules, or otherwise establishes a basis for exemption from backup withholding. Exempt United States Holders (including, among others, all corporations) are not subject to these backup withholding and information reporting requirements. A holder who does not provide Aimco OP with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the holder’s income tax liability.

Non-United States Holders

Information reporting may apply to payments made to a Non-United States Holder pursuant to the Merger. Copies of information returns reporting such amounts and any withholding also may be made available by the IRS to the tax authorities in the country in which a Non-United States Holder is resident under the provision of an applicable income tax treaty or other agreement. Non-United States Holders that receive OP Units as Merger Consideration should see “— Taxation of OP Unitholders” and “— Taxation of Foreign OP Unitholders,” below.

In general, backup withholding will not apply to payments made to a Non-United States Holder pursuant to the Merger, if, among other conditions, such Non-United States Holder certifies as to its non-United States status under penalties of perjury or otherwise establishes an exemption, provided that neither Aimco OP nor our withholding agent has actual knowledge, or reason to know, that the Non-United States Holder is a United States person or that the conditions of any other exemption are not in fact satisfied. In order to claim an exemption from or reduction of withholding tax, the Non-United States Holder must deliver a properly executed IRS Form W-8ECI, as applicable, claiming such exemption or reduction. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against such Non-United States Holder’s United States Federal income tax liability if the Non-United States Holder follows the required procedures.

Because the tax treatment of the receipt of an additional cash payment in exchange for executing a waiver and release of certain claims is unclear under United States Federal income tax law, Aimco OP intends to withhold United States Federal income tax at a rate of 30% from any additional cash payment paid to a Non-U.S. Holder, unless an exemption from or reduction of withholding tax is applicable. In order to claim an exemption from or reduction of withholding tax, the Non-United States Holder must deliver a properly executed IRS Form W-8ECI, as applicable, claiming such exemption or reduction. Non-U.S. Holders are urged to consult their tax advisors regarding the possibility of claiming a refund with respect to the receipt of an additional cash payment in exchange for executing a waiver and release.

Taxation of Aimco OP and OP Unitholders

Partnership Status

Aimco believes that Aimco OP is classified as a partnership, and not as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation for United States Federal income tax purposes. If Aimco OP were treated as a “publicly traded partnership” taxed as a corporation for United States Federal income tax purposes, material adverse consequences to the Transferor and its owners would result. In addition, classification of Aimco OP as an association or publicly traded partnership taxable as a corporation would also result in the termination of Aimco’s status as a REIT for United States Federal income tax purposes, which would have a material adverse impact on Aimco. See “— Taxation of Aimco,” and “— Taxation of Aimco Stockholders,” and ‘‘— Taxation of Aimco’s Investments in Partnerships.” The following discussion assumes that Aimco OP is, and will continue to be, classified and taxed as a partnership (and not as a publicly traded partnership) for United States Federal income tax purposes.

Taxation Of OP Unitholders

In general, a partnership is treated as a “pass-through” entity for United States Federal income tax purposes and is not itself subject to United States Federal income taxation. Each partner of a partnership, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions, and expenses (“Partnership Tax Items”) for each taxable year of the partnership ending within or with such taxable year of the partner, regardless of whether he receives any actual distributions from the partnership during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined at the partnership, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the partnership agreement. An OP Unitholder’s allocable share of Aimco OP’s taxable income may exceed the cash distributions to the OP Unitholder for any year if Aimco OP retains its profits rather than distributing them.

Allocations Of Aimco OP Profits And Losses

For United States Federal income tax purposes, an OP Unitholder’s allocable share of Aimco OP’s Partnership Tax Items will be determined by Aimco OP’s partnership agreement if such allocations either have “substantial economic effect” or are determined to be in accordance with the OP Unitholder’s interests in Aimco OP. If the allocations provided by Aimco OP’s agreement of limited partnership were successfully challenged by the IRS, the redetermination of the allocations to a particular OP Unitholder for United States Federal income tax purposes may be less favorable than the allocation set forth in Aimco OP’s agreement of limited partnership.

Tax Basis Of A Partnership Interest

A partner’s adjusted tax basis in his partnership interest is relevant, among other things, for determining (i) gain or loss upon a taxable disposition of his partnership interest, (ii) gain upon the receipt of partnership distributions, and (iii) the limitations imposed on the use of partnership deductions and losses allocable to such partner. Generally, the adjusted tax basis of an OP Unitholder’s interest in Aimco OP is equal to (A) the sum of the adjusted tax basis of the property contributed by the OP Unitholder to Aimco OP in exchange for an interest in Aimco OP and the amount of cash, if any, contributed by the OP Unitholder to Aimco OP, (B) reduced, but not below zero, by the OP Unitholder’s allocable share of Aimco OP partnership distributions, deductions, and losses, (C) increased by the OP Unitholder’s allocable share of Aimco OP partnership income and gains, and (D) increased by the OP Unitholder’s allocable share of Aimco OP partnership liabilities and decreased by the OP Unitholder’s liabilities assumed by Aimco OP.

Cash Distributions

Cash distributions received from a partnership do not necessarily correlate with income earned by the partnership as determined for United States Federal income tax purposes. Thus, an OP Unitholder’s United States Federal income tax liability in respect of his allocable share of Aimco OP taxable income for a particular taxable year may exceed the amount of cash, if any, received by the OP Unitholder from Aimco OP during such year.

If cash distributions, including a “deemed” cash distribution as discussed below, received by an OP Unitholder in any taxable year exceed his allocable share of Aimco OP taxable income for the year, the excess will generally constitute, for United States Federal income tax purposes, a return of capital to the extent of such OP Unitholder’s adjusted tax basis in his Aimco OP interest. Such return of capital will not be includible in the taxable income of the OP Unitholder, for United States Federal income tax purposes, but it will reduce, but not below zero, the adjusted tax basis of Aimco OP interests held by the OP Unitholder. If an OP Unitholder’s tax basis in his Aimco OP interest is reduced to zero, a subsequent cash distribution received by the OP Unitholder will be subject to tax as capital gain and/or ordinary income, but only if, and to the extent that, such distribution exceeds the subsequent positive adjustments, if any, to the tax basis of the OP Unitholder’s Aimco OP interest as determined at the end of the taxable year during which such distribution is received. A decrease in an OP Unitholder’s share of Aimco OP liabilities resulting from the payment or other settlement, or reallocation of such liabilities is generally treated, for United States Federal income tax purposes, as a deemed cash distribution. The Transaction documents permit Aimco to make such debt payments. A decrease in an OP Unitholder’s percentage interest in Aimco OP because of the issuance by Aimco OP of additional OP Units or otherwise, may decrease an OP Unitholder’s share of nonrecourse liabilities of Aimco OP and thus, may result in a corresponding deemed distribution of cash. A deemed distribution of cash resulting from the payment, settlement, or other reduction or reallocation of Aimco OP liabilities formerly allocated to an OP Unitholder will result in taxable gain to such OP Unitholder to the extent such deemed distribution of cash exceeds the OP Unitholder’s basis in his OP Units

A non-pro rata distribution (or deemed distribution) of money or property may result in ordinary income to an OP Unitholder, regardless of such OP Unitholder’s tax basis in his OP Units, if the distribution reduces such OP Unitholder’s share of Aimco OP’s “Section 751 Assets.” “Section 751 Assets” are defined by the Internal Revenue Code to include “unrealized receivables” or “inventory items.” Among other things, “unrealized receivables” include amounts attributable to previously claimed depreciation deductions on certain types of property. To the extent that such a reduction in an OP Unitholder’s share of Section 751 Assets occurs, Aimco OP will be deemed to have distributed a proportionate share of the Section 751 Assets to the OP Unitholder followed by a deemed exchange of such assets with Aimco OP in return for the non-pro rata portion of the actual distribution made to such OP Unitholder. This deemed exchange will generally result in the realization of ordinary income by the OP Unitholder. Such income will equal the excess of (1) the non-pro rata portion of such distribution over (2) the OP Unitholder’s tax basis in such OP Unitholder’s share of such Section 751 Assets deemed relinquished in the exchange.

Tax Consequences Relating To Contributed Assets and Transferred Liabilities

Generally, section 721 of the Internal Revenue Code provides that neither the contributing partner nor Aimco OP will recognize a gain or loss, for United States Federal income tax purposes, upon a contribution of property to Aimco OP solely in exchange for OP Units. If, however, in connection with such a contribution of property, the investor receives, or is deemed to receive, cash or other consideration in addition to OP Units, the receipt or deemed receipt of such cash or other consideration may be treated as part of a disguised sale. In that case, the investor would be treated as having sold, in a taxable transaction, a portion of the contributed property to Aimco OP in exchange for such cash or other consideration; the balance of the contributed property would, however, remain subject to the tax-free contribution treatment described above. Subject to certain exceptions, including exceptions that apply to distributions of operating cash flow, any transfer or deemed transfer (such as a debt pay down which is permitted under the transaction documents), of cash by Aimco OP to the contributing partner within two years before or after such contribution, including cash paid at closing, will be treated as part of a taxable “disguised sale.” In addition, the IRS may assert that any redemption or exchange transaction involving the OP Units issued in connection with the Transaction that occurs within several years after such transaction constitutes an “integrated disguised sale” that may result in taxation (without the receipt of cash) for OP Unitholders who do not dispose of their OP Units.

The disguised sale rules may also apply, and give rise to taxable income without a corresponding receipt of cash where, for example, the holder of a Limited Partnership Unit (a “Limited Partnership Unitholder”), contributes property to Aimco OP subject to one or more liabilities, where liabilities are assumed or paid by Aimco OP or where a redemption or exchange involving the OP Units issued in connection with the Transaction occurs within several years after the Transaction. The application of the disguised sale rules is complex and depends, in part, upon the facts and circumstances applicable the Limited Partnership Unitholders, which Aimco has not undertaken to review. Accordingly, investors are particularly urged with their tax advisors concerning the extent to which the disguised sale rules would apply.

If an investor transfers property to Aimco OP in exchange for an OP Unit, and the adjusted tax basis of such property differs from its fair market value, Partnership Tax Items must be allocated in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with such property at the time of the contribution. This may result in a tax liability without a corresponding receipt of cash. Where a partner contributes cash to a partnership that holds appreciated property, Treasury Regulations provide for a similar allocation of such items to the other partners. These rules may apply to a contribution by Aimco to Aimco OP of cash proceeds received by Aimco from the offering of its stock. Such allocations are solely for United States Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the OP Unitholders. The general purpose underlying this provision is to specially allocate certain Partnership Tax Items in order to place both the noncontributing and contributing partners in the same tax position that they would have been in had the contributing partner contributed property with an adjusted tax basis equal to its fair market value. Treasury Regulations provide Aimco OP with several alternative methods and allow Aimco OP to adopt any other reasonable method to make allocations to reduce or eliminate these “book-tax differences.” The general partner, in its sole and absolute discretion and in a manner consistent with Treasury Regulations, will select and adopt a method of allocating Partnership Tax Items for purposes of eliminating such disparities. The method selected by Aimco OP in its sole discretion could cause the transferor (or its partners) to incur a tax liability without a corresponding receipt of cash. Each prospective investor is urged to consult his tax advisor regarding the tax consequences of any special allocations of Partnership Tax Items resulting from the contribution of property to Aimco OP.

Disguised Sales Rules

As described above, if a contributing partner receives or is deemed to receive for United States Federal income tax purposes, cash or other consideration in addition to OP Units upon the contribution of property to Aimco OP or within two years before or after such consideration (other than certain safe harbor distributions), the transaction will likely be treated as part contribution of property and part sale of property under the “disguised sale rules.” The disguised sale rules may also apply where property is transferred to Aimco OP subject to certain liabilities. In such event, the contributing partner will recognize gain or loss with respect to the portion of the property that is deemed to be sold to Aimco OP. If the disguised sale rules apply, all or a portion of the liabilities associated with the contributed property may be treated as consideration received by the contributing partner in a sale of the property to Aimco OP. The disguised sales rules may apply if, for example, the issuance of OP Units to Shelter limited partners in connection with the merger is integrated with any other acquisition between Aimco and any OP Unitholder or any related party. For example, the IRS may assert that any redemption or exchange for several years between Aimco OP and any OP Unitholder who receives OP Units in the current transaction constitutes an “integrated disguised sale” that may result in taxation (without receipt of cash) for OP Unitholders who do not dispose of their OP Units. No assurances can be given that the IRS would not be successful in such an assertion. Each prospective investor is urged to consult his tax advisor regarding the application of the disguised sale rules.

Limitations On Deductibility Of Losses

Basis Limitation.  To the extent that an OP Unitholder’s allocable share of Aimco OP partnership deductions and losses exceeds his adjusted tax basis in his Aimco OP interest at the end of the taxable year in which the losses and deductions flow through, the excess losses and deductions cannot be utilized, for United States Federal income tax purposes, by the OP Unitholder in such year. The excess losses and deductions may, however, be utilized in the first succeeding taxable year in which, and to the extent that, there is an increase in the tax basis of Aimco OP interest held by such OP Unitholder, but only to the extent permitted under the “at risk” and “passive activity loss” rules discussed below.

“At Risk” Limitation.  Under the “at risk” rules of section 465 of the Internal Revenue Code, a noncorporate taxpayer and a closely held corporate taxpayer are generally not permitted to claim a deduction, for United States Federal income tax purposes, in respect of a loss from an activity, whether conducted directly by the taxpayer or through an investment in a partnership, to the extent that the loss exceeds the aggregate dollar amount which the taxpayer has “at risk” in such activity at the close of the taxable year. To the extent that losses are not permitted to be used in any taxable year, such losses may be carried over to subsequent taxable years and may be claimed as a deduction by the taxpayer if, and to the extent that, the amount which the taxpayer has “at risk” is increased. Provided certain requirements are met, a taxpayer is considered “at risk” for the taxpayer’s share of any nonrecourse financing which is secured by real property used in any activity that constitutes “the holding of real property,” which activity should be the case for a limited partner of a common OP Unit generally should constitute.

“Passive Activity Loss” Limitation.  The passive activity loss rules of section 469 of the Internal Revenue Code limit the use of losses derived from passive activities, which generally includes an investment in limited partnership interests such as the OP Units. If an investment in an OP Unit is treated as a passive activity, an OP Unitholder who is an individual investor, as well as certain other types of investors, would not be able to use losses from Aimco OP to offset nonpassive activity income, including salary, business income, and portfolio income (e.g., dividends, interest, royalties, and gain on the disposition of portfolio investments) received during the taxable year. Passive activity losses that are disallowed for a particular taxable year may, however, be carried forward to offset passive activity income earned by the OP Unitholder in future taxable years. In addition, such disallowed losses may be claimed as a deduction, subject to the basis and at risk limitations discussed above, upon a taxable disposition of an OP Unitholder’s entire interest in Aimco OP, regardless of whether such OP Unitholder has received any passive activity income during the year of disposition.

If Aimco OP were characterized as a publicly traded partnership, each OP Unitholder would be required to treat any loss derived from Aimco OP separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to Aimco OP which are carried forward may only be offset against future income of Aimco OP. Moreover, unlike other passive activity losses, suspended losses attributable to Aimco OP would only be allowed upon the complete disposition of the OP Unitholder’s “entire interest” in Aimco OP.

Section 754 Election

Aimco OP has made the election permitted by section 754 of the Internal Revenue Code. Such election is irrevocable without the consent of the IRS. The election will generally permit a purchaser of OP Units, such as Aimco when it acquires Aimco OP Units from OP Unitholders, to adjust its share of the basis in Aimco OP’s properties pursuant to section 743(b) of the Internal Revenue Code to fair market value (as reflected by the value of consideration paid for the OP Units), as if such purchaser had acquired a direct interest in Aimco OP assets. The section 743(b) adjustment is attributed solely to a purchaser of OP Units and is not added to the bases of Aimco OP’s assets associated with all of the OP Unitholders in Aimco OP.

Depreciation

Section 168(i)(7) of the Internal Revenue Code provides that in the case of property transferred to a partnership in a section 721 transaction, the transferee shall be treated as the transferor for purposes of computing the depreciation deduction with respect to so much of the basis in the hands of the transferee as does not exceed the adjusted basis in the hands of the transferor. The effect of this rule would be to continue the historic basis, placed in service dates and methods with respect to the depreciation of the properties being contributed by a Contributing Partner to Aimco OP in exchange for OP Units. However, an acquirer of OP Units that obtains a section 743(b) adjustment by reason of such acquisition (see “Section 754 Election,” above) generally will be allowed depreciation with respect to such adjustment beginning as of the date of the exchange as if it were new property placed in service as of that date.

Sale, Redemption, Exchange or Abandonment of OP Units

An OP Unitholder will recognize a gain or loss upon a sale of an OP Unit, a redemption of an OP Unit for cash, an exchange of an OP Unit for shares of common stock or other taxable disposition of an OP Unit. Gain or loss recognized upon a sale or exchange of an OP Unit will be equal to the difference between (i) the amount realized in the transaction (i.e., the sum of the cash and the fair market value of any property received for the OP Unit plus the amount of Aimco OP liabilities allocable to the OP Unit at such time) and (ii) the OP Unitholder’s tax basis in the OP Unit disposed of, which tax basis will be adjusted for the OP Unitholder’s allocable share of Aimco OP’s income or loss for the taxable year of the disposition. The tax liability resulting from the gain recognized on a disposition of an OP Unit could exceed the amount of cash and the fair market value of property received.

If Aimco OP redeems an OP Unitholder’s OP Units for cash (which is not contributed by Aimco to effect the redemption), the tax consequences generally would be the same as described in the preceding paragraphs, except that if Aimco OP redeems less than all of an OP Unitholder’s OP Units, the OP Unitholder would recognize taxable gain only to the extent that the cash, plus the amount of Aimco OP liabilities allocable to the redeemed OP Units, exceeded the OP Unitholder’s adjusted tax basis in all of such OP Unitholder’s OP Units immediately before the redemption.

Capital gains recognized by individuals and certain other noncorporate taxpayers upon the sale or disposition of an OP Unit will be subject to a maximum United States Federal income tax rate of 15% (through 2010) if the OP Unit is held for more than 12 months and will be taxed at ordinary income tax rates if the OP Unit is held for 12 months or less. Generally, gain or loss recognized by an OP Unitholder on the sale or other taxable disposition of an OP Unit will be taxable as capital gain or loss. However, to the extent that the amount realized upon the sale or other taxable disposition of an OP Unit attributable to an OP Unitholder’s share of “unrealized receivables” of Aimco OP exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, “unrealized receivables” include amounts attributable to previously claimed depreciation deductions on certain types of property. In addition, the maximum United States Federal income tax rate for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as Aimco OP) held for more than 12 months is currently 25% (rather than 15%) to the extent of previously claimed depreciation deductions that would not be treated as “unrealized receivables.” See also “Disguised Sales Rules” above for sales integrated with the contribution of property for OP Units.

The law is currently uncertain regarding the treatment of an abandoned interest in a partnership, and whether an abandonment gives rise to a deductible loss is a question of fact. Even if an investor were able to successfully abandon his interest in an OP Unit and thereby recognized loss to the extent of his basis in such OP Unit, under authority recently issued by the IRS, it is likely that such loss would be capital, rather than ordinary, in nature. Prospective investors are urged to consult their tax advisors regarding the application, effect and method of abandoning an interest in an OP Unit.

Alternative Minimum Tax

The Internal Revenue Code contains different sets of minimum tax rules applicable to corporate and noncorporate investors. The discussion below relates only to the alternative minimum tax applicable to noncorporate taxpayers. Accordingly, corporate investors should consult with their tax advisors with respect to the effect of the corporate minimum tax provisions that may be applicable to them. Noncorporate taxpayers are subject to an alternative minimum tax to the extent the tentative minimum tax (“TMT”) exceeds the regular income tax otherwise payable. In general, alternative minimum taxable income (“AMTI”) consists of the taxpayer’s taxable income, determined with certain adjustments, plus his items of tax preference. For example, alternative minimum taxable income is calculated using an alternative cost recovery (depreciation) system that is not as favorable as the methods provided for under section 168 of the Internal Revenue Code which Aimco OP will use in computing its income for regular United States Federal income tax purposes. Accordingly, an OP Unitholder’s AMTI derived from Aimco OP may be higher than such OP Unitholder’s share of Aimco OP’s net taxable income. Prospective investors should consult their tax advisors as to the impact of an investment in OP Units on their liability for the alternative minimum tax.

Information Returns and Audit Procedures

Aimco OP will use all reasonable efforts to furnish to each OP Unitholder as soon as possible after the close of each taxable year of Aimco OP, certain tax information, including a Schedule K-l, which sets forth each OP Unitholder’s allocable share of Aimco OP’s Partnership Tax Items. In preparing this information the general partner will use various accounting and reporting conventions to determine the respective OP Unitholder’s allocable share of Partnership Tax Items. The general partner cannot assure a current or prospective OP Unitholder that the IRS will not successfully contend in court that such accounting and reporting conventions are impermissible.

No assurance can be given that Aimco OP will not be audited by the IRS or that tax adjustments will not be made. Further, any adjustments in Aimco OP’s tax returns will lead to adjustments in OP Unitholders’ tax returns and may lead to audits of their returns and adjustments of items unrelated to Aimco OP. Each OP Unitholder would bear the cost of any expenses incurred in connection with an examination of such OP Unitholder’s personal tax return.

The tax treatment of Partnership Tax Items generally is determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code provides for one partner to be designated as the Tax Matters Partner for these purposes.

The Tax Matters Partner is authorized, but not required, to take certain actions on behalf of Aimco OP and OP Unitholders and can extend the statute of limitations for assessment of tax deficiencies against OP Unitholders with respect to Aimco OP Tax Items. The Tax Matters Partner may bind an OP Unitholder with less than a l% profits interest in Aimco OP to a settlement with the IRS, unless such OP Unitholder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the OP Unitholders are bound) of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, such review may be sought by any OP Unitholder having at least a 1% interest in the profits of Aimco OP or by OP Unitholders having in the aggregate at least a 5% profits interest. However, only one action for judicial review will go forward, and each OP Unitholder with an interest in the outcome may participate.

Tax Return Disclosure and Investor List Requirements

Treasury Regulations require participants in a “reportable transaction” to disclose certain information about the transaction to the IRS with their tax returns and retain certain information relating to the transaction (the “Disclosure Requirement”). In addition, organizers, sellers, and certain advisors of a reportable transaction are required to maintain certain records, including lists identifying the investors in a transaction, and to furnish those records, as well as detailed information regarding the transaction, to the IRS upon demand (the “List Maintenance Requirement”). While the Disclosure Requirement and the List Maintenance Requirement are directed towards “tax shelters,” the regulations are written quite broadly, and apply to transactions that would not typically be considered tax shelters. There are significant penalties for failure to comply with these requirements.

A transaction may be a reportable transaction based upon any of several indicia, including, among other things, losses. Characterization of this transaction as a reportable transaction could increase the likelihood of an audit by the IRS. You would be required to attach a completed IRS Form 8886, the “Reportable Transaction Disclosure Statement,” to your tax return for the taxable year of the transaction, as well as provide a copy of this form to the Office of Tax Shelter Analysis at the same time that such statement is first filed with the IRS. You should consult your tax advisors concerning these disclosure obligations with respect to the receipt or disposition of Common OP Units, or transactions that might be undertaken directly or indirectly by Aimco OP. Moreover, you should be aware that Aimco OP and other participants in the transactions involving Aimco OP (including their advisors) would be subject to the Disclosure Requirement and/or the List Maintenance Requirement if this transaction were to be classified as a reportable transaction.

Taxation Of Foreign OP Unitholders

A Non-U.S. Holder (as defined below under “— Taxation of Aimco and Aimco Stockholders — Taxation of Foreign Stockholders”) will generally be considered to be engaged in a United States trade or business on account of its ownership of an OP Unit. As a result, a Non-U.S. Holder will be required to file United States Federal income tax returns with respect to its allocable share of Aimco OP’s income which is effectively connected to its trade or business. A Non-U.S. Holder that is a corporation may also be subject to United States branch profit tax at a rate of 30%, in addition to regular United States Federal income tax, on its allocable share of such income. Such a tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the Non-U.S. Holder is resident for tax purposes. Non-U.S. Holders are advised to consult their tax advisors regarding the effects an investment in Aimco OP may have on information return requirements and other United States and non-United States tax matters, including the tax consequences of an investment in Aimco OP for the country or other jurisdiction of which such Non-U.S. Holder is a citizen or in which such Non-U.S. Holder resides or is otherwise located.

Taxation of Aimco and Aimco Stockholders

Taxation of Aimco

The REIT provisions of the Internal Revenue Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Internal Revenue Code that govern the United States Federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect.

Aimco has elected to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 1994, and Aimco intends to continue such election. Although Aimco believes that, commencing with the Aimco’s initial taxable year ended December 31, 1994, Aimco was organized in conformity with the requirements for qualification as a REIT, and its actual method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, no assurance can be given that Aimco has been or will remain so qualified. Such qualification and taxation as a REIT depends upon Aimco’s ability to meet, on a continuing basis, through actual annual operating results, asset ownership, distribution levels, requirements regard diversity of stock ownership, and the various qualification tests imposed under the Internal Revenue Code as discussed below. No assurance can be given that the actual results of Aimco’s operation for any one taxable year will satisfy such requirements. See “— Taxation of Aimco and Aimco Stockholders — Failure to Qualify.” No assurance can be given that the IRS will not challenge Aimco’s eligibility for taxation as a REIT.

Taxation of REITs in General

Provided Aimco qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to United States Federal corporate income tax on its net income that is currently distributed to its stockholders. This deduction for dividends paid substantially eliminates the “double taxation” of corporate income (i.e., taxation at both the corporate and stockholder levels) that generally results from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the stockholder level upon a distribution of dividends by the REIT.

The rates at which individual stockholders are taxed on corporate dividends have been reduced from a maximum of 38.6% (as ordinary income) to a maximum of 15% (the same as long-term capital gains) through 2010. With limited exceptions, however, dividends received by stockholders from Aimco or from other entities that are taxed as REITs are generally not eligible for the reduced rates, and will continue to be taxed at rates applicable to ordinary income, which, will be as high as 35% through 2010. See “— Taxation of Aimco and Aimco Stockholders — Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions.”

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “— Taxation of Aimco and Aimco Stockholders — Taxation of Stockholders.”

If Aimco qualifies as a REIT, it will nonetheless be subject to Federal income tax in the following circumstances:

•	Aimco will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between Aimco and its taxable REIT subsidiaries (as described below) if and to the extent that the IRS successfully asserts that the economic arrangements between Aimco and its taxable REIT subsidiaries are not comparable to similar arrangements between unrelated parties.

•	If Aimco has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% prohibited transactions tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%). We do not anticipate receiving any income from foreclosure property.

•	If Aimco should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with Aimco’s gross income.

•	Similarly, if Aimco should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain its qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, it may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If Aimco should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Aimco would be required to pay a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level.

•	Aimco may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet the record keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Taxation of Aimco and Aimco Stockholders — Requirements for Qualification — General.”

•	If Aimco acquires appreciated assets from a corporation that is not a REIT (i.e., a “subchapter C corporation”) in a transaction in which the adjusted tax basis of the assets in the hands of Aimco is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, Aimco may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if Aimco subsequently recognizes gain on the disposition of any such asset during the ten-year period following its acquisition from the subchapter C corporation.

•	Certain earnings of Aimco’s subsidiaries are subchapter C corporations, the earnings of which could be subject to Federal corporate income tax.

•	Aimco may be subject to the “alternative minimum tax” on its items of tax preference, including any deductions of net operating losses.

•	Aimco and its subsidiaries may be subject to a variety of taxes, including state, local and foreign income taxes, property taxes and other taxes on their assets and operations. Aimco could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation, but for the special Internal Revenue Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities); and

(7) that meets other tests described below (including with respect to the nature of its income and assets).

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that the condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

Aimco believes that it has been organized, has operated and has issued sufficient shares of stock to satisfy conditions (1) through (7) inclusive. Aimco’s articles of incorporation provide certain restrictions regarding transfers of its shares, which are intended to assist Aimco in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that Aimco will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

To monitor Aimco’s compliance with the share ownership requirements, Aimco is generally required to maintain records regarding the actual ownership of its shares. To do so, Aimco must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by Aimco). A list of those persons failing or refusing to comply with this demand must be maintained as part of Aimco’s records. Failure by Aimco to comply with these record keeping requirements could subject it to monetary penalties. A stockholder who fails or refuses to comply with the demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Aimco satisfies this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “— Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Internal Revenue Code extends similar relief in the case of certain violations of the REIT asset requirements (see “— Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If Aimco fails to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable it to maintain its qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests.  In the case of a REIT that is a partner in a partnership, the Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs as described below. Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, Aimco’s proportionate share of the assets, liabilities and items of income of the Subsidiary Partnerships will be treated as assets, liabilities and items of income of Aimco for purposes of applying the REIT requirements described below. A summary of certain rules governing the Federal income taxation of partnerships and their partners is provided below in “— Taxation of Aimco and Aimco Stockholders — Tax Aspects of Investments in Affiliated Entities — Partnerships.”

Disregarded Subsidiaries.  Aimco’s indirect interests in Aimco OP and other Subsidiary Partnerships are held through wholly owned corporate subsidiaries of Aimco organized and operated as “qualified REIT subsidiaries” within the meaning of the Internal Revenue Code. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. If a REIT owns a qualified REIT subsidiary, that subsidiary is disregarded for Federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. Each qualified REIT subsidiary, therefore, is not subject to Federal corporate income taxation, although it may be subject to state or local taxation. Other entities that are wholly-owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for Federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which Aimco holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of Aimco ceases to be wholly-owned — for example, if any equity interest in the subsidiary is acquired by a person other than Aimco or another disregarded subsidiary of Aimco — the subsidiary’s separate existence would no longer be disregarded for Federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Aimco’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Taxation of Aimco and Aimco Stockholders — Asset Tests” and “— Taxation of Aimco and Aimco Stockholders — Income Tests.”

Taxable Subsidiaries.  A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly-owned, to treat the subsidiary corporation as a taxable REIT subsidiary (“TRS”). A TRS also includes any corporation, other than a REIT, with respect to which a TRS in which a REIT owns an interest, owns securities possessing 35% of the total voting power or total value of the outstanding securities of such corporation. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for Federal income tax purposes. As a result, a parent REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the parent

REIT, and the REIT recognizes as income, the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains). As a taxable corporation, a TRS is required to pay regular Federal income tax, and state and local income tax where applicable.

Certain of Aimco’s operations (including certain of its property management, asset management, risk, etc.) are conducted through its taxable REIT subsidiaries. Because Aimco is not required to include the assets and income of such taxable REIT subsidiaries in determining Aimco’s compliance with the REIT requirements, Aimco uses its taxable REIT subsidiaries to facilitate its ability to offer services and activities to its residents that are not generally considered as qualifying REIT services and activities. If Aimco fails to properly structure and provide such nonqualifying services and activities through its taxable REIT subsidiaries, its ability to satisfy the REIT gross income requirement, and also its REIT status, may be jeopardized.

A TRS may generally engage in any business except the operation or management of a lodging or health care facility. The operation or management of a health care or lodging facility precludes a corporation from qualifying as a TRS. If any of Aimco’s taxable REIT subsidiaries were deemed to operate or manage a health care or lodging facility, such taxable REIT subsidiaries would fail to qualify as taxable REIT subsidiaries, and Aimco would fail to qualify as a REIT. Aimco believes that none of its taxable REIT subsidiaries operate or manage any health care or lodging facilities. However, the statute provides little guidance as to the definition of a health care or lodging facility. Accordingly, there can be no assurance that the IRS will not contend that any of Aimco’s taxable REIT subsidiaries operate or manage a health care or lodging facility, disqualifying it from treatment as a TRS, thereby resulting in the disqualification of Aimco as a REIT.

Several provisions of the Internal Revenue Code regarding arrangements between a REIT and a TRS ensure that a TRS will be subject to an appropriate level of Federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to its REIT owner. In addition, Aimco would be obligated to pay a 100% penalty tax on some payments that it receives from, or on certain expenses deducted by, its taxable REIT subsidiaries, if the IRS were to successfully assert that the economic arrangements between Aimco and its taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties. See “Taxation of REITs in General — Penalty Tax.”

Income Tests

In order to maintain qualification as a REIT, Aimco annually must satisfy two gross income requirements:

•	First, at least 75% of Aimco’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as certain types of temporary investments.

•	Second, at least 95% of Aimco’s gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest and gains from the sale or disposition of stock or securities, which need not have any relation to real property.

Rents received by Aimco directly or through the Subsidiary Partnerships will qualify as “rents from real property” in satisfying the gross income requirements described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property (subject to certain exceptions) or furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue. Aimco and its affiliates are permitted, however, to directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Aimco and its affiliates may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, Aimco is generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements.

Aimco manages apartment properties for third parties and affiliates through its taxable REIT subsidiaries. These taxable REIT subsidiaries receive management fees and other income. A portion of such fees and other income accrue to Aimco through distributions from the taxable REIT subsidiaries that are classified as dividend income to the extent of the earnings and profits of the taxable REIT subsidiaries. Such distributions will generally qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% income tests.

Any income or gain derived by Aimco directly or through its Subsidiary Partnerships from instruments that hedge certain risks, such as the risk of changes in interest rates, will not constitute gross income for purposes of the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include that the instrument hedges risks associated with indebtedness issued by Aimco or its Subsidiary Partnerships that is incurred to acquire or carry “real estate assets” (as described below under “— Taxation of Aimco and Aimco Stockholders — Asset Tests”), and the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

If Aimco fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions will be generally available if Aimco’s failure to meet these tests was due to reasonable cause and not due to willful neglect, Aimco attaches a schedule of the sources of its income to its tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether Aimco would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Aimco, Aimco will not qualify as a REIT. As discussed above under “— Taxation of Aimco and Aimco Stockholders — Taxation of REITs in General,” even where these relief provisions apply, a tax is imposed based upon the amount by which Aimco fails to satisfy the particular gross income test.

Asset Tests

Aimco, at the close of each calendar quarter of its taxable year, must also satisfy four tests relating to the nature of its assets:

•	First, at least 75% of the value of the total assets of Aimco total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	Second, not more than 25% of Aimco’s total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities owned by Aimco may not exceed 5% of the value of Aimco’s total assets, Aimco may not own more than 10% of any one issuer’s outstanding voting securities, and Aimco may not own more than 10% of the total value of the outstanding securities of any one issuer. The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries.

•	Fourth, the aggregate value of all securities of taxable REIT subsidiaries held by Aimco may not exceed 25% of the value of Aimco’s total assets.

Aimco believes that the value of the securities held by Aimco in its taxable REIT subsidiaries will not exceed, in the aggregate, 25% of the value of Aimco’s total assets and that Aimco’s ownership interests in its taxable REIT subsidiaries qualify under the asset tests set forth above.

Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, resulting in loss of REIT status, unless it is a qualifying mortgage asset satisfies the rules for “straight debt,” or is sufficiently small so as not to otherwise cause an asset test violation. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, non-mortgage debt held by Aimco that is issued by another REIT may not so qualify.

The Internal Revenue Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision contained in the Internal Revenue Code applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The Internal Revenue Code also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which now has an expanded definition and includes securities having certain contingency features. A restriction, however, precludes a security from qualifying as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Income Tests.” The Internal Revenue Code also provides that in applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Aimco believes that its holding of securities and other assets comply, and will continue to comply, with the foregoing REIT asset requirements, and it intends to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support Aimco’s conclusions as to the value of its assets, including Aimco OP’s total assets and the value of Aimco OP’s interest in the taxable REIT subsidiaries. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future.

Furthermore, the proper classification of an instrument as debt or equity for Federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that Aimco’s interests in its subsidiaries or in the securities of other issuers will cause a violation of the REIT asset requirements and loss of REIT status.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Annual Distribution Requirements

In order for Aimco to qualify as a REIT, Aimco is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to:

•	the sum of

(i) 90% of Aimco’s “REIT taxable income” (computed without regard to the deduction for dividends paid and net capital gain of Aimco), and

(ii) 90% of the net income, if any, from foreclosure property (as described below), minus

•	the sum of certain items of noncash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared in October, November, or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by Aimco, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in Aimco’s organizational documents.

To the extent that Aimco distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. In any year, Aimco may elect to retain, rather than distribute, its net capital gain and pay tax on such gain. In such a case, Aimco’s stockholders would include their proportionate share of such undistributed long-term capital gain in income and receive a corresponding credit for their share of the tax paid by Aimco. Aimco’s stockholders would then increase the adjusted basis of their Aimco shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “— Taxation of Aimco and Aimco Stockholders— Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions.”

If Aimco should fail to distribute during each calendar year at least the sum of:

(a) 85% of its REIT ordinary income for such year,

(b) 95% of its REIT capital gain net income for such year (excluding retained net capital gain), and

(c) any undistributed taxable income from prior periods,

Aimco would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income retained on which it has paid corporate income tax.

It is possible that Aimco, from time to time, may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (i) the actual receipt of cash (including receipt of distributions from Aimco OP) and (ii) the inclusion of certain items in income by Aimco for Federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, Aimco may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property.

Under certain circumstances, Aimco may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in Aimco’s deduction for dividends paid for the earlier year. In this case, Aimco may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends; however, Aimco will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If Aimco fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Aimco will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Aimco fails to qualify will not be deductible by Aimco nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at a rate of 15% (through 2010) and, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless Aimco is entitled to relief under specific statutory provisions, Aimco would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, Aimco would be entitled to this statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Aimco intends to conduct its operations so that no asset owned by Aimco or its pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of Aimco’s business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any property sold by Aimco will not be treated as property held for sale to customers, or that Aimco can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Penalty Tax

Aimco will be subject to a 100% penalty tax on the amount of certain non-arm’s length payments received from, or certain expenses deducted by, its taxable REIT subsidiaries if the IRS were to successfully assert that the economic arrangements between Aimco and its taxable REIT subsidiaries are not comparable to similar transaction between unrelated parties. Such amounts may include rents from real property that are overstated as a result of services furnished by a TRS to tenants of Aimco and amounts that are deducted by a TRS for payments made to Aimco that are in excess of the amounts that would have been charged by an unrelated party.

Aimco believes that the fees paid to its taxable REIT subsidiaries for tenant services are comparable to the fees that would be paid to an unrelated third party negotiating at arm’s-length. This determination, however, is inherently factual, and the IRS may assert that the fees paid by Aimco do not represent arm’s-length amounts. If the IRS successfully made such an assertion, Aimco would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Tax Aspects Of Aimco’s Investments In Partnerships

General

Substantially all of Aimco’s investments are held indirectly through Aimco OP. In general, partnerships are “pass-through” entities that are not subject to Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. Aimco will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, Aimco will include its proportionate share of assets held by the Subsidiary Partnerships. See “— Taxation of Aimco and Aimco Stockholders — Taxation of Aimco — Effect of Subsidiary Entities — Ownership of Partnership Interests.”

Entity Classification.

Aimco’s direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of any of the Subsidiary Partnerships as a partnership, as opposed to as an association taxable as a corporation, for Federal income tax purposes. If any of these entities were treated as an association for Federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of Aimco’s assets and items of gross income would change and could preclude Aimco from satisfying the REIT asset tests and gross income tests (see “— Taxation of Aimco and Aimco Stockholders — Taxation of Aimco — Asset Tests” and “— Taxation of Aimco and Aimco Stockholders — Taxation of Aimco — Income Tests”), and in turn could prevent Aimco from qualifying as a REIT unless Aimco is eligible for relief from the violation pursuant to relief provisions described above. See “— Taxation of Aimco and Aimco Stockholders — Taxation of Aimco — Failure to Qualify” above for a summary of the effect of Aimco’s failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any of the Subsidiary Partnerships for tax purposes might be treated as a taxable event, in which case Aimco might incur a tax liability without any related cash distributions.

Tax Allocations With Respect To The Properties.

Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “Book — Tax Difference”). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Aimco OP was formed by way of contributions of appreciated property. Consequently, allocations must be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules apply to the contribution by Aimco to Aimco OP of the cash proceeds received in any offerings of its stock.

In general, certain unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by Aimco OP or other Subsidiary Partnerships of the contributed properties. This will tend to eliminate the Book-Tax Difference over the life of these partnerships. However, the special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of Aimco OP or other Subsidiary Partnerships may cause Aimco to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause Aimco to recognize, over time, taxable income in excess of cash proceeds, which might adversely affect Aimco’s ability to comply with the REIT distribution requirements. See “— Taxation of Aimco and Aimco Stockholders — Taxation of Aimco — Annual Distribution Requirements.”

With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of units) subsequent to the formation of Aimco, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

Sale Of The Properties.

Aimco’s share of any gain realized by Aimco OP or any other Subsidiary Partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “— United States Federal Income Taxation of Aimco and Aimco Stockholder — Taxation of Aimco — Prohibited Transactions.” Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Aimco OP and the other Subsidiary Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with Aimco’s investment objectives.

Taxation of Taxable REIT Subsidiaries

A portion of the amounts to be used to fund distributions to stockholders may come from distributions made by Aimco’s taxable REIT subsidiaries to Aimco OP, and interest paid by the taxable REIT subsidiaries on certain notes held by Aimco OP. In general, taxable REIT subsidiaries pay Federal, state and local income taxes on their taxable income at normal corporate rates. Any Federal, state or local income taxes that Aimco’s taxable REIT subsidiaries are required to pay will reduce Aimco’s cash flow from operating activities and its ability to make payments to holders of its securities.

Taxation of Stockholders

Taxable Domestic Stockholders

Distributions.  Provided that Aimco qualifies as a REIT, distributions made to Aimco’s taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will generally be taken into account by them as ordinary income (35% maximum Federal rate through 2010) and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates (15% maximum Federal rate through 2010) for qualified dividends received by individuals from taxable C corporations. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (ii) dividends received by the REIT from taxable REIT subsidiaries or other taxable C corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions (and retained net capital gains) that are designated as capital gain dividends will generally be taxed to stockholders as long-term capital gains, to the extent that they do not exceed Aimco’s actual net capital gain for the taxable year, without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum Federal rates of 15% (through 2010) in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum Federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

In determining the extent to which a distribution constitutes a dividend for tax purposes, Aimco’s earnings and profits generally will be allocated first to distributions with respect to preferred stock prior to allocating any remaining earnings and profits to distributions on Aimco’s common stock. If Aimco has net capital gains and designates some or all of its distributions as capital gain dividends to that extent, the capital gain dividends will be allocated among different classes of stock in proportion to the allocation of earnings and profits as described above.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Aimco in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by Aimco and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by Aimco before the end of January of the following calendar year.

To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of Aimco and Aimco Stockholders — Taxation of Aimco — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of stockholders to the extent that the REIT has current or accumulated earnings and profits.

Dispositions of Aimco Stock.  A stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of stock in an amount equal to the difference between the sum of the fair market value of any property and cash received in such disposition, and the stockholder’s adjusted tax basis in the stock at the time of the disposition. In general, a stockholder’s tax basis will equal the stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the stockholder (as discussed above), less tax deemed paid on such net capital gains, and reduced by returns of capital. In general, capital gains recognized by individuals upon the sale or disposition of shares of Aimco stock will be subject to a maximum Federal income tax rate of 15% (through 2010) if the Aimco stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if the Aimco stock is held for 12 months or less. Gains recognized by stockholders that are corporations are subject to Federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of Aimco stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Aimco stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Aimco that are required to be treated by the stockholder as long-term capital gain.

A redemption of Aimco stock (including preferred stock or equity stock) will be treated under Section 302 of the Internal Revenue Code as a dividend subject to tax at ordinary income tax rates (to the extent of Aimco’s current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale or exchange of the stock. The redemption will satisfy such test if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only the stock is redeemed, since it generally does not have voting rights), (ii) results in a “complete termination” of the holder’s stock interest in Aimco, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code is satisfied with respect to any particular holder of the stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of the stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed stock would be transferred to the holder’s remaining stockholdings in Aimco. If, however, the stockholder has no remaining stockholdings in Aimco, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If an investor recognizes a loss upon a subsequent disposition of stock or other securities of Aimco in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these Treasury Regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, the Internal Revenue Code imposes penalties for failure to comply with these requirements. Prospective investors should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of stock or securities of Aimco, or transactions that might be undertaken directly or indirectly by Aimco. Moreover, prospective investors should be aware that Aimco and other participants in the transactions involving Aimco (including their advisors) might be subject to disclosure or other requirements pursuant to these Treasury Regulations

Taxation Of Foreign Stockholders

The following is a summary of certain anticipated U.S. Federal income and estate tax consequences of the ownership and disposition of securities applicable to Non-U.S. Holders of securities. A “Non-U.S. Holder” is generally any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for U.S. Federal income tax purposes regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. Federal income and estate taxation.

Ordinary Dividends.  The portion of dividends received by Non-U.S. Holders payable out of Aimco’s earnings and profits which are not attributable to capital gains of Aimco and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty and the Non-U.S. Holder provides appropriate documentation regarding its eligibility for treaty benefits). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of securities. In cases where the dividend income from a Non-U.S. Holder’s investment in securities is, or is treated as, effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

Non-Dividend Distributions.  Unless Aimco stock constitutes a United States real property interest (a “USRPI”) within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions by Aimco which are not dividends out of the earnings and profits of Aimco will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of current and accumulated earnings and profits of Aimco. If Aimco stock constitutes a USRPI, distributions by Aimco in excess of the sum of its earnings and profits plus the stockholder’s basis in its Aimco stock will be taxed under the FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of Aimco’s earnings and profits.

Capital Gain Dividends.  Under FIRPTA, a distribution made by Aimco to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs held by Aimco directly or through pass-through subsidiaries (“USRPI Capital Gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, Aimco will be required to withhold tax equal to 35% of the amount of dividends to the extent such dividends constitute USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. A distribution is not a USRPI capital gain if Aimco held the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder from a REIT that are attributable to dispositions by that REIT of assets other then USRPIs are generally not subject to U.S. income or withholding tax.

A capital gain dividend by Aimco that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary dividend from Aimco (see “— Taxation of Foreign Stockholders — Ordinary Dividends”), provided that (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the one year period ending on the date on which the capital gain dividend is received.

Dispositions of Aimco Stock.  Unless Aimco stock constitutes a USRPI, a sale of the stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The stock will be treated as a USRPI if 50% or more of Aimco’s assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, Aimco stock nonetheless will not constitute a USRPI if Aimco is a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. Aimco believes that it is, and it expects to continue to be, a domestically controlled qualified investment entity. If Aimco is, and continues to be, a domestically controlled qualified investment entity, the sale of Aimco stock should not be subject to taxation under FIRPTA. Because most classes of stock of Aimco are publicly traded, however, no assurance can be given that Aimco is or will continue to be a domestically controlled qualified investment entity.

Even if Aimco does not constitute a domestically controlled qualified investment entity, a Non-U.S. Holder’s sale of stock generally nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI provided that:

•	the stock is of a class that is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE, on which Aimco stock is listed), and

•	the selling Non-U.S. Holder held 5% or less of such class of Aimco’s outstanding stock at all times during a specified testing period.

If gain on the sale of stock of Aimco were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of Aimco stock that would not otherwise be subject to taxation under FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases. First, if the Non-U.S. Holder’s investment in the Aimco stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. stockholder with respect to such gain. Second, if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax

Aimco stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. Federal estate tax purposes) of the United States at the time of death will be includible in the individual’s gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. Federal estate tax on the property includible in the estate for U.S. Federal estate tax purposes.

Information Reporting Requirements And Backup Withholding

Aimco will report to its U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% (through 2010) with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide Aimco with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, Aimco may be required to withhold a portion of capital gain distributions to any Non-U.S. Holders. The IRS has issued final Treasury Regulations regarding the withholding, backup withholding and information reporting rules as applied to Non-U.S. Holders. Prospective investors in securities should consult their tax advisors regarding the application of these Treasury Regulations.

Tax Return Disclosure and Investor List Requirements

Treasury Regulations require participants in a “reportable transaction” to disclose certain information about the transaction to the IRS with their tax returns and retain certain information relating to the transaction (the “Disclosure Requirement”). In addition, organizers, sellers, and certain advisors of a reportable transaction are required to maintain certain records, including lists identifying the investors in a transaction, and to furnish those records, as well as detailed information regarding the transaction, to the IRS upon demand (the “List Maintenance Requirement”).

While the Disclosure Requirement and the List Maintenance Requirement are directed towards “tax shelters,” the regulations are written quite broadly, and apply to transactions that would not typically be considered tax shelters. There are significant penalties for failure to comply with these requirements.

A transaction may be a reportable transaction based upon any of several indicia, including, among other things, if it could result in tax losses or book-tax differences in excess of prescribed thresholds. The transaction contemplated herein may result in book-tax differences in excess of prescribed thresholds and as such, could be a reportable transaction under the Treasury Regulations involving tax shelters. Characterization of this transaction as a reportable transaction could increase the likelihood of an audit by the IRS. If this transaction were to be classified as a reportable transaction, you would be required to attach a completed IRS Form 8886, the “Reportable Transaction Disclosure Statement,” to your tax return for the taxable year of the transaction, as well as provide a copy of this form to the Office of Tax Shelter Analysis at the same time that such statement is first filed with the IRS. You should consult your tax advisors concerning these disclosure obligations with respect to the receipt or disposition of Aimco Stock, or transactions that might be undertaken directly or indirectly by the Aimco. Moreover, you should be aware that Aimco and other participants in the transactions involving Aimco (including their advisors) would be subject to the Disclosure Requirement and/or the List Maintenance Requirement if this transaction were to be classified as a reportable transaction.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from Federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held its Aimco stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) the Aimco stock is not otherwise used in an unrelated trade or business, Aimco believe that distributions from Aimco and income from the sale of the Aimco stock should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholder that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Section 501(c) of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to characterize distributions from Aimco as UBTI.

In addition, in certain circumstances, a pension trust that owns more than 10% of Aimco’s stock could be required to treat a percentage of the dividends from Aimco as UBTI (the “UBTI Percentage”). The UBTI Percentage is the gross income derived by Aimco from an unrelated trade or business (determined as if Aimco were a pension trust) divided by the gross income of Aimco for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of Aimco’s stock only if:

•	the UBTI Percentage is at least 5%,

•	Aimco qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of Aimco in proportion to their actuarial interest in the pension trust, and

•	either (A) one pension trust owns more than 25% of the value of Aimco’s stock or (B) a group of pension trusts each individually holding more than 10% of the value of Aimco’s stock collectively owns more than 50% of the value of Aimco’s stock.

The restrictions on ownership and transfer of Aimco’s stock should prevent an Exempt Organization from owning more than 10% of the value of Aimco’s stock.

Other Tax Consequences

Legislative or Other Actions Affecting REITs

The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. For example, Congress is considering proposals that would delay the scheduled increase in the maximum tax rates applicable to individual taxpayers on qualified dividend income and long term capital gains, for taxable years beginning after December 31, 2010, to 39.6% and 20% respectively. In addition, for taxable years beginning after December 31, 2012, certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividend and other income, including capital gains from the sale or other disposition of our stock. No assurance can be given as to whether, or in what form, the proposals described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the Federal laws and interpretations thereof could adversely affect an investment in Aimco or Aimco OP.

Recently enacted legislation will require, after December 31, 2012, withholding at a rate of 30% on dividends in respect of, and gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain United States persons and by certain non-US entities that are wholly or partially owned by United States persons. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-US entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. Non-United States stockholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

State, Local And Foreign Taxes

Aimco OP, OP Unitholders, Aimco and Aimco stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that Aimco OP owns properties located in a number of states and local jurisdictions, and Aimco OP and OP Unitholders may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of Aimco OP and OP Unitholders and of Aimco and its stockholders may not conform to the United States Federal income tax consequences discussed above. Consequently, prospective investors are urged to consult their tax advisors regarding the application and effect of state, local foreign tax laws on an investment in Aimco OP or Aimco.

FEES AND EXPENSES

The costs of planning and implementing the merger, including the preparation of this information statement/prospectus, will be borne by Aimco OP without regard to whether the merger is effectuated. Except as set forth in this information statement/prospectus, Aimco OP will not pay any fees or commissions to any broker, dealer or other person in connection with the merger. Shelter GP has retained Eagle Rock Proxy Advisors, LLC to act as the information agent in connection with the merger. The information agent may contact holders of Limited Partnership Units by mail, e-mail, telephone, telex, telegraph and in person and may request brokers, dealers and other nominee limited partners to forward materials relating to the merger to beneficial owners of the Limited Partnership Units. Aimco OP will pay the Information Agent reasonable and customary compensation for its services in connection with the merger, plus reimbursement for out-of-pocket expenses, and will indemnify it against certain liabilities and expenses in connection therewith, including liabilities under the United States Federal securities laws. Aimco OP will also pay all costs and expenses of filing, printing and mailing the information statement/prospectus as well as any related legal fees and expenses.

Below is an itemized list of the estimated expenses incurred and to be incurred in connection with preparing and delivering this information statement/prospectus:

Information Agent Fees	$7,500
Printing Fees	14,500
Postage Fees	8,400
Tax and Accounting Fees	25,000
Appraisal Fees	6,860
Legal Fees	300,000

Total	$362,260

LEGAL MATTERS

The validity of the Aimco Class A Common Stock issuable upon redemption of the OP Units will be passed upon by DLA Piper LLP (US). The validity of the OP Units offered by this information statement/prospectus will be passed upon by Alston & Bird LLP. Skadden, Arps, Slate, Meagher & Flom LLP has provided an opinion as to Aimco’s status as a real estate investment trust.

EXPERTS

The consolidated financial statements of Aimco for the year ended December 31, 2009 appearing in Aimco’s Current Report on Form 8-K dated September 10, 2010 (including the schedule appearing therein), and the effectiveness of Aimco’s internal control over financial reporting appearing in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Aimco management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Aimco OP for the year ended December 31, 2009 appearing in Aimco OP’s Current Report on Form 8-K dated September 10, 2010 (including the schedule appearing therein), and the effectiveness of Aimco OP’s internal control over financial reporting appearing in Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Aimco OP management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Shelter appearing in Shelter’s Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and included in Annex D of this information statement/prospectus. Such financial statements are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Aimco, Aimco OP and Shelter are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports, proxy statements and other information with the SEC. You may read and copy any document so filed at the SEC’s public reference rooms in Washington, D.C.; New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Aimco, Aimco OP and Shelter’s filings are also available to the public at the SEC’s web site at http://www.sec.gov.

The information that Aimco and Aimco OP file with the SEC is incorporated by reference, which means that important information is being disclosed to you by referring you to those documents. The information incorporated by reference is considered to be part of this information statement/prospectus. The documents listed below are incorporated by reference along with all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this information statement/prospectus is a part, and prior to effectiveness of such registration statement, and (ii) after the date of this information statement/prospectus and prior to the completion of the offering of securities described in this information statement/prospectus.

•	Proxy Statement for the 2010 Annual Meeting of Stockholders of Aimco;

•	Aimco’s Annual Report on Form 10-K for the year ended December 31, 2009;

•	Aimco’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010;

•	Aimco’s Current Reports on Form 8-K, dated February 2, 2010 (filed February 4, 2010), dated February 3, 2010 (filed February 5, 2010), dated April 26, 2010 (filed April 29, 2010), dated May 24, 2010 (filed May 24, 2010), dated July 30, 2010 (filed July 30, 2010), dated September 1, 2010 (filed September 3, 2010), dated September 7, 2010 (filed September 7, 2010), dated September 10, 2010 (filed September 10, 2010) and dated September 29, 2010 (filed September 30, 2010);

•	Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2009;

•	Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010;

•	Aimco OP’s Current Reports on Form 8-K, dated February 3, 2010 (filed February 5, 2010), dated May 24, 2010 (filed May 24, 2010), dated September 1, 2010 (filed September 3, 2010), dated September 10, 2010 (filed September 10, 2010) and dated September 29, 2010 (filed September 30, 2010).

You may request a copy of these filings, at no cost, by writing or calling Aimco at the following address and telephone number:
ISTC Corporation
P.O. Box 2347
Greenville, South Carolina 29602
(864) 239-1029

Shelter’s Annual Report on Form 10-K for the year ended December 31, 2009 is included as Annex D to this information statement/prospectus. Shelter’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 is included as Annex E to this information statement/prospectus.

You should rely only on the information included or incorporated by reference in this information statement/prospectus. No person is authorized to provide you with different information. You should not assume that the information in this information statement/prospectus is accurate as of any date other than the date on the front of the document.

References to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 are included in Shelter’s Annual Report on Form 10-K for the year ended December 31, 2009 which is included as Annex D to this information statement/prospectus; in Shelter’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which is included as Annex E to this information statement/prospectus; in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which are incorporated by reference in this information statement/prospectus; and in Aimco OP’s

Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which are incorporated by reference in this information statement/prospectus. However, because the merger is a “going private” transaction, those safe-harbor provisions do not apply to any forward-looking statements Shelter, Aimco or Aimco OP make in connection with the merger.

ANNEX A

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of [ • ], 2010, by and among SHELTER PROPERTIES IV LIMITED PARTNERSHIP, a South Carolina limited partnership (“Shelter”), AIMCO SHELTER MERGER SUB LLC, a South Carolina limited liability company (the “Aimco Subsidiary”), and AIMCO PROPERTIES, L.P., a Delaware limited partnership (“Aimco OP”).

WHEREAS, Shelter Realty IV Corporation, the corporate general partner of Shelter (“Shelter GP”), has determined that the Merger (as defined below) of the Aimco Subsidiary with and into Shelter, with Shelter as the surviving entity, is advisable and in the best interests of Shelter and its partners;

WHEREAS, Aimco OP, the sole member of the Aimco Subsidiary, has determined that the Merger of the Aimco Subsidiary with and into Shelter, with Shelter as the surviving entity, is advisable and in the best interests of the Aimco Subsidiary and its member;

WHEREAS the Board of Directors of AIMCO-GP, Inc., the general partner of Aimco OP (“AIMCO-GP”), has determined that the Merger of the Aimco Subsidiary with and into Shelter, with Shelter as the surviving entity, is advisable and in the best interests of Aimco OP and its partners; and

WHEREAS, the parties desire to enter this Agreement to evidence the terms, provisions, representations, warranties, covenants and conditions upon which the Merger will be consummated.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy, sufficiency, and receipt of which are hereby acknowledged, Shelter, the Aimco Subsidiary and Aimco OP hereby agree as follows:

Section 1  The Merger.  Subject to the terms and conditions set forth herein, the Aimco Subsidiary shall be merged with and into Shelter (the “Merger”), and Shelter shall be the surviving entity of the Merger (the “Surviving Entity”). The Merger will have the effects specified in this Agreement, Article 12 of the South Carolina Uniform Limited Partnership Act, as amended (the “SCULPA”), and sections 33-44-904 through 906 of the Uniform Limited Liability Company Act of 1996, as amended (the “LLCA”).

Section 2  General Partner.  Shelter GP and the individual general partner of Shelter will be the sole general partners of the Surviving Entity.

Section 3  Certificate.  As soon as practicable after the approval of this Agreement by a majority in interest of limited partnership interests of Shelter, Shelter shall cause to be filed a certificate of merger with respect to the Merger (the “Certificate of Merger”) with the Office of the Secretary of State of the State of South Carolina pursuant to section 33-42-2120 of the SCULPA and section 33-44-905 of the LLCA. The Merger shall become effective at such time as the Certificate of Merger has been accepted for record by the Secretary of State of the State of South Carolina (the “Effective Time”).

Section 4  Limited Partnership Agreement.  The agreement of limited partnership of Shelter as in effect immediately prior to the consummation of the Merger (the “Partnership Agreement”), shall be the agreement of limited partnership of the Surviving Entity until thereafter amended in accordance with the provisions thereof and applicable law. The general partner and each limited partner of the Surviving Entity shall have the rights under, be bound by and be subject to the terms and conditions of, the Partnership Agreement, as a general partner or limited partner, as applicable.

Section 5  Treatment of Interests in Shelter.

(a) Limited Partners’ Interests.

(i) In connection with the Merger and in accordance with the procedures set forth in Section 5(a)(iii) hereto, each limited partnership unit of Shelter outstanding immediately prior to the Effective Time and held by limited partners of Shelter, except limited partnership units held by limited partners who have perfected their appraisal rights pursuant to Exhibit A hereto, shall be converted into the right to receive, at the election of the limited partner, either (x) $4.50 in cash (the “Cash Consideration”) or (y) a number of partnership common units of Aimco OP calculated by dividing $4.50 by the average closing price of Apartment Investment and Management Company common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the Effective Time (the “OP Unit Consideration”, and, together with the Cash Consideration, the “Merger Consideration”).

(ii) Notwithstanding Section 5(a)(i), if Aimco OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of partnership common units of Aimco OP in that state or jurisdiction (or that the registration in that state or other jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive the Cash Consideration for each limited partnership unit.

(iii) Aimco OP shall prepare a form of election (the “Election Form”) describing the Merger and pursuant to which each limited partner of Shelter will have the right to elect to receive either the Cash Consideration or the OP Unit Consideration (subject to Section 5(a)(ii)). Aimco OP shall mail or cause to be mailed an Election Form to each limited partner, together with any other materials that Aimco OP determines to be necessary or prudent, no later than ten (10) days after the Effective Time. An election to receive the Cash Consideration or the OP Unit Consideration shall be effective only if a properly executed Election Form is received by Aimco OP or its designees prior to 5:00 p.m., Eastern Time on the day that is thirty (30) days after the mailing of such Election Form by Aimco OP. If a limited partner fails to return a duly completed Election Form within the time period specified in the Election Form, such holder shall be deemed to have elected to receive the Cash Consideration. In addition, each limited partner that resides in a state or other jurisdiction that Aimco OP determines would prohibit the issuance of partnership common units of Aimco OP (or in which registration of in would be prohibitively costly) will be deemed to have elected the Cash Consideration. Shelter, the Aimco Subsidiary and Aimco OP agree that limited partners shall have the right to revoke any election made in connection with the Merger at any time prior to the expiration of the time period stated in the Election Form. Aimco OP and Shelter GP, by mutual agreement, shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Election Forms and the issuance and delivery of the Merger Consideration, as applicable.

(b) General Partner’s Interests.  Each general partnership unit of Shelter outstanding immediately prior to consummation of the Merger shall remain outstanding and unchanged, with all of the rights set forth in the Partnership Agreement.

Section 6  Treatment of Interests in Aimco Subsidiary.  The entire membership interest in the Aimco Subsidiary immediately prior to the Effective Time shall be converted into 1,000 limited partnership units of the Surviving Entity.

Section 7  Appraisal Rights.  In connection with the Merger, the holders of limited partnership units of Shelter immediately prior to the Merger shall have the appraisal rights set forth in Exhibit A hereto.

Section 8  Covenants.  Aimco OP agrees to pay for, or reimburse Shelter for, all expenses incurred by Shelter in connection with the Merger. Aimco OP agrees to pay cash or issue and deliver common units of Aimco OP to the former holders of Shelter limited partnership units, in accordance with section 5(a) of this Agreement.

Section 9  Conditions to the Merger.

(a) The Merger shall not occur unless and until the Merger has been approved or consented to by a majority in interest of limited partners of Shelter.

(b) Notwithstanding any provisions of this Agreement to the contrary, none of the parties hereto shall be required to consummate the transactions contemplated hereby if any third-party consent, authorization or approval that any of the parties hereto deem necessary or desirable in connection with this Agreement, or the consummation of the transactions contemplated hereby, has not been obtained or received.

Section 10  Tax Treatment.  The parties hereto intend and agree that, for Federal income tax purposes, (i) any payment of cash for limited partnership units of Shelter shall be treated as a sale of such limited partnership units by such holder and a purchase of such limited partnership units by Aimco OP for the cash so paid under the terms of this Agreement in accordance with the guidelines set forth in Treas. Reg. Sections 1.708-1(c)(3) and 1.708-1(c)(4), and (ii) each such holder of limited partnership units who accepts cash explicitly agrees and consents to such treatment. Furthermore, the parties hereto intend and agree that, for Federal income tax purposes, (i) any exchange of limited partnership units of Shelter for partnership common units of Aimco OP under the terms of this Agreement shall be treated in accordance with Sections 721 and 731 of the Internal Revenue Code of 1986, as amended, and (ii) each such holder of limited partnership units of Shelter who accepts partnership common units of Aimco OP explicitly agrees and consents to such treatment. Any cash and/or partnership common units of Aimco OP to which a holder of limited partnership units of Shelter is entitled pursuant to this Agreement shall be paid only after the receipt of a consent from such holder that, for Federal income tax purposes, the receipt of cash and/or partnership common units of Aimco OP shall be treated as described in this Section 10.

Section 11  Further Assurances.  From time to time, as and when required by the Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of the Aimco Subsidiary such deeds and other instruments, and there shall be taken or caused to be taken by the Aimco Subsidiary all such further actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Aimco Subsidiary, and otherwise to carry out the purposes of this Agreement, and the officers and directors of Shelter GP are fully authorized in the name and on behalf of Aimco Subsidiary or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

Section 12  Amendment.  Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the consummation of the Merger with respect to any of the terms contained herein.

Section 13  Abandonment.  At any time prior to consummation of the Merger, this Agreement may be terminated and the Merger may be abandoned without liability to any party hereto by any of the Aimco Subsidiary, Aimco OP or Shelter, in each case, acting in its sole discretion and for any reason or for no reason, notwithstanding approval of this Agreement by any of the members of the Aimco Subsidiary, the partners of Shelter or the general partner of Aimco OP.

Section 14  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to the conflict of law provisions thereof.

Section 15  No Third-Party Beneficiaries.  No provision of this Agreement is intended to confer upon any person, entity, or organization other than the parties hereto any rights or remedies hereunder, other than the appraisal rights given to holders of limited partnership units of Shelter pursuant to Section 7.

IN WITNESS WHEREOF, Shelter, the Aimco Subsidiary and Aimco OP have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

SHELTER PROPERTIES IV LIMITED PARTNERSHIP

By:	Shelter Realty IV Corporation, its Corporate General Partner

By:
Name:
Title:

AIMCO SHELTER MERGER SUB LLC

By:	Aimco Properties, L.P., its sole Member

By:	AIMCO-GP, Inc. its General Partner

By:
Name:
Title:

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, Inc., its General Partner

By:
Name:
Title

[Signature Page — Merger Agreement]

EXHIBIT A

Appraisal Rights of Limited Partners

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement and Plan of Merger, dated as of [ • ], 2010 (the “Merger Agreement”), by and among Shelter Properties IV Limited Partnership, a South Carolina limited partnership (“Shelter”), AIMCO Shelter Merger Sub LLC, a South Carolina limited liability company (the “Aimco Subsidiary”), and AIMCO Properties, L.P., a Delaware limited partnership (“Aimco OP”). In connection with the Merger, limited partners of Shelter shall have the following appraisal rights:

(a) Any limited partner who holds limited partnership units on the effective date of the Merger who has not consented to the merger (the “Nonconsenting Limited Partners”) and who has otherwise complied with paragraph (b) hereof shall be entitled to an appraisal by arbitration of the fair value of the Nonconsenting Limited Partner’s limited partnership units. This arbitration shall be conducted in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators selected by Aimco OP. Any arbitration award shall be appealable in the Federal District Court located in Denver, Colorado.

(b) Within 10 days after the effective date of the Merger, Aimco OP shall notify each of the Nonconsenting Limited Partners of the consummation of the Merger, the effective date of the Merger and that appraisal rights are available for any or all limited partnership units held by Nonconsenting Limited Partners, and shall include in such notice a copy of this Exhibit. Such notice shall include an Election Form pursuant to which Nonconsenting Limited Partners may elect an appraisal by arbitration of the fair value of their limited partnership units pursuant to paragraph (a) hereof. Any limited partner who holds limited partnership units on the effective date of the Merger and who has not consented to the Merger shall be entitled to receive such notice and may, within 30 days after the date of mailing of such notice (such 30th day being the “Election Deadline”), demand from Aimco OP the appraisal of his or her limited partnership units by making the appropriate election in the Election Form in accordance with the instructions thereto. Each completed Election Form must be delivered to the address, and within the time period, specified in the instructions to the Election Form. If a Nonconsenting Limited Partner fails to properly complete an Election Form or return it to the correct address within the specified time period, such Nonconsenting Limited Partner shall be deemed to have elected not to seek an appraisal of his or her limited partnership units, and will be deemed to have elected the Cash Consideration.

(c) At any time prior to the Election Deadline, any Nonconsenting Limited Partner who has made a demand for appraisal of his or her limited partnership units shall have the right to withdraw his or her demand for appraisal and to accept the Cash Consideration payable pursuant to the Merger Agreement. Nonconsenting Limited Partners who wish to withdraw their demands must do so in writing delivered to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349. At any time prior to 20 days after the Election Deadline, any Nonconsenting Limited Partner who has complied with the requirements of subsections (a) and (b) hereof, upon written request, shall be entitled to receive from Aimco OP a statement setting forth the aggregate number of limited partnership units with respect to which Nonconsenting Limited Partners have made demands for appraisal and the aggregate number of holders of such limited partnership units. Such written statement shall be mailed to the Nonconsenting Limited Partner within 10 days after such Nonconsenting Limited Partner’s written request for such a statement is received by Aimco OP or within 20 days after the Election Deadline, whichever is later.

(d) Upon the submission of any such demand by a Nonconsenting Limited Partner, Aimco OP shall, within 40 days after the Election Deadline, submit to the arbitration panel a duly verified list containing the names and addresses of all Nonconsenting Limited Partners who have demanded payment for their limited partnership units and with whom agreements as to the value of their limited partnership units have not been reached with Aimco OP. The arbitration panel shall give notice of the time and place fixed for the hearing of such demand by registered or certified mail to Aimco OP and to the Nonconsenting Limited Partners shown on the list at the addresses therein stated. The forms of the notices shall be approved by the panel, and the costs thereof shall be borne by Aimco OP.

(e) At the hearing on such demand, the panel shall determine the Nonconsenting Limited Partners who have become entitled to appraisal rights hereunder.

(f) After determining the Nonconsenting Limited Partners entitled to an appraisal, the panel shall appraise the limited partnership units, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the panel shall take into account all relevant factors. Unless the panel in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. Upon application by Aimco OP or by any Nonconsenting Limited Partner entitled to participate in the appraisal proceeding, the panel may, in its discretion, proceed with the appraisal prior to the final determination of the Nonconsenting Limited Partners entitled to an appraisal. Any Nonconsenting Limited Partner whose name appears on the list submitted by Aimco OP pursuant to paragraph (d) hereof may participate fully in all proceedings until it is finally determined that such Nonconsenting Limited Partner is not entitled to appraisal rights hereunder.

(g) The panel shall direct the payment of the fair value of the limited partnership units, together with interest, if any, by Aimco OP to the Nonconsenting Limited Partners entitled thereto. Payment shall be so made to each such Nonconsenting Limited Partner upon the receipt by Aimco OP of the written consent from such Nonconsenting Limited Partner that, for federal income tax purposes, the issuance of cash for the limited partnership units shall be treated as a sale of the limited partnership units by the owner and a purchase of such limited partnership units by Aimco OP for the cash consideration so paid under the terms of the Merger Agreement in accordance with the guidelines set forth in Treas. Reg. Sections 1.708-1(c)(3) and 1.708-1(c)(4).

(h) The costs of the proceeding may be determined by the panel and taxed upon the parties as the panel deems equitable in the circumstances. Upon application of a Nonconsenting Limited Partner, the panel may order all or a portion of the expenses incurred by any Nonconsenting Limited Partner in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the interests entitled to an appraisal.

(i) From and after the effective date of the Merger, no Nonconsenting Limited Partner who has demanded appraisal rights as provided in paragraph (b) hereof shall be entitled to vote such limited partnership units for any purpose or to receive payment of distributions on such interests (except distributions payable as of a record date prior to the effective date of the Merger); provided, however, that if such Nonconsenting Limited Partner shall deliver to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349, a written withdrawal of such Nonconsenting Limited Partner’s demand for an appraisal and an acceptance of the Cash Consideration payable pursuant to the Merger Agreement, either as provided in paragraph (c) hereof or thereafter with the written approval of Aimco OP, then the right of such Nonconsenting Limited Partner to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding before the panel shall be dismissed as to any Nonconsenting Limited Partner without the approval of the panel, and such approval may be conditioned upon such terms as the panel deems just.

ANNEX B

Appraisal Rights of Limited Partners

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement and Plan of Merger, dated as of [ • ], 2010 (the “Merger Agreement”), by and among Shelter Properties IV Limited Partnership, a South Carolina limited partnership (“Shelter”), AIMCO Shelter Merger Sub LLC, a South Carolina limited liability company (the “Aimco Subsidiary”), and AIMCO Properties, L.P., a Delaware limited partnership (“Aimco OP”). In connection with the Merger, limited partners of Shelter shall have the following appraisal rights:

(a) Any limited partner who holds Limited Partnership Units on the effective date of the Merger who has not consented to the merger (the “Nonconsenting Limited Partners”) and who has otherwise complied with paragraph (b) hereof shall be entitled to an appraisal by arbitration of the fair value of the Nonconsenting Limited Partner’s Limited Partnership Units. This arbitration shall be conducted in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators selected by Aimco OP. Any arbitration award shall be appealable in the Federal District Court located in Denver, Colorado.

(b) Within 10 days after the effective date of the Merger, Aimco OP shall notify each of the Nonconsenting Limited Partners of the consummation of the Merger, the effective date of the Merger and that appraisal rights are available for any or all Limited Partnership Units held by Nonconsenting Limited Partners, and shall include in such notice a copy of this Annex. Such notice shall include an Election Form pursuant to which Nonconsenting Limited Partners may elect an appraisal by arbitration of the fair value of their Limited Partnership Units pursuant to paragraph (a) hereof. Any limited partner who holds Limited Partnership Units on the effective date of the Merger and who has not consented to the Merger shall be entitled to receive such notice and may, within 30 days after the date of mailing of such notice (such 30th day being the “Election Deadline”), demand from Aimco OP the appraisal of his or her Limited Partnership Units by making the appropriate election in the Election Form in accordance with the instructions thereto. Each completed Election Form must be delivered to the address, and within the time period, specified in the instructions to the Election Form. If a Nonconsenting Limited Partner fails to properly complete an Election Form or return it to the correct address within the specified time period, such Nonconsenting Limited Partner shall be deemed to have elected not to seek an appraisal of his or her Limited Partnership Units, and will be deemed to have elected the Cash Consideration.

(c) At any time prior to the Election Deadline, any Nonconsenting Limited Partner who has made a demand for appraisal of his or her Limited Partnership Units shall have the right to withdraw his or her demand for appraisal and to accept the Cash Consideration payable pursuant to the Merger Agreement. Nonconsenting Limited Partners who wish to withdraw their demands must do so in writing delivered to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349. At any time prior to 20 days after the Election Deadline, any Nonconsenting Limited Partner who has complied with the requirements of subsections (a) and (b) hereof, upon written request, shall be entitled to receive from Aimco OP a statement setting forth the aggregate number of Limited Partnership Units with respect to which Nonconsenting Limited Partners have made demands for appraisal and the aggregate number of holders of such Limited Partnership Units. Such written statement shall be mailed to the Nonconsenting Limited Partner within 10 days after such Nonconsenting Limited Partner’s written request for such a statement is received by Aimco OP or within 20 days after the Election Deadline, whichever is later.

(d) Upon the submission of any such demand by a Nonconsenting Limited Partner, Aimco OP shall, within 40 days after the Election Deadline, submit to the arbitration panel a duly verified list containing the names and addresses of all Nonconsenting Limited Partners who have demanded payment for their Limited Partnership Units and with whom agreements as to the value of their Limited Partnership Units have not been reached with Aimco OP. The arbitration panel shall give notice of the time and place fixed for the hearing of such demand by registered or certified mail to Aimco OP and to the Nonconsenting Limited Partners shown on

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the list at the addresses therein stated. The forms of the notices shall be approved by the panel, and the costs thereof shall be borne by Aimco OP.

(e) At the hearing on such demand, the panel shall determine the Nonconsenting Limited Partners who have become entitled to appraisal rights hereunder.

(f) After determining the Nonconsenting Limited Partners entitled to an appraisal, the panel shall appraise the Limited Partnership Units, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the panel shall take into account all relevant factors. Unless the panel in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. Upon application by Aimco OP or by any Nonconsenting Limited Partner entitled to participate in the appraisal proceeding, the panel may, in its discretion, proceed with the appraisal prior to the final determination of the Nonconsenting Limited Partners entitled to an appraisal. Any Nonconsenting Limited Partner whose name appears on the list submitted by Aimco OP pursuant to paragraph (d) hereof may participate fully in all proceedings until it is finally determined that such Nonconsenting Limited Partner is not entitled to appraisal rights hereunder.

(g) The panel shall direct the payment of the fair value of the Limited Partnership Units, together with interest, if any, by Aimco OP to the Nonconsenting Limited Partners entitled thereto. Payment shall be so made to each such Nonconsenting Limited Partner upon the receipt by Aimco OP of the written consent from such Nonconsenting Limited Partner that, for federal income tax purposes, the issuance of cash for the Limited Partnership Units shall be treated as a sale of the Limited Partnership Units by the owner and a purchase of such Limited Partnership Units by Aimco OP for the cash consideration so paid under the terms of the Merger Agreement in accordance with the guidelines set forth in Treas. Reg. Sections 1.708-1(c)(3) and 1.708-1(c)(4).

(h) The costs of the proceeding may be determined by the panel and taxed upon the parties as the panel deems equitable in the circumstances. Upon application of a Nonconsenting Limited Partner, the panel may order all or a portion of the expenses incurred by any Nonconsenting Limited Partner in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the interests entitled to an appraisal.

(i) From and after the effective date of the Merger, no Nonconsenting Limited Partner who has demanded appraisal rights as provided in paragraph (b) hereof shall be entitled to vote such Limited Partnership Units for any purpose or to receive payment of distributions on such interests (except distributions payable as of a record date prior to the effective date of the Merger); provided, however, that if such Nonconsenting Limited Partner shall deliver to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349 a written withdrawal of such Nonconsenting Limited Partner’s demand for an appraisal and an acceptance of the Cash Consideration payable pursuant to the Merger Agreement, either as provided in paragraph (c) hereof or thereafter with the written approval of Aimco OP, then the right of such Nonconsenting Limited Partner to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding before the panel shall be dismissed as to any Nonconsenting Limited Partner without the approval of the panel, and such approval may be conditioned upon such terms as the panel deems just.

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ANNEX C

OFFICERS AND DIRECTORS

None of Shelter, Shelter GP, Aimco OP or the Aimco Subsidiary has directors, officers or significant employees of its own. The names and positions of the executive officers and directors of Aimco, AIMCO-GP, and AIMCO/IPT are set forth below. The business address of each executive officer and director is 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237. Each executive officer and director is a citizen of the United States of America.

Name (Age)	Position

Terry Considine(62)	Chairman of the Board of Directors and Chief Executive Officer of Aimco; Director, Chief Executive Officer and President of AIMCO-GP and AIMCO/IPT.
Timothy Beaudin(51)	President and Chief Operating Officer of Aimco, AIMCO-GP, AIMCO/IPT and Shelter GP.
Lisa R. Cohn(41)	Executive Vice President, General Counsel and Secretary of Aimco, AIMCO-GP, AIMCO/IPT and Shelter GP.
Miles Cortez(66)	Executive Vice President and Chief Administrative Officer of Aimco, AIMCO-GP and AIMCO/IPT.
Ernest M. Freedman(39)	Executive Vice President and Chief Financial Officer of Aimco, AIMCO-GP, AIMCO/IPT and Shelter GP.
Steven D. Cordes(37)	Senior Vice President of Aimco, AIMCO-GP, AIMCO/IPT and Shelter GP; Director of Shelter GP.
John Bezzant(47)	Senior Vice President of Aimco, AIMCO-GP, AIMCO/IPT and Shelter GP; Director of Shelter GP.
Paul Beldin(36)	Senior Vice President and Chief Accounting Officer of Aimco, AIMCO-GP, AIMCO/IPT and Shelter GP.
Stephen B. Waters(47)	Senior Director of Partnership Accounting of Aimco, AIMCO-GP, AIMCO/IPT and Shelter GP.
James N. Bailey(63)	Director of Aimco
Richard S. Ellwood(78)	Director of Aimco
Thomas L. Keltner(63)	Director of Aimco
J. Landis Martin(64)	Director of Aimco
Robert A. Miller(64)	Director of Aimco
Michael A. Stein(56)	Director of Aimco
Kathleen M. Nelson(64)	Director of Aimco

Name	Biographical Summary of Current Directors and Officers

Terry Considine	Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of Aimco and AIMCO-GP, Inc. since July 1994, and has been a director, Chief Executive Officer and President of AIMCO/IPT since February 1999. Mr. Considine also serves on the board of directors of Intrepid Potash, Inc. a publicly held producer of potash, and, until its acquisition in early 2009, Mr. Considine served as Chairman of the Board and Chief Executive Officer of American Land Lease, Inc. Mr. Considine has over 40 years of experience in the real estate and other industries. Among other real estate ventures, in 1975, Mr. Considine founded and managed the predecessor companies that became Aimco at its initial public offering in 1994.

Name	Biographical Summary of Current Directors and Officers

Timothy Beaudin	Mr. Beaudin was appointed President and Chief Operating Officer of Aimco, AIMCO-GP, AIMCO/IPT and Shelter GP in February 2009. He joined the companies as Executive Vice President and Chief Development Officer in October 2005 and was appointed Executive Vice President and Chief Property Operating Officer in October 2008. Mr. Beaudin oversees conventional and affordable property operations, transactions, asset management, and redevelopment and construction services. Prior to joining Aimco and beginning in 1995, Mr. Beaudin was with Catellus Development Corporation, a San Francisco, California-based real estate investment trust. During his last five years at Catellus, Mr. Beaudin served as Executive Vice President, with management responsibility for development, construction and asset management.
Lisa R. Cohn	Ms. Cohn was appointed Executive Vice President, General Counsel and Secretary of Aimco, AIMCO-GP, AIMCO/IPT and Shelter GP in December 2007. In addition to serving as general counsel, Ms. Cohn has executive responsibility for insurance and risk management as well as human resources. From January 2004 to December 2007, Ms. Cohn served as Senior Vice President and Assistant General Counsel. She joined Aimco in July 2002 as Vice President and Assistant General Counsel. Prior to joining Aimco, Ms. Cohn was in private practice with the law firm of Hogan & Hartson LLP with a focus on public and private mergers and acquisitions, venture capital financing, securities and corporate governance.
Miles Cortez	Mr. Cortez was appointed Executive Vice President and Chief Administrative Officer in December 2007. He is responsible for administration, government relations, communications and special projects. Mr. Cortez joined Aimco in August 2001 as Executive Vice President, General Counsel and Secretary. Prior to joining Aimco, Mr. Cortez was the senior partner of Cortez Macaulay Bernhardt & Schuetze LLC, a Denver, Colorado law firm, from December 1997 through September 2001. He served as president of the Colorado Bar Association from 1996 to 1997 and the Denver Bar Association from 1982 to 1983.
Ernest M. Freedman	Ernest M. Freedman was appointed Executive Vice President and Chief Financial Officer of Aimco, AIMCO-GP, AIMCO/IPT and Shelter GP effective November 1, 2009. Mr. Freedman joined Aimco in 2007 as Senior Vice President of Financial Planning and Analysis and has served as Senior Vice President of Finance since February 2009, responsible for financial planning, tax, accounting and related areas. From 2004 to 2007, Mr. Freedman served as Chief Financial Officer of HEI Hotels and Resorts. From 2000 to 2004, Mr. Freedman was at GE Real Estate in a number of capacities, including operations controller and finance manager for investments and acquisitions. From 1993 to 2000, Mr. Freedman was with Ernst & Young, LLP, including one year as a senior manager in the real estate practice. Mr. Freedman is a certified public accountant.
Steven D. Cordes	Steven D. Cordes was appointed as a Director of Shelter GP effective March 2, 2009. Mr. Cordes has been a Senior Vice President of Aimco, AIMCO-GP, AIMCO/IPT and Shelter GP since May 2007. Mr. Cordes was appointed Senior Vice President — Structured Equity in May 2007. Mr. Cordes joined Aimco in 2001 as a Vice President of Capital Markets with responsibility for Aimco’s joint ventures and equity capital markets activity. Prior to joining Aimco, Mr. Cordes was a manager in the financial consulting practice of PricewaterhouseCoopers. Effective March 2009, Mr. Cordes was appointed to serve as the equivalent of the chief executive officer of the Partnership.

Name	Biographical Summary of Current Directors and Officers

John Bezzant	John Bezzant was appointed as a Director of Shelter GP effective December 16, 2009. Mr. Bezzant currently serves as a Senior Vice President of Shelter GP and Aimco. Mr. Bezzant joined Aimco in June 2006 as Senior Vice President — Development. Prior to joining Aimco, from 2005 to June 2006, Mr. Bezzant was a First Vice President at Prologis and from 1986 to 2005, Mr. Bezzant served as Vice President, Asset Management at Catellus Development Corporation.
Paul Beldin	Paul Beldin was appointed Senior Vice President and Chief Accounting Officer of Aimco and Shelter GP in May 2008. Mr. Beldin joined Aimco in May 2008. Prior to that, Mr. Beldin served as controller and then as chief financial officer of America First Apartment Investors, Inc., a publicly traded multifamily real estate investment trust, from May 2005 to September 2007 when the company was acquired by Sentinel Real Estate Corporation. Prior to joining America First Apartment Investors, Inc., Mr. Beldin was a senior manager at Deloitte and Touche LLP, where he was employed from August 1996 to May 2005, including two years as an audit manager in SEC services at Deloitte’s national office.
Stephen B. Waters	Stephen B. Waters was appointed Senior Director of Partnership Accounting of Aimco and Shelter GP in June 2009. Mr. Waters has responsibility for partnership accounting with Aimco and serves as the principal financial officer of Shelter GP. Mr. Waters joined Aimco as a Director of Real Estate Accounting in September 1999 and was appointed Vice President of Shelter GP and Aimco in April 2004. Prior to joining Aimco, Mr. Waters was a senior manager at Ernst & Young LLP.
James N. Bailey	Mr. Bailey was first elected as a director of Aimco in June 2000 and is currently Chairman of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation and Human Resources Committees. Mr. Bailey co-founded Cambridge Associates, LLC, an investment consulting firm, in 1973 and currently serves as its Senior Managing Director and Treasurer. He is also a co-founder, director and treasurer of The Plymouth Rock Company, and a director of SRB Corporation, Inc. and Homeowners Direct Company, all three of which are insurance companies and insurance company affiliates. He also serves as an Overseer for the New England Aquarium, and is on its audit and investment committees. Mr. Bailey is a member of the Massachusetts Bar and the American Bar Associations. Mr. Bailey, a long-time entrepreneur, brings particular expertise to the board in the areas of investment and financial planning, capital markets, evaluation of institutional real estate markets and managers of all property types.

Name	Biographical Summary of Current Directors and Officers

Richard S. Ellwood	Mr. Ellwood was first elected as a director of Aimco in July 1994. Mr. Ellwood is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Ellwood was the founder and President of R.S. Ellwood & Co., Incorporated, which he operated as a real estate investment banking firm through 2004. Prior to forming his firm, Mr. Ellwood had 31 years experience on Wall Street as an investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987; Managing Director at Warburg Paribas Becker from 1978 to 1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in various capacities at J.P. Morgan & Co. from 1955 to 1968. Mr. Ellwood served as a director of Felcor Lodging Trust, Incorporated, a publicly held company, from 1994 to 2009. He is as a trustee of the Diocesan Investment Trust of the Episcopal Diocese of New Jersey and is chairman of the diocesan audit committee. As one of the first real estate investment bankers, Mr. Ellwood brings particular expertise in real estate finance through corporate securities in both public and private markets as well as in direct property financings through mortgage placements, limited partnerships and joint ventures.
Thomas L. Keltner	Mr. Keltner was first elected as a director of Aimco in April 2007 and is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Keltner served as Executive Vice President and Chief Executive Officer — Americas and Global Brands for Hilton Hotels Corporation from March 2007 through March 2008, which concluded the transition period following Hilton’s acquisition by The Blackstone Group. Mr. Keltner joined Hilton Hotels Corporation in 1999 and served in various roles. Mr. Keltner has more than 20 years of experience in the areas of hotel development, acquisition, disposition, franchising and management. Prior to joining Hilton Hotels Corporation, from 1993 to 1999, Mr. Keltner served in several positions with Promus Hotel Corporation, including President, Brand Performance and Development. Before joining Promus Hotel Corporation, he served in various capacities with Holiday Inn Worldwide, Holiday Inns International and Holiday Inns, Inc. In addition, Mr. Keltner was President of Saudi Marriott Company, a division of Marriott Corporation, and was a management consultant with Cresap, McCormick and Paget, Inc. Mr. Keltner brings particular expertise to the board in the areas of property operations, marketing, branding, development and customer service.

Name	Biographical Summary of Current Directors and Officers

J. Landis Martin	Mr. Martin was first elected as a director of Aimco in July 1994 and is currently Chairman of the Compensation and Human Resources Committee. Mr. Martin is also a member of the Audit and Nominating and Corporate Governance Committees and serves as the Lead Independent Director of Aimco’s Board. Mr. Martin is the Founder and Managing Director of Platte River Ventures LLC, a private equity firm. In November 2005, Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation, a publicly held integrated producer of titanium metals, where he served since January 1994. Mr. Martin served as President and CEO of NL Industries, Inc., a publicly held manufacturer of titanium dioxide chemicals, from 1987 to 2003. Mr. Martin is also a director of Crown Castle International Corporation, a publicly held wireless communications company, Halliburton Company, a publicly held provider of products and services to the energy industry, and Intrepid Potash, Inc., a publicly held producer of potash. As a former chief executive of four NYSE-listed companies, Mr. Martin brings particular expertise to the board in the areas of operations, finance and governance.
Robert A. Miller	Mr. Miller was first elected as a director of Aimco in April 2007 and is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Miller has served as the President of Marriott Leisure since 1997. Prior to joining Marriott Leisure, from 1984 to 1988, Mr. Miller served as Executive Vice President & General Manager of Marriott Vacation Club International and then as its President from 1988 to 1997. In 1984, Mr. Miller and a partner sold their company, American Resorts, Inc., to Marriott. Mr. Miller co-founded American Resorts, Inc. in 1978, and it was the first business model to encompass all aspects of timeshare resort development, sales, management and operations. Prior to founding American Resorts, Inc., from 1972 to 1978, Mr. Miller was Chief Financial Officer of Fleetwing Corporation, a regional retail and wholesale petroleum company. Prior to joining Fleetwing, Mr. Miller served for five years as a staff accountant for Arthur Young & Company. Mr. Miller is past Chairman and currently a director of the American Resort Development Association (“ARDA”) and currently serves as Chairman and director of the ARDA International Foundation. As a successful real estate entrepreneur, Mr. Miller brings particular expertise to the board in the areas of operations, management, marketing, sales, and development, as well as finance and accounting.

Name	Biographical Summary of Current Directors and Officers

Michael A. Stein	Mr. Stein was first elected as a director of Aimco in October 2004 and is currently the Chairman of the Audit Committee. Mr. Stein is also a member of the Compensation and Human Resources and Nominating and Corporate Governance Committees. From January 2001 until its acquisition by Eli Lilly in January 2007, Mr. Stein served as Senior Vice President and Chief Financial Officer of ICOS Corporation, a biotechnology company based in Bothell, Washington. From October 1998 to September 2000, Mr. Stein was Executive Vice President and Chief Financial Officer of Nordstrom, Inc. From 1989 to September 1998, Mr. Stein served in various capacities with Marriott International, Inc., including Executive Vice President and Chief Financial Officer from 1993 to 1998. Mr. Stein serves on the Board of Directors of Nautilus, Inc., which is a publicly held fitness company, and the Board of Directors of Providence Health & Services, a not-for-profit health system operating hospitals and other health care facilities across Alaska, Washington, Montana, Oregon and California. As the former chief financial officer of two NYSE-listed companies and a former partner at Arthur Andersen, Mr. Stein brings particular expertise to the board in the areas of corporate and real estate finance, and accounting and auditing for large and complex business operations.
Kathleen M. Nelson	Ms. Nelson was first elected as a director of Aimco in April 2010, and currently serves on the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Ms. Nelson has an extensive background in commercial real estate and financial services with over 40 years of experience including 36 years at TIAA-CREF. She held the position of Managing Director/Group Leader and Chief Administrative Officer for TIAA-CREF’s mortgage and real estate division. Ms. Nelson developed and staffed TIAA’s real estate research department. She retired from this position in December 2004 and founded and serves as president of KMN Associates LLC, a commercial real estate investment advisory and consulting firm. In 2009, Ms. Nelson co-founded and serves as Managing Principal of Bay Hollow Associates, LLC, a commercial real estate consulting firm, which provides counsel to institutional investors. Ms. Nelson served as the International Council of Shopping Centers’ chairman for the 2003-04 term and has been an ICSC Trustee since 1991. She also is the chairman of the ICSC Audit Committee and is a member of various other committees. Ms. Nelson serves on the Board of Directors of CBL & Associates Properties, Inc., which is a publicly held REIT that develops and manages retail shopping properties. She is a member of Castagna Realty Company Advisory Board and has served as an advisor to the Rand Institute Center for Terrorism Risk Management Policy and on the board of the Greater Jamaica Development Corporation. Ms. Nelson serves on the Advisory Board of the Beverly Willis Architectural Foundation and is a member of the Anglo American Real Property Institute. Ms. Nelson brings to the board particular expertise in the areas of real estate finance and investment.

ANNEX D

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 10-K

(Mark one)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2009
or
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period to

Commission file number 0-10884

SHELTER PROPERTIES IV
(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation or organization)	57-0721760 (I.R.S. Employer Identification No.)

55 Beattie Place, P.O. Box 1089
Greenville, South Carolina 29602
(Address of principal executive offices)

Registrant’s telephone number, including area code (864) 239-1000

Securities registered pursuant to Section 12(b) of the Act:
None
Securities registered pursuant to Section 12(g) of the Act:

Units of Limited Partnership Interest
(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐     No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark if disclosure of delinquent filers in response to Item 405 of Regulation S-K (229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

State the aggregate market value of the voting and non-voting partnership interests held by non-affiliates computed by reference to the price at which the partnership interests were last sold, or the average bid and asked price of such partnership interests as of the last business day of the registrant’s most recently completed second fiscal quarter. No market exists for the limited partnership interests of the Registrant, and, therefore, no aggregate market value can be determined.

DOCUMENTS INCORPORATED BY REFERENCE
None

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Annual Report contains or may contain information that is forward-looking within the meaning of the federal securities laws, including, without limitation, statements regarding the effect of redevelopments, the Partnership’s future financial performance, including the Partnership’s ability to maintain current or meet projected occupancy and rent levels, and the effect of government regulations. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors some of which are beyond the Partnership’s control including, without limitation: financing risks, including the availability and cost of financing and the risk that the Partnership’s cash flows from operations may be insufficient to meet required payments of principal and interest; natural disasters and severe weather such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect the Partnership’s property and interpretations of those regulations; the competitive environment in which the Partnership operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for residents in such markets; insurance risk, including the cost of insurance; development risks; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Partnership. Readers should carefully review the Partnership’s financial statements and the notes thereto, as well as the other documents the Partnership files from time to time with the Securities and Exchange Commission.

PART I

Item 1.	Business

Shelter Properties IV (the “Partnership” or “Registrant”) was organized as a limited partnership under the laws of the State of South Carolina on August 21, 1981. The general partner responsible for management of the Partnership’s business is Shelter Realty IV Corporation, a South Carolina corporation (the “Corporate General Partner”). The Corporate General Partner is a subsidiary of Apartment Investment and Management Company (“AIMCO”), a publicly traded real estate investment trust. The other general partner is AIMCO Properties, L.P., an affiliate of the Corporate General Partner and AIMCO. The Partnership Agreement provides that the Partnership is to terminate on December 31, 2022 unless terminated prior to such date.

Commencing June 8, 1982, the Partnership offered pursuant to a Registration Statement filed with the Securities and Exchange Commission up to 49,900 Units of Limited Partnership Interest (the “Units”) at a purchase price of $1,000 per Unit with a minimum purchase of 5 Units ($5,000) or 2 Units ($2,000) for an Individual Retirement Account. An additional 100 Units were purchased by the Corporate General Partner.

The offering terminated on December 15, 1982. Upon termination of the offering, the Partnership had accepted subscriptions for 50,000 Units, including 100 Units purchased by the Corporate General Partner, for an aggregate of $50,000,000. The Partnership invested approximately $38,000,000 of such proceeds in five existing apartment properties. Since its initial offering, the Partnership has not received, nor are limited partners required to make, additional capital contributions.

The Partnership is engaged in the business of operating and holding real estate properties for investment. In 1982 and 1983, during its acquisition phase, the Partnership acquired five existing apartment properties. The Partnership continues to own and operate one investment property.

The Partnership has no employees. Management and administrative services are performed by the Corporate General Partner and by agents retained by the Corporate General Partner. An affiliate of the Corporate General Partner has been providing such property management services.

A further description of the Partnership’s business is included in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this Form 10-K.

Item 2.	Property

The following table sets forth the Partnership’s investment in property:

Date of
Property	Purchase	Type of Ownership	Use

Baymeadows Apartments Jacksonville, Florida	9/30/82	Fee ownership subject to first mortgage	Apartment 904 units

Schedule of Property

Set forth below for the Partnership’s property is the gross carrying value, accumulated depreciation, depreciable life, method of depreciation and Federal tax basis.

Gross
	Carrying	Accumulated	Depreciable	Method of	Federal
Property	Value	Depreciation	Life	Depreciation	Tax Basis
	(In thousands)				(In thousands)

Baymeadows Apartments	$85,808	$54,720	5-36 yrs	S/L	$28,315

See “Note A — Organization and Summary of Significant Accounting Policies” to the financial statements included in “Item 8. Financial Statements and Supplementary Data” for a description of the Partnership’s depreciation and capitalization policies.

Schedule of Property Indebtedness

The following table sets forth certain information relating to the loan encumbering the Partnership’s property.

	Principal				Principal
	Balance at	Stated			Balance
	December 31,	Interest	Period	Maturity	Due at
Property	2009	Rate(1)	Amortized	Date	Maturity(2)
	(In thousands)				(In thousands)

Baymeadows Apartments	$38,050	4.87%	30 yrs	9/05/12	$35,445

(1)	Fixed rate mortgage.

(2)	See “Note B — Mortgage Note Payable” to the financial statements included in “Item 8. Financial Statements and Supplementary Data” for information with respect to the Partnership’s ability to prepay this loan and other specific details about this loan.

Rental Rates and Occupancy

Average annual rental rates and occupancy for 2009 and 2008 were as follows:

	Average Annual
	Rental Rates		Average Annual
	(per Unit)		Occupancy
Property	2009	2008	2009	2008

Baymeadows Apartments	$10,410	$11,028	94%	90%

The Corporate General Partner attributes the increase in occupancy at Baymeadows Apartments to competitive pricing efforts.

The real estate industry is highly competitive. The property is subject to competition from other residential apartment complexes in the area. The Corporate General Partner believes that the property is adequately insured. The property is an apartment complex which leases units for lease terms of one year or less. No tenant leases 10% or more of the available rental space. The property is in good physical condition, subject to normal depreciation and deterioration as is typical for assets of this type and age.

Real Estate Taxes and Rate

Real estate taxes and rate in 2009 for the property were as follows:

	2009	2009
	Billing	Rate
	(In thousands)

Baymeadows Apartments	$943	1.66%

Capital Improvements

During the year ended December 31, 2009, the Partnership completed approximately $1,795,000 of capital improvements at Baymeadows Apartments, which consisted primarily of roof replacement, swimming pool resurfacing, exterior painting, water heater and floor covering replacements and construction related to the casualties discussed in “Item 8. Financial Statements and Supplementary Data”. These improvements were funded from operating cash flow, insurance proceeds and advances from AIMCO Properties, L.P. During the year ended December 31, 2005, a project was approved to add 288 new apartment units at the property at a total estimated cost of approximately $26,953,000 of which approximately $257,000 was incurred as of December 31, 2005. The project to add the additional 288 units was on hold as the Corporate General Partner was informed by the city of Jacksonville that it would not allow permits for new units in the area until litigation that was unrelated to the Partnership and Baymeadows Apartments was resolved. During the fourth quarter of 2009, the Partnership cancelled the proposed project and wrote-off approximately $257,000 of costs, which are included in operating expenses. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2010. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property.

Capital expenditures will be incurred only if cash is available from operations, Partnership reserves or advances from AIMCO Properties, L.P., although AIMCO Properties, L.P. does not have an obligation to fund such advances. To the extent that capital improvements are completed, the Partnership’s distributable cash flow, if any, may be adversely affected at least in the short term.

Item 3.	Legal Proceedings

As previously disclosed, AIMCO Properties, L.P. and NHP Management Company, both affiliates of the Corporate General Partner, were defendants in a lawsuit, filed as a collective action in August 2003 in the United States District Court for the District of Columbia, alleging that they willfully violated the Fair Labor Standards Act (“FLSA”) by failing to pay maintenance workers overtime for time worked in excess of 40 hours per week (“overtime claims”). The plaintiffs also contended that AIMCO Properties, L.P. and NHP Management Company (“the Defendants”) failed to compensate maintenance workers for time that they were required to be “on-call” (“on-call claims”). In March 2007, the court in the District of Columbia decertified the collective action. In July 2007, plaintiffs’ counsel filed individual cases in Federal court in 22 jurisdictions. In the second quarter of 2008, AIMCO Properties, L.P. settled the overtime cases involving 652 plaintiffs and established a framework for resolving the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel. As a result, the lawsuits asserted in the 22 Federal courts have been dismissed. During the fourth quarter of 2008, the settlement amounts for alleged unpaid overtime to employees were paid by those partnerships where the respective employees had worked. The Partnership was not required to pay any settlement amounts. At this time, the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel are not resolved. The parties have selected six “on-call” claims that will proceed forward through the arbitration process and have selected arbitrators. After those arbitrations have been completed, the parties will revisit settling the on-call claims. The first two arbitrations took place in December 2009 and the Defendants received a defense verdict against the first two claimants, and plaintiffs dismissed the claims of the next two claimants. The remaining two arbitrations will take place in April 2010. The Corporate General Partner is uncertain as to the amount of any loss that may be allocable to the Partnership. Therefore, the Partnership cannot estimate whether any loss will occur or a potential range of loss.

PART II

Item 5.	Market for the Registrant’s Common Equity, Related Security Holder Matters and Issuer Purchases of Equity Securities

The Partnership, a publicly-held limited partnership, offered and sold 49,900 limited partnership units (the “Units”) aggregating $49,900,000. An additional 100 units were purchased by the Corporate General Partner. The Partnership currently has 1,418 holders of record owning an aggregate of 49,995 Units. Affiliates of the Corporate General Partner owned 36,650 Units or 73.31% at December 31, 2009. No public trading market has developed for the Units, and it is not anticipated that such a market will develop in the future.

The Partnership made no distributions during the years ended December 31, 2009 and 2008. Future cash distributions will depend on the levels of cash generated from operations and the timing of the debt maturity, property sale, and/or refinancing. The Partnership’s cash available for distribution is reviewed on a monthly basis. Given the amounts owed to affiliates of the Corporate General Partner, it is not expected that the Partnership will generate sufficient funds from operations, after required capital expenditures, to permit any distributions to its partners in 2010 or subsequent periods. See “Item 2. Property — Capital Improvements” for information relating to anticipated capital expenditures at the property.

In addition to its indirect ownership of the general partner interest in the Partnership, AIMCO and its affiliates owned 36,650 Units in the Partnership representing 73.31% of the outstanding Units at December 31, 2009. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, Unit holders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the Corporate General Partner. As a result of its ownership of 73.31% of the outstanding Units, AIMCO and its affiliates are in a position to control all such voting decisions with respect to the Partnership. Although the Corporate General Partner owes fiduciary duties to the limited partners of the Partnership, the Corporate General Partner also owes fiduciary duties to AIMCO as its sole stockholder. As a result, the duties of the Corporate General Partner, as corporate general partner, to the Partnership and its limited partners may come into conflict with the duties of the Corporate General Partner to AIMCO as its sole stockholder.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

This item should be read in conjunction with the financial statements and other items contained elsewhere in this report.

The Partnership’s financial results depend upon a number of factors including the ability to attract and maintain tenants at the investment property, interest rates on mortgage loans, costs incurred to operate the investment property, general economic conditions and weather. As part of the ongoing business plan of the Partnership, the Corporate General Partner monitors the rental market environment of its investment property to assess the feasibility of increasing rents, maintaining or increasing occupancy levels and protecting the Partnership from increases in expenses. As part of this plan, the Corporate General Partner attempts to protect the Partnership from the burden of inflation-related increases in expenses by increasing rents and maintaining a high overall occupancy level. However, the Corporate General Partner may use rental concessions and rental rate reductions to offset softening market conditions; accordingly, there is no guarantee that the Corporate General Partner will be able to sustain such a plan. Further, a number of factors that are outside the control of the Partnership, such as the local economic climate and weather can adversely or positively affect the Partnership’s financial results.

Results of Operations

The Partnership’s net loss for the years ended December 31, 2009 and 2008 was approximately $7,490,000 and $8,151,000, respectively. The decrease in net loss is due to a decrease in total expenses and an increase in total revenues, partially offset by a decrease in casualty gains. Total expenses decreased due to decreases in operating, interest, property tax and general and administrative expenses, partially offset by an increase in depreciation expense. Operating expense decreased primarily due to decreases in insurance expense as a result of a decrease in the hazard insurance premium at the Partnership’s investment property, decreases in utilities, advertising, contract services, and payroll and related benefits and a decrease in clean up expenses related to the storm damage discussed below, partially offset by the write-off of costs incurred in 2005 related to the project to add additional units to the property, which is now cancelled. Interest expense decreased primarily due to a decrease in interest on advances from an affiliate of the Corporate General Partner as a result of a lower average interest rate charged on such advances. Interest expense also decreased due to scheduled payments of principal resulting in a lower carrying balance of the mortgage encumbering the investment property. Depreciation expense increased due to property improvements and replacements placed into service during the past twelve months, which are now being depreciated. In addition, as part of the redevelopment project completed in 2008, the Partnership replaced roofing on certain buildings at Baymeadows Apartments. The Partnership determined that the roofing work performed by the contractor was defective, forcing the Partnership to retain a different contractor to repair the defective work. As a result of the defective work, the Partnership wrote off the remaining net book value of the roofing of approximately $653,000 to depreciation expense during the year ended December 31, 2009. The Partnership is currently pursuing legal action against the contractor that installed the defective roofing. Property tax expense decreased due to a decrease in the assessed value of the property.

General and administrative expenses decreased primarily due to a decrease in the cost of services included in the management reimbursements charged by the Corporate General Partner as allowed under the Partnership Agreement. Also included in general and administrative expenses for the years ended December 31, 2009 and 2008 are costs associated with the quarterly and annual communications with investors and regulatory agencies and the annual audit required by the Partnership Agreement.

Total revenues increased due to an increase in other income. Rental income remained relatively constant for the year ended December 31, 2009 as an increase in occupancy was offset by a decrease in the average rental rate. Other income increased primarily due to increases in application fees, administrative fees and income from the sale of a land easement.

In August 2008, Baymeadows Apartments sustained damages from Tropical Storm Fay. The damages were approximately $797,000, including clean up costs of approximately $369,000. For the year ended December 31, 2008, the Partnership recognized a loss of approximately $44,000 due to the write off of undepreciated assets of approximately $44,000, as the Partnership did not receive insurance proceeds to cover the damages. During the year ended December 31, 2009, the Partnership recognized an additional loss of approximately $2,000, which is reflected as a reduction of casualty gain, due to the write off of undepreciated assets of approximately $2,000. For the year ended December 31, 2009, approximately $57,000 of the clean up costs included above are included in operating expenses due to actual costs exceeding estimated costs.

In June 2008, Baymeadows Apartments experienced wind damages from a storm, causing damages of approximately $86,000. During the year ended December 31, 2008, the Partnership received approximately $20,000 in insurance proceeds. The Partnership received approximately $66,000 in additional insurance proceeds during the year ended December 31, 2009. The Partnership recognized a casualty gain of approximately $76,000 during the year ended December 31, 2009, due to the receipt of insurance proceeds in 2008 and 2009 net of the write off of undepreciated damaged assets of approximately $10,000.

On March 27, 2007, Baymeadows Apartments incurred approximately $32,000 in damages to one unit resulting from a fire. During the year ended December 31, 2008, the Partnership received insurance proceeds of approximately $22,000 and wrote off undepreciated damaged assets of approximately $4,000, resulting in a casualty gain of approximately $18,000.

In October 2007, Baymeadows Apartments incurred damages of approximately $282,000 from a severe storm. During the year ended December 31, 2008, the Partnership incurred approximately $176,000 of clean up expenses, including approximately $105,000 of asbestos abatement. All of the asbestos related work was complete as of December 31, 2008. During the year ended December 31, 2008, the Partnership received insurance proceeds of approximately $272,000 and wrote off undepreciated damaged assets of approximately $35,000, resulting in a casualty gain of approximately $237,000. In addition, during the year ended December 31, 2008, the Partnership received approximately $32,000 to cover lost rents.

Liquidity and Capital Resources

At December 31, 2009, the Partnership had cash and cash equivalents of approximately $218,000, compared to approximately $142,000 at December 31, 2008. Cash and cash equivalents increased approximately $76,000 due to approximately $2,096,000 and $740,000 of cash provided by operating and financing activities, respectively, partially offset by approximately $2,760,000 of cash used in investing activities. Cash provided by financing activities consisted of advances from an affiliate, partially offset by principal payments made on the mortgage encumbering the Partnership’s investment property and repayment of advances from an affiliate. Cash used in investing activities consisted of property improvements and replacements, partially offset by insurance proceeds received.

Pursuant to the Partnership Agreement, AIMCO Properties, L.P., an affiliate of the Corporate General Partner, advanced the Partnership approximately $2,055,000 and $4,876,000 during the years ended December 31, 2009 and 2008, respectively, to fund capital improvements, redevelopment and operations at Baymeadows Apartments. The interest rates charged on the outstanding advances made to the Partnership range from the prime rate plus 2% to a variable rate based on the prime rate plus a market rate adjustment for similar type loans. Affiliates of the Corporate General Partner review the market rate adjustment quarterly. The interest rates on outstanding advances at December 31, 2009 ranged from 5.25% to 9.60%. Interest expense was approximately $1,245,000 and $1,335,000 for the years ended December 31, 2009 and 2008, respectively. During the year ended December 31, 2009, the Partnership repaid approximately $560,000 of advances and accrued interest. There were no such payments during the year ended December 31, 2008. At December 31, 2009 and December 31, 2008, the total advances and accrued interest due to AIMCO Properties, L.P. was approximately $24,437,000 and $21,697,000, respectively, and is included in due to affiliates on the balance sheets included in “Item 8. Financial Statements and Supplementary Data”. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission.

The sufficiency of existing liquid assets to meet future liquidity and capital expenditure requirements is directly related to the level of capital expenditures required at the property to adequately maintain the physical assets and other operating needs of the Partnership and to comply with Federal, state, and local legal and regulatory requirements. The Corporate General Partner monitors developments in the area of legal and regulatory compliance. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2010. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property. Capital expenditures will be incurred only if cash is available from operations, Partnership reserves or advances from AIMCO Properties, L.P., although AIMCO Properties, L.P. does not have an obligation to fund such advances. To the extent that capital improvements are completed, the Partnership’s distributable cash flow, if any, may be adversely affected at least in the short term.

The Partnership’s assets are thought to be generally sufficient for any near-term needs (exclusive of capital improvements and repayment of advances from affiliates) of the Partnership. The mortgage indebtedness of approximately $38,050,000 encumbering Baymeadows Apartments requires monthly payments of principal and interest and requires a balloon payment of approximately $35,445,000 in 2012. The Corporate General Partner will attempt to refinance such indebtedness and/or sell the property prior to such maturity date. If the property cannot be refinanced and/or sold for a sufficient amount the Partnership will risk losing the property to foreclosure.

The Partnership made no distributions during the years ended December 31, 2009 and 2008. Future cash distributions will depend on the levels of cash generated from operations and the timing of the debt maturity, property sale, and/or refinancing. The Partnership’s cash available for distribution is reviewed on a monthly basis. Given the amounts owed to affiliates of the Corporate General Partner, it is not expected that the Partnership will generate sufficient funds from operations, after required capital expenditures, to permit any distributions to its partners in 2010 or subsequent periods.

The Partnership Agreement provides for partners to receive distributions from the net proceeds of the sales of properties, the net proceeds from refinancings and net cash from operations as those terms are defined in the

Partnership Agreement. The Partnership Agreement requires that the limited partners be furnished with a statement of Net Cash from Operations as such term is defined in the Partnership Agreement. Net Cash from Operations should not be considered an alternative to net loss as an indicator of the Partnership’s operating performance or to cash flows as a measure of liquidity. Below is a reconciliation of net cash provided by operating activities as disclosed in the statements of cash flows included in “Item 8. Financial Statements and Supplementary Data” to Net Cash from Operations (as defined in the Partnership Agreement).

	Years Ended
	December 31,
	2009	2008
	(In thousands)

Net cash provided by operating activities	$2,096	$246
Payments on mortgage note payable	(893)	(851)
Property improvements and replacements	(2,826)	(4,600)
Changes in reserves for net operating liabilities	(1,271)	(1,247)

Net cash used in operations (as defined in the Partnership Agreement)	$(2,894)	$(6,452)

The Corporate General Partner may designate a portion of cash generated from operations as “other reserves” in determining net cash from operations (as defined in the Partnership Agreement). The increase in other reserves during 2009 and 2008 was approximately $1,271,000, and $1,247,000, respectively. These amounts were determined by considering changes in the balance of receivables and deposits, other assets, accounts payable, tenant security deposit liabilities, due to affiliates, bad debt expense and other liabilities. At this time, the Corporate General Partner expects to continue to adjust other reserves based on the net change in the aforementioned account balances.

Other

In addition to its indirect ownership of the general partner interest in the Partnership, AIMCO and its affiliates owned 36,650 Units in the Partnership representing 73.31% of the outstanding Units at December 31, 2009. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, unitholders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the Corporate General Partner. As a result of its ownership of 73.31% of the outstanding Units, AIMCO and its affiliates are in a position to control all such voting decisions with respect to the Partnership. Although the Corporate General Partner owes fiduciary duties to the limited partners of the Partnership, the Corporate General Partner also owes fiduciary duties to AIMCO as its sole stockholder. As a result, the duties of the Corporate General Partner, as corporate general partner, to the Partnership and its limited partners may come into conflict with the duties of the Corporate General Partner to AIMCO as its sole stockholder.

Critical Accounting Policies and Estimates

A summary of the Partnership’s significant accounting policies is included in “Note A — Organization and Summary Significant Accounting Policies” which is included in the financial statements in “Item 8. Financial Statements and Supplementary Data”. The Corporate General Partner believes that the consistent application of these policies enables the Partnership to provide readers of the financial statements with useful and reliable information about the Partnership’s operating results and financial condition. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Partnership to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Judgments and assessments of uncertainties are required in applying the Partnership’s accounting policies in many areas. The following may involve a higher degree of judgment and complexity.

Impairment of Long-Lived Asset

Investment property is recorded at cost, less accumulated depreciation, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of the property may not be recoverable, the Partnership will make an assessment of its recoverability by comparing the carrying amount to the Partnership’s estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, the Partnership would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

Real property investment is subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of the Partnership’s investment property. These factors include, but are not limited to, general economic climate; competition from other apartment communities and other housing options; local conditions, such as loss of jobs or an increase in the supply of apartments that might adversely affect apartment occupancy or rental rates; changes in governmental regulations and the related cost of compliance; increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents; changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multi-family housing; and changes in interest rates and the availability of financing. Any adverse changes in these and other factors could cause an impairment of the Partnership’s assets.

Capitalized Costs Related to Redevelopment and Construction Projects

The Partnership capitalizes costs incurred in connection with capital expenditure activities, including redevelopment and construction projects. Costs including interest, property taxes and operating costs associated with redevelopment and construction projects are capitalized during periods in which redevelopment and construction projects are in progress. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital expenditure activities at the property level.

Revenue Recognition

The Partnership generally leases apartment units for twelve-month terms or less. The Partnership will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Partnership evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.

Item 8.	Financial Statements and Supplementary Data

SHELTER PROPERTIES IV

LIST OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Partners
Shelter Properties IV

We have audited the accompanying balance sheets of Shelter Properties IV as of December 31, 2009 and 2008, and the related statements of operations, changes in partners’ deficit, and cash flows for each of the two years in the period ended December 31, 2009. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shelter Properties IV at December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/  ERNST & YOUNG LLP

Greenville, South Carolina
March 29, 2010

SHELTER PROPERTIES IV

BALANCE SHEETS

	December 31,
	2009	2008
	(In thousands, except unit data)

ASSETS
Cash and cash equivalents	$218	$142
Receivables and deposits	425	432
Other assets	532	698
Investment property (Notes B, E and F):
Land	1,883	1,883
Buildings and related personal property	83,925	83,306

	85,808	85,189
Less accumulated depreciation	(54,720)	(47,617)

	31,088	37,572

	$32,263	$38,844

LIABILITIES AND PARTNERS’ DEFICIT
Liabilities
Accounts payable	$263	$1,319
Tenant security deposit liabilities	191	228
Other liabilities	420	379
Due to affiliates (Note D)	25,018	22,164
Mortgage note payable (Note B)	38,050	38,943

	63,942	63,033

Partners’ Deficit
General partners	(110)	(35)
Limited partners (49,995 units issued and outstanding)	(31,569)	(24,154)

	(31,679)	(24,189)

	$32,263	$38,844

See Accompanying Notes to Financial Statements

SHELTER PROPERTIES IV

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2009	2008
	(In thousands, except
	per unit data)

Revenues:
Rental income	$8,803	$8,796
Other income	1,209	989

Total revenues	10,012	9,785

Expenses:
Operating	5,252	6,220
General and administrative	153	243
Depreciation	8,010	7,239
Interest	3,259	3,394
Property taxes	902	1,051

Total expenses	17,576	18,147

Casualty gain (Note E)	74	211

Net loss (Note C)	$(7,490)	$(8,151)

Net loss allocated to general partners (1)%	$(75)	$(82)
Net loss allocated to limited partners (99)%	(7,415)	(8,069)

	$(7,490)	$(8,151)

Net loss per limited partnership unit	$(148.31)	$(161.40)

See Accompanying Notes to Financial Statements

SHELTER PROPERTIES IV

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

	Limited
	Partnership	General	Limited
	Units	Partners	Partners	Total
	(In thousands, except unit data)

Original capital contributions	50,000	$2	$50,000	$50,002

Partners’ capital (deficiency) at December 31, 2007	49,995	$47	$(16,085)	$(16,038)
Net loss for the year ended December 31, 2008	—	(82)	(8,069)	(8,151)

Partners’ deficit at December 31, 2008	49,995	(35)	(24,154)	(24,189)
Net loss for the year ended December 31, 2009	—	(75)	(7,415)	(7,490)

Partners’ deficit at December 31, 2009	49,995	$(110)	$(31,569)	$(31,679)

See Accompanying Notes to Financial Statements

SHELTER PROPERTIES IV

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2009	2008
	(In thousands)

Cash flows from operating activities:
Net loss	$(7,490)	$(8,151)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	8,010	7,239
Bad debt expense	89	200
Casualty gain	(74)	(211)
Amortization of loan costs	122	122
Write off of project costs	257	—
Change in accounts:
Receivables and deposits	(62)	(112)
Other assets	44	102
Accounts payable	(25)	(428)
Tenant security deposit liabilities	(37)	2
Other liabilities	41	(44)
Due to affiliates	1,221	1,527

Net cash provided by operating activities	2,096	246

Cash flows from investing activities:
Insurance proceeds received	66	314
Property improvements and replacements	(2,826)	(4,600)

Net cash used in investing activities	(2,760)	(4,286)

Cash flows from financing activities:
Payments on mortgage note payable	(893)	(851)
Advances from affiliate	2,055	4,876
Repayment of advances from affiliate	(422)	—

Net cash provided by financing activities	740	4,025

Net increase (decrease) in cash and cash equivalents	76	(15)
Cash and cash equivalents at beginning of year	142	157

Cash and cash equivalents at end of year	$218	$142

Supplemental disclosure of cash flow information:
Cash paid for interest, net of capitalized interest	$2,009	$1,910

Supplemental disclosure of non-cash activity:
Property improvements and replacements included in accounts payable	$36	$1,067

At December 31, 2007, accounts payable included approximately $1,531,000 of property improvements and replacements which are included in property improvements and replacements for the year ended December 31, 2008.

See Accompanying Notes to Financial Statements

SHELTER PROPERTIES IV

NOTES TO FINANCIAL STATEMENTS
December 31, 2009

Note A —	Organization and Summary of Significant Accounting Policies

Organization:  Shelter Properties IV (the “Partnership” or “Registrant”) was organized as a limited partnership under the laws of the State of South Carolina on August 21, 1981. The general partner responsible for management of the Partnership’s business is Shelter Realty IV Corporation, a South Carolina corporation (the “Corporate General Partner”). The Corporate General Partner is a subsidiary of Apartment Investment and Management Company (“AIMCO”), a publicly traded real estate investment trust. The other general partner is AIMCO Properties, L.P., an affiliate of the Corporate General Partner and AIMCO. The Partnership Agreement provides that the Partnership is to terminate on December 31, 2022 unless terminated prior to such date. The Partnership commenced operations on July 22, 1982, and completed its acquisition of apartment properties on March 31, 1983. The Partnership operates one apartment property located in Jacksonville, Florida.

Subsequent Events:  The Partnership’s management evaluated subsequent events through the time this Annual Report on Form 10-K was filed.

Recent Accounting Pronouncement:  In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162, or SFAS No. 168, which is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Upon the effective date of SFAS No. 168, the FASB Accounting Standards Codification, or the FASB ASC, became the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission, or SEC, under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB ASC superseded all then-existing non-SEC accounting and reporting standards, and all other non-grandfathered non-SEC accounting literature not included in the FASB ASC is now non-authoritative. Subsequent to the effective date of SFAS No. 168, the FASB will issue Accounting Standards Updates that serve to update the FASB ASC.

Deferred Costs:  Loan costs of approximately $863,000 at both December 31, 2009 and 2008, less accumulated amortization of approximately $529,000 and $407,000, respectively, are included in other assets on the accompanying balance sheets. The loan costs are amortized over the term of the related loan agreement. The total amortization expense for the years ended December 31, 2009 and 2008 was approximately $122,000 and is included in interest expense. Amortization expense is expected to be approximately $122,000 for the years 2010 and 2011 and approximately $90,000 for 2012.

Leasing commissions and other direct costs incurred in connection with successful leasing efforts are deferred and amortized over the terms of the related leases. Amortization of these costs is included in operating expenses.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Allocation of Cash Distributions:  Cash distributions by the Partnership are allocated between general and limited partners in accordance with the provisions of the Partnership Agreement. The Partnership Agreement provides that net cash from operations means revenue received less operating expenses paid, adjusted for certain specified items which primarily include mortgage payments on debt, property improvements and replacements not previously reserved, and the effects of other adjustments to reserves including reserve amounts deemed necessary by the Corporate General Partner.

The Partnership Agreement provides that 99% of distributions of net cash from operations are allocated to the limited partners until they receive net cash from operations for such fiscal year equal to 7% of their adjusted capital values (as defined in the Partnership Agreement), at which point the general partners will be allocated all net cash from operations until they have received distributions equal to 10% of the aggregate net cash from operations

SHELTER PROPERTIES IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

distributed to partners for such fiscal year. Thereafter, the general partners will be allocated 10% of any distributions of remaining net cash from operations for such fiscal year.

All distributions of distributable net proceeds (as defined in the Partnership Agreement) from property dispositions and refinancings will be allocated to the limited partners until each limited partner has received an amount equal to a cumulative 7% per annum of the average of the limited partners’ adjusted capital value, less any prior distributions of net cash from operations and distributable net proceeds, and has also received an amount equal to the limited partners’ adjusted capital value. Thereafter, the general partners receive 1% of the selling price of properties sold where they acted as a broker, and then the limited partners will be allocated 85% of any remaining distributions of distributable net proceeds and the general partners will receive 15%.

Allocation of Profits, Gains, and Losses:  Profits, gains and losses of the Partnership are allocated between general and limited partners in accordance with the provisions of the Partnership Agreement.

Profits, not including gains from property dispositions, are allocated as if they were distributions of net cash from operations.

Any gain from property dispositions attributable to the excess, if any, of the indebtedness relating to a property immediately prior to the disposition of such property over the Partnership’s adjusted basis in the property shall be allocated to each partner having a negative capital account balance, to the extent of such negative balance. The balance of any gain shall be treated on a cumulative basis as if it constituted an equivalent amount of distributable net proceeds and shall be allocated to the general partners to the extent that general partners would have received distributable net proceeds in connection therewith; the balance shall be allocated to the limited partners. However, the interest of the general partners will be equal to at least 1% of each gain at all times during the existence of the Partnership.

All losses, including losses attributable to property dispositions, are allocated 99% to the limited partners and 1% to the general partners. Accordingly, net loss as shown in the statements of operations and changes in partners’ deficit for both of the years ended December 31, 2009 and 2008 were allocated 99% to the limited partners and 1% to the general partners. Net loss per limited partnership unit for each such year was computed as 99% of net loss divided by 49,995 units outstanding.

Fair Value of Financial Instruments:  FASB ASC Topic 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair value. Fair value is defined as the amount at which the instruments could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Partnership believes that the carrying amount of its financial instruments (except for long-term debt) approximates their fair value due to the short-term maturity of these instruments. The Partnership estimates the fair value of its long-term debt by discounting future cash flows using a discount rate commensurate with that currently believed to be available to the Partnership for similar term, long-term debt. At December 31, 2009, the fair value of the Partnership’s long-term debt at the Partnership’s incremental borrowing rate was approximately $37,000,000.

Cash and Cash Equivalents:  Cash and cash equivalents include cash on hand and in banks. At certain times, the amount of cash deposited at a bank may exceed the limit on insured deposits. Cash balances include approximately $36,000 and less than $1,000 at December 31, 2009 and 2008, respectively, that are maintained by an affiliated management company on behalf of affiliated entities in cash concentration accounts.

Depreciation:  Depreciation is provided by the straight-line method over the estimated lives of the apartment property and related personal property. For Federal income tax purposes, the modified accelerated cost recovery method is used for depreciation of (1) real property additions over 27 1/2 years and (2) personal property additions over 5 years.

SHELTER PROPERTIES IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

Tenant Security Deposits:  The Partnership requires security deposits from lessees for the duration of the lease and such deposits are included in receivables and deposits. Deposits are refunded when the tenant vacates, provided the tenant has not damaged the space and is current on rental payments.

Leases:  The Partnership generally leases apartment units for twelve-month terms or less. The Partnership will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Partnership evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.

Investment Property:  Investment property consists of one apartment complex and is stated at cost, less accumulated depreciation, unless the carrying amount of the asset is not recoverable. The Partnership capitalizes costs incurred in connection with capital expenditure activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Costs including interest, property taxes and operating costs associated with redevelopment and construction projects are capitalized during periods in which redevelopment and construction projects are in progress. Costs incurred in connection with capital projects are capitalized where the costs of the project exceed $250. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital expenditure activities at the property level. During the years ended December 31, 2009 and 2008, the Partnership capitalized interest of approximately $6,000 and $14,000, respectively, property taxes of approximately $2,000 and $8,000, respectively, and operating costs of approximately $1,000 and $2,000, respectively. Capitalized costs are depreciated over the useful life of the asset. Expenditures for ordinary repairs, maintenance and apartment turnover costs are expensed as incurred.

If events or circumstances indicate that the carrying amount of the property may not be recoverable, the Partnership will make an assessment of its recoverability by comparing the carrying amount to the Partnership’s estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, the Partnership would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property. No adjustments for impairment of value were necessary for the years ending December 31, 2009 and 2008.

Advertising:  The Partnership expenses the costs of advertising as incurred. Advertising costs were approximately $125,000 and $247,000 for the years ended December 31, 2009 and 2008, respectively, which are included in operating expense.

Segment Reporting:  FASB ASC Topic 280-10, “Segment Reporting”, established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. FASB ASC Topic 280-10 also established standards for related disclosures about products and services, geographic areas, and major customers. As defined in FASB ASC Topic 280-10, the Partnership has only one reportable segment.

Note B —	Mortgage Note Payable

The principal terms of mortgage note payable is as follows:

	Principal		Monthly			Principal
	Balance at		Payment	Stated		Balance
	December 31,		Including	Interest	Maturity	Due at
Property	2009	2008	Interest	Rate(1)	Date	Maturity
	(In thousands)		(In thousands)			(In thousands)

Baymeadows Apartments	$38,050	$38,943	$231	4.87%	09/05/12	$35,445

(1)	Fixed rate mortgage.

SHELTER PROPERTIES IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

The mortgage note payable is non-recourse and is secured by a pledge of the apartment property and revenues generated by the property. Further, the property may not be sold subject to existing indebtedness.

The mortgage loan agreement required monthly payments of interest only beginning on October 5, 2005 until September 5, 2007, with the interest rate being 4.87%. From October 5, 2007 through September 5, 2012, the loan agreement requires monthly payments of principal and interest calculated using a 360 month loan amortization period. The mortgage matures on September 5, 2012 at which time the unpaid principal amount and any interest accrued but remaining unpaid becomes due.

Scheduled principal payments of mortgage notes payable subsequent to December 31, 2009 are as follows (in thousands):

2010	$938
2011	984
2012	36,128

Total	$38,050

Note C —	Income Taxes

The Partnership is classified as a partnership for Federal income tax purposes. Accordingly, no provision for income taxes is made in the financial statements of the Partnership. Taxable income or loss of the Partnership is reported in the income tax returns of its partners.

The following is a reconciliation of reported net loss and Federal taxable loss (in thousands, except per unit data):

	Years Ended December 31,
	2009	2008

Net loss as reported	$(7,490)	$(8,151)
Add (deduct):
Depreciation differences	2,818	554
Change in prepaid rental	14	(13)
Other	(48)	(183)

Federal taxable loss	$(4,706)	$(7,793)

Federal taxable loss per limited partnership unit	$(54.41)	$(45.49)

For 2009 and 2008, allocations under Internal Revenue Code section 704(b) result in the limited partners being allocated a non-pro rata amount of taxable income or loss.

SHELTER PROPERTIES IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

The following is a reconciliation between the Partnership’s reported amounts and Federal tax basis of net liabilities (in thousands):

	2009	2008

Net liabilities as reported	$(31,679)	$(24,189)
Land and buildings	6,304	6,028
Accumulated depreciation	(9,077)	(11,641)
Syndication	6,293	6,293
Other	541	597

Net liabilities — Federal tax basis	$(27,618)	$(22,912)

Note D —	Transactions with Affiliated Parties

The Partnership has no employees and depends on the Corporate General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for certain payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

Affiliates of the Corporate General Partner receive 5% of gross receipts from the Partnership’s property as compensation for providing property management services. The Partnership paid to such affiliates approximately $488,000 and $480,000 during the years ended December 31, 2009 and 2008, respectively, which are included in operating expenses.

An affiliate of the Corporate General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $416,000 and $856,000 for the years ended December 31, 2009 and 2008, respectively, which is included in general and administrative expenses and investment property. The portion of these reimbursements included in investment property for the years ended December 31, 2009 and 2008 are construction management services provided by an affiliate of the Corporate General Partner of approximately $327,000 and $686,000, respectively. At December 31, 2009 and 2008, the Partnership owed approximately $581,000 and $467,000, respectively, for accountable administrative expenses, which are included in due to affiliates.

Pursuant to the Partnership Agreement, AIMCO Properties, L.P., an affiliate of the Corporate General Partner, advanced the Partnership approximately $2,055,000 and $4,876,000 during the years ended December 31, 2009 and 2008, respectively, to fund capital improvements, redevelopment and operations at Baymeadows Apartments. The interest rates charged on the outstanding advances made to the Partnership range from the prime rate plus 2% to a variable rate based on the prime rate plus a market rate adjustment for similar type loans. Affiliates of the Corporate General Partner review the market rate adjustment quarterly. The interest rates on outstanding advances at December 31, 2009 ranged from 5.25% to 9.60%. Interest expense was approximately $1,245,000 and $1,335,000 for the years ended December 31, 2009 and 2008, respectively. During the year ended December 31, 2009, the Partnership repaid approximately $560,000 of advances and accrued interest. There were no such payments during the year ended December 31, 2008. At December 31, 2009 and December 31, 2008, the total advances and accrued interest due to AIMCO Properties, L.P. was approximately $24,437,000 and $21,697,000, respectively, and is included in due to affiliates. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission.

The Partnership insures its property up to certain limits through coverage provided by AIMCO which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. The Partnership insures its property above the AIMCO limits through

SHELTER PROPERTIES IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

insurance policies obtained by AIMCO from insurers unaffiliated with the Corporate General Partner. During the years ended December 31, 2009 and 2008, the Partnership was charged by AIMCO and its affiliates approximately $225,000 and $235,000, respectively, for insurance coverage and fees associated with policy claims administration.

In addition to its indirect ownership of the general partner interest in the Partnership, AIMCO and its affiliates owned 36,650 limited partnership units (the “Units”) in the Partnership representing 73.31% of the outstanding Units at December 31, 2009. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, Unit holders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the Corporate General Partner. As a result of its ownership of 73.31% of the outstanding Units, AIMCO and its affiliates are in a position to control all such voting decisions with respect to the Partnership. Although the Corporate General Partner owes fiduciary duties to the limited partners of the Partnership, the Corporate General Partner also owes fiduciary duties to AIMCO as its sole stockholder. As a result, the duties of the Corporate General Partner, as corporate general partner, to the Partnership and its limited partners may come into conflict with the duties of the Corporate General Partner to AIMCO as its sole stockholder.

Note E —	Casualty Events

In August 2008, Baymeadows Apartments sustained damages from Tropical Storm Fay. The damages were approximately $797,000, including clean up costs of approximately $369,000. For the year ended December 31, 2008, the Partnership recognized a loss of approximately $44,000 due to the write off of undepreciated assets of approximately $44,000, as the Partnership did not receive insurance proceeds to cover the damages. During the year ended December 31, 2009, the Partnership recognized an additional loss of approximately $2,000, which is reflected as a reduction of casualty gain, due to the write off of undepreciated assets of approximately $2,000. For the year ended December 31, 2009, approximately $57,000 of the clean up costs included above are included in operating expenses due to actual costs exceeding estimated costs.

In June 2008, Baymeadows Apartments experienced wind damages from a storm, causing damages of approximately $86,000. During the year ended December 31, 2008, the Partnership received approximately $20,000 in insurance proceeds. The Partnership received approximately $66,000 in additional insurance proceeds during the year ended December 31, 2009. The Partnership recognized a casualty gain of approximately $76,000 during the year ended December 31, 2009, due to the receipt of insurance proceeds in 2008 and 2009 net of the write off of undepreciated damaged assets of approximately $10,000.

On March 27, 2007, Baymeadows Apartments incurred approximately $32,000 in damages to one unit resulting from a fire. During the year ended December 31, 2008, the Partnership received insurance proceeds of approximately $22,000 and wrote off undepreciated damaged assets of approximately $4,000, resulting in a casualty gain of approximately $18,000.

In October 2007, Baymeadows Apartments incurred damages of approximately $282,000 from a severe storm. During the year ended December 31, 2008, the Partnership incurred approximately $176,000 of clean up expenses, including approximately $105,000 of asbestos abatement. All of the asbestos related work was complete as of December 31, 2008. During the year ended December 31, 2008, the Partnership received insurance proceeds of approximately $272,000 and wrote off undepreciated damaged assets of approximately $35,000, resulting in a casualty gain of approximately $237,000. In addition, during the year ended December 31, 2008, the Partnership received approximately $32,000 to cover lost rents.

SHELTER PROPERTIES IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note F —	Investment Property and Accumulated Depreciation

Initial Cost to Partnership
			Buildings	Net Cost
			and Related	Capitalized
			Personal	Subsequent to
Description	Encumbrances	Land	Property	Acquisition
	(In thousands)	(In thousands)		(In thousands)

Baymeadows Apartments	$38,050	$1,883	$26,917	$57,008

Gross Amount At Which Carried
At December 31, 2009
(In thousands)

		Buildings
		and Related
		Personal		Accumulated	Date	Depreciable
Description	Land	Property	Total	Depreciation	Acquired	Life-Years
				(In thousands)

Baymeadows Apartments	$1,883	$83,925	$85,808	$54,720	09/30/82	5-36 yrs

During the first quarter of 2008, Baymeadows Apartments completed a redevelopment project in order for the property to remain competitive in the Jacksonville area at a total cost of approximately $33,852,000, approximately $696,000 of which was completed during 2008. During the construction period, certain expenses were capitalized and are being depreciated over the remaining life of the related assets. No such costs were capitalized related to the redevelopment during the year ended December 31, 2008. The project was funded from operations and advances from AIMCO Properties, L.P.

As part of the redevelopment project, the Partnership replaced roofing on certain buildings at Baymeadows Apartments. The Partnership has determined that the roofing work performed by the contractor was defective, forcing the Partnership to retain a different contractor to repair the defective work. As a result of the defective work, the Partnership wrote off the remaining net book value of the roofing of approximately $653,000 to depreciation expense during the year ended December 31, 2009. The Partnership is currently pursuing legal action against the contractor that installed the defective roofing.

During the year ended December 31, 2005, a project was approved to add 288 new apartment units at the property at a total estimated cost of approximately $26,953,000 of which approximately $257,000 was incurred as of December 31, 2005.

The project to add the additional 288 units was on hold as the Corporate General Partner was informed by the city of Jacksonville that it would not allow permits for new units in the area until litigation that was unrelated to the Partnership and Baymeadows Apartments was resolved. During the fourth quarter of 2009, the Partnership cancelled the proposed project and wrote off approximately $257,000 of costs, which are included in operating expenses.

SHELTER PROPERTIES IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

Reconciliation of “Investment Property and Accumulated Depreciation”:

	Years Ended December 31,
	2009	2008
	(In thousands)

Investment Property
Balance at beginning of year	$85,189	$81,381
Property improvements	1,795	4,136
Disposal of property	(1,176)	(328)

Balance at end of year	$85,808	$85,189

Accumulated Depreciation
Balance at beginning of year	$47,617	$40,623
Additions charged to expense	7,357	7,239
Disposal of property	(254)	(245)

Balance at end of year	$54,720	$47,617

The aggregate cost of the investment properties for Federal income tax purposes at December 31, 2009 and 2008 is approximately $92,112,000 and $91,217,000, respectively. The accumulated depreciation taken for Federal income tax purposes at December 31, 2009 and 2008 is approximately $63,797,000 and $59,258,000, respectively.

Note G —	Contingencies

As previously disclosed, AIMCO Properties, L.P. and NHP Management Company, both affiliates of the Corporate General Partner, were defendants in a lawsuit, filed as a collective action in August 2003 in the United States District Court for the District of Columbia, alleging that they willfully violated the Fair Labor Standards Act (“FLSA”) by failing to pay maintenance workers overtime for time worked in excess of 40 hours per week (“overtime claims”). The plaintiffs also contended that AIMCO Properties, L.P. and NHP Management Company (“the Defendants”) failed to compensate maintenance workers for time that they were required to be “on-call” (“on-call claims”). In March 2007, the court in the District of Columbia decertified the collective action. In July 2007, plaintiffs’ counsel filed individual cases in Federal court in 22 jurisdictions. In the second quarter of 2008, AIMCO Properties, L.P. settled the overtime cases involving 652 plaintiffs and established a framework for resolving the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel. As a result, the lawsuits asserted in the 22 Federal courts have been dismissed. During the fourth quarter of 2008, the settlement amounts for alleged unpaid overtime to employees were paid by those partnerships where the respective employees had worked. The Partnership was not required to pay any settlement amounts. At this time, the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel are not resolved. The parties have selected six “on-call” claims that will proceed forward through the arbitration process and have selected arbitrators. After those arbitrations have been completed, the parties will revisit settling the on-call claims. The first two arbitrations took place in December 2009 and the Defendants received a defense verdict against the first two claimants, and plaintiffs dismissed the claims of the next two claimants. The remaining two arbitrations will take place in April 2010. The Corporate General Partner is uncertain as to the amount of any loss that may be allocable to the Partnership. Therefore, the Partnership cannot estimate whether any loss will occur or a potential range of loss.

The Partnership is unaware of any other pending or outstanding litigation matters involving it or its investment property that are not of a routine nature arising in the ordinary course of business.

SHELTER PROPERTIES IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

(1)	Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain hazardous substances present on a property, including lead-based paint. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of the hazardous substances. The presence of, or the failure to manage or remedy properly, hazardous substances may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the presence of hazardous substances on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of hazardous substances through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of hazardous substances is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of its property, the Partnership could potentially be liable for environmental liabilities or costs associated with its property.

Mold

The Partnership is aware of lawsuits against owners and managers of multifamily properties asserting claims of personal injury and property damage caused by the presence of mold, some of which have resulted in substantial monetary judgments or settlements. The Partnership has only limited insurance coverage for property damage loss claims arising from the presence of mold and for personal injury claims related to mold exposure. Affiliates of the Corporate General Partner have implemented policies, procedures, third-party audits and training and the Corporate General Partner believes that these measures will prevent or eliminate mold exposure and will minimize the effects that mold may have on residents. To date, the Partnership has not incurred any material costs or liabilities relating to claims of mold exposure or to abate mold conditions. Because the law regarding mold is unsettled and subject to change the Corporate General Partner can make no assurance that liabilities resulting from the presence of or exposure to mold will not have a material adverse effect on the Partnership’s financial condition or results of operations.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A(T).	Controls and Procedures

(a)	Disclosure Controls and Procedures

The Partnership’s management, with the participation of the principal executive officer and principal financial officer of the Corporate General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, has evaluated the effectiveness of the Partnership’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the principal executive officer and principal financial officer of the Corporate General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, have concluded that, as of the end of such period, the Partnership’s disclosure controls and procedures are effective.

Management’s Report on Internal Control Over Financial Reporting

The Partnership’s management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act as a process designed by, or under the supervision of, the principal executive and principal financial officers of the Corporate General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, and effected by the Partnership’s management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of assets;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of the Partnership’s management; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

The Partnership’s management assessed the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2009. In making this assessment, the Partnership’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

Based on their assessment, the Partnership’s management concluded that, as of December 31, 2009, the Partnership’s internal control over financial reporting is effective.

This annual report does not include an attestation report of the Partnership’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to the attestation by the Partnership’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Partnership to provide only management’s report in this annual report.

(b)	Changes in Internal Control Over Financial Reporting.

There has been no change in the Partnership’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fourth quarter of 2009 that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

Item 9B.	Other Information

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

The Partnership has no directors or officers. The Corporate General Partner is Shelter Realty IV Corporation. The names and ages of, as well as the position and offices held by, the present director and officers of the Corporate General Partner are set forth below. There are no family relationships between or among any directors or officers.

Name	Age	Position

Steven D. Cordes	38	Director and Senior Vice President
John Bezzant	47	Director and Senior Vice President
Timothy J. Beaudin	51	President and Chief Operating Officer
Ernest M. Freedman	39	Executive Vice President and Chief Financial Officer
Lisa R. Cohn	41	Executive Vice President, General Counsel and Secretary
Paul Beldin	36	Senior Vice President and Chief Accounting Officer
Stephen B. Waters	48	Senior Director of Partnership Accounting

Steven D. Cordes was appointed as a Director of the Corporate General Partner effective March 2, 2009. Mr. Cordes has been a Senior Vice President of the Corporate General Partner and AIMCO since May 2007. Mr. Cordes joined AIMCO in 2001 as a Vice President of Capital Markets with responsibility for AIMCO’s joint ventures and equity capital markets activity. Prior to joining AIMCO, Mr. Cordes was a manager in the financial consulting practice of PricewaterhouseCoopers. Effective March 2009, Mr. Cordes was appointed to serve as the equivalent of the chief executive officer of the Partnership. Mr. Cordes brings particular expertise to the Board in the areas of asset management as well as finance and accounting.

John Bezzant was appointed as a Director of the Corporate General Partner effective December 16, 2009. Mr. Bezzant has been a Senior Vice President of the Corporate General Partner and AIMCO since joining AIMCO in June 2006. Prior to joining AIMCO, from 2005 to June 2006, Mr. Bezzant was a First Vice President at Prologis, a Denver, Colorado-based real estate investment trust, and from 1986 to 2005, Mr. Bezzant served as Vice President, Asset Management at Catellus Development Corporation, a San Francisco, California-based real estate investment trust. Mr. Bezzant brings particular expertise to the Board in the areas of real estate finance, property operations, sales and development.

Timothy J. Beaudin was appointed President and Chief Operating Officer of AIMCO and the Corporate General Partner in February 2009. He joined AIMCO and the Corporate General Partner as Executive Vice President and Chief Development Officer in October 2005 and was appointed Executive Vice President and Chief Property Operating Officer of the Corporate General Partner and AIMCO in October 2008. Mr. Beaudin oversees conventional and affordable property operations, transactions, asset management, and redevelopment and construction services for AIMCO and the Corporate General Partner. Prior to joining AIMCO and beginning in 1995, Mr. Beaudin was with Catellus Development Corporation. During his last five years at Catellus, Mr. Beaudin served as Executive Vice President, with management responsibility for development, construction and asset management.

Ernest M. Freedman was appointed Executive Vice President and Chief Financial Officer of the Corporate General Partner and AIMCO in November 2009. Mr. Freedman joined AIMCO in 2007 as Senior Vice President of

Financial Planning and Analysis and has served as Senior Vice President of Finance since February 2009, responsible for financial planning, tax, accounting and related areas. Prior to joining AIMCO, from 2004 to 2007, Mr. Freedman served as chief financial officer of HEI Hotels and Resorts.

Lisa R. Cohn was appointed Executive Vice President, General Counsel and Secretary of the Corporate General Partner and AIMCO in December 2007. From January 2004 to December 2007, Ms. Cohn served as Senior Vice President and Assistant General Counsel of AIMCO. Ms. Cohn joined AIMCO in July 2002 as Vice President and Assistant General Counsel. Prior to joining AIMCO, Ms. Cohn was in private practice with the law firm of Hogan and Hartson LLP.

Paul Beldin joined AIMCO in May 2008 and has served as Senior Vice President and Chief Accounting Officer of AIMCO and the Corporate General Partner since that time. Prior to joining AIMCO, Mr. Beldin served as controller and then as chief financial officer of America First Apartment Investors, Inc., a publicly traded multifamily real estate investment trust, from May 2005 to September 2007 when the company was acquired by Sentinel Real Estate Corporation. Prior to joining America First Apartment Investors, Inc., Mr. Beldin was a senior manager at Deloitte and Touche LLP, where he was employed from August 1996 to May 2005, including two years as an audit manager in SEC services at Deloitte’s national office.

Stephen B. Waters was appointed Senior Director of Partnership Accounting of AIMCO and the Corporate General Partner in June 2009. Mr. Waters has responsibility for partnership accounting with AIMCO and serves as the principal financial officer of the Corporate General Partner. Mr. Waters joined AIMCO as a Director of Real Estate Accounting in September 1999 and was appointed Vice President of the Corporate General Partner and AIMCO in April 2004. Prior to joining AIMCO, Mr. Waters was a senior manager at Ernst & Young LLP.

The Registrant is not aware of the involvement in any legal proceedings with respect to the directors and executive officers listed in this Item 10.

One or more of the above persons are also directors and/or officers of a general partner (or general partner of a general partner) of limited partnerships which either have a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, or are subject to the reporting requirements of Section 15(d) of such Act. Further, one or more of the above persons are also officers of Apartment Investment and Management Company and the general partner of AIMCO Properties, L.P., entities that have a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, or are subject to the reporting requirements of Section 15 (d) of such Act.

The board of directors of the Corporate General Partner does not have a separate audit committee. As such, the board of directors of the Corporate General Partner fulfills the functions of an audit committee. The board of directors has determined that Steven D. Cordes meets the requirement of an “audit committee financial expert”.

The directors and officers of the Corporate General Partner with authority over the Partnership are all employees of subsidiaries of AIMCO. AIMCO has adopted a code of ethics that applies to such directors and officers that is posted on AIMCO’s website (www.AIMCO.com). AIMCO’s website is not incorporated by reference to this filing.

Item 11.	Executive Compensation

None of the directors and officers of the Corporate General Partner received any remuneration from the Partnership during the year ended December 31, 2009.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Except as noted below, no person or entity was known by the Partnership to be the beneficial owner of more than 5% of the Limited Partnership Units of the Partnership as of December 31, 2009.

Entity	Number of Units	Percentage

Cooper River Properties, LLC (an affiliate of AIMCO)	3,685	7.37%
AIMCO IPLP, L.P. (an affiliate of AIMCO)	16,052	32.11%
AIMCO Properties, L.P. (an affiliate of AIMCO)	16,913	33.83%

Cooper River Properties, LLC and AIMCO IPLP, L.P. are indirectly ultimately owned by AIMCO. Their business addresses are 55 Beattie Place, Greenville, South Carolina 29601.

AIMCO Properties, L.P. is indirectly ultimately owned by AIMCO. Its business address is 4582 S. Ulster St. Parkway, Suite 1100, Denver, Colorado 80237.

No director or officer of the Corporate General Partner owns any Units. The Corporate General Partner owns 100 Units as required by the terms of the Partnership Agreement governing the Partnership.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

The Partnership has no employees and depends on the Corporate General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for certain payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

Affiliates of the Corporate General Partner receive 5% of gross receipts from the Partnership’s property as compensation for providing property management services. The Partnership paid to such affiliates approximately $488,000 and $480,000 during the years ended December 31, 2009 and 2008, respectively, which are included in operating expenses on the statements of operations included in “Item 8. Financial Statements and Supplementary Data”.

An affiliate of the Corporate General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $416,000 and $856,000 for the years ended December 31, 2009 and 2008, respectively, which is included in general and administrative expenses and investment property on the financial statements included in “Item 8. Financial Statements and Supplementary Data”. The portion of these reimbursements included in investment property for the years ended December 31, 2009 and 2008 are construction management services provided by an affiliate of the Corporate General Partner of approximately $327,000 and $686,000, respectively. At December 31, 2009 and 2008, the Partnership owed approximately $581,000 and $467,000, respectively, for accountable administrative expenses, which are included in due to affiliates on the balance sheets included in “Item 8. Financial Statements and Supplementary Data”.

Pursuant to the Partnership Agreement, AIMCO Properties, L.P., an affiliate of the Corporate General Partner, advanced the Partnership approximately $2,055,000 and $4,876,000 during the years ended December 31, 2009 and 2008, respectively, to fund capital improvements, redevelopment and operations at Baymeadows Apartments. The interest rates charged on the outstanding advances made to the Partnership range from the prime rate plus 2% to a variable rate based on the prime rate plus a market rate adjustment for similar type loans. Affiliates of the Corporate General Partner review the market rate adjustment quarterly. The interest rates on outstanding advances at December 31, 2009 ranged from 5.25% to 9.60%. Interest expense was approximately $1,245,000 and $1,335,000 for the years ended December 31, 2009 and 2008, respectively. During the year ended December 31, 2009, the Partnership repaid approximately $560,000 of advances and accrued interest. There were no such payments during the year ended December 31, 2008. At December 31, 2009 and December 31, 2008, the total advances and accrued interest due to AIMCO Properties, L.P. was approximately $24,437,000 and $21,697,000, respectively, and is included in due to affiliates on the balance sheets included in “Item 8. Financial Statements and Supplementary Data”. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission.

The Partnership insures its property up to certain limits through coverage provided by AIMCO which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. The Partnership insures its property above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the Corporate General Partner. During the years ended December 31, 2009 and 2008, the Partnership was charged by AIMCO and its affiliates approximately $225,000 and $235,000, respectively, for insurance coverage and fees associated with policy claims administration.

In addition to its indirect ownership of the general partner interest in the Partnership, AIMCO and its affiliates owned 36,650 Units in the Partnership representing 73.31% of the outstanding Units at December 31, 2009. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, Unit holders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the Corporate General Partner. As a result of its ownership of 73.31% of the outstanding Units, AIMCO and its affiliates are in a position to control all such voting decisions with respect to the Partnership. Although the Corporate General Partner owes fiduciary duties to the limited partners of the Partnership, the Corporate General Partner also owes fiduciary duties to AIMCO as its sole stockholder. As a result, the duties of the Corporate General Partner, as corporate general partner, to the Partnership and its limited partners may come into conflict with the duties of the Corporate General Partner to AIMCO as its sole stockholder.

Neither of the Corporate General Partner’s directors is independent under the independence standards established for New York Stock Exchange listed companies as both directors are employed by the parent of the Corporate General Partner.

Item 14.	Principal Accounting Fees and Services

The Corporate General Partner has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Partnership for 2010. The aggregate fees billed for services rendered by Ernst & Young LLP for 2009 and 2008 are described below.

Audit Fees.  Fees for audit services totaled approximately $38,000 and $45,000 for 2009 and 2008, respectively. Fees for audit services also include fees for the reviews of the Partnership’s Quarterly Reports on Form 10-Q.

Tax Fees.  Fees for tax services totaled approximately $6,000 for both 2009 and 2008.

(2) PART IV

Item 15.	Exhibits, Financial Statement Schedules

(a) The following financial statements of the Registrant are included in Item 8:

Schedules are omitted for the reason that they are inapplicable or equivalent information has been included elsewhere herein.

(b) Exhibits:

See Exhibit index.

The agreements included as exhibits to this Form 10-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Partnership acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 10-K not misleading. Additional information about the Partnership may be found elsewhere in this Form 10-K and the Partnership’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHELTER PROPERTIES IV

By:	Shelter Realty IV Corporation
Corporate General Partner

By:	/s/ Steven D. Cordes
Steven D. Cordes
Senior Vice President

By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting

Date: March 29, 2010

Pursuant to the requirements of Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ John Bezzant John Bezzant	Director and Senior Vice President	Date: March 29, 2010

/s/ Steven D. Cordes Steven D. Cordes	Director and Senior Vice President	Date: March 29, 2010

/s/ Stephen B. Waters Stephen B. Waters	Senior Director of Partnership Accounting	Date: March 29, 2010

SHELTER PROPERTIES IV

EXHIBIT INDEX

Exhibit	Description of Exhibit

3	See Exhibit 4(a)
4(a)	Amended and Restated Certificate and Agreement of Limited Partnership (included as Exhibit A to the Prospectus of Registrant dated June 8, 1982 contained in Amendment No. 1 to Registration Statement No. 2-77217, of Registrant filed June 8, 1982 (the “Prospectus”) and incorporated herein by reference).
(b)	Subscription Agreement and Signature Page (included as Exhibit 8 to the Prospectus and incorporated herein by reference).
10(i)	Contracts related to acquisition of property:
(a)	Real Estate Sales Agreement dated May 5, 1982, First Modification to Real Estate Agreement dated June 18, 1982 (filed as Exhibit 12(b) to Amendment No. 1 to Registration Statement No. 2-77217 of Registrant filed June 8, 1982 and incorporated herein by reference) and Second Modification to Real Estate Sales Agreement dated September 30, 1982 between Baymeadows Associates and U.S. Shelter Corporation to purchase Baymeadows Apartments (filed as Exhibit 10(a) to Form 10-K of Registrant dated January 26, 1983 and incorporated herein by reference).
10(iii)	Contracts related to refinancing of debt:
(n)	Additional Mortgage Note, dated August 22, 2005 between Shelter Properties IV, L.P., a South Carolina limited partnership and Allstate Life Insurance Company, an Illinois corporation for Baymeadows Apartments (Filed as Exhibit 10(n) to Current Report on Form 8-K of Registrant dated August 22, 2005 and incorporated herein by reference).
(o)	Modification, Restatement and Consolidation of Notes dated August 22, 2005 between Shelter Properties IV, L.P. and Allstate Life Insurance Company (Filed as Exhibit 10(o) to Current Report on Form 8-K of Registrant dated August 22, 2005 and incorporated herein by reference).
(p)	Second Consolidated, Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement, dated August 22, 2005, between Shelter Properties IV, L.P. and Allstate Life Insurance Company (Filed as Exhibit 10(p) to Current Report on Form 8-K of Registrant dated August 22, 2005 and incorporated herein by reference).
(q)	Nonrecourse Exception Indemnity Agreement dated August 22, 2005 by AIMCO Properties, L.P., for the benefit of Allstate Life Insurance Company (Filed as Exhibit 10(q) to Current Report on Form 8-K of Registrant dated August 22, 2005 and incorporated herein by reference).
31.1	Certification of equivalent of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of equivalent of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of the equivalent of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 31.1

CERTIFICATION

I, Steven D. Cordes, certify that:

1. I have reviewed this annual report on Form 10-K of Shelter Properties IV;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Steven D. Cordes
Steven D. Cordes
Senior Vice President of Shelter Realty IV Corporation, equivalent of the chief executive officer of the Partnership

Date: March 29, 2010

Exhibit 31.2

CERTIFICATION

I, Stephen B. Waters, certify that:

1. I have reviewed this annual report on Form 10-K of Shelter Properties IV;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting of Shelter Realty IV Corporation, equivalent of the chief financial officer of the Partnership

Date: March 29, 2010

Exhibit 32.1

Certification of CEO and CFO
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Shelter Properties IV (the “Partnership”), for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven D. Cordes, as the equivalent of the Chief Executive Officer of the Partnership, and Stephen B. Waters, as the equivalent of the Chief Financial Officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Steven D. Cordes
Name:     Steven D. Cordes

Date: March 29, 2010

/s/  Stephen B. Waters
Name:     Stephen B. Waters

Date: March 29, 2010

This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ANNEX E

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

(Mark One)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2010
or
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number 0-10884

SHELTER PROPERTIES IV
(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation or organization)	57-0721760 (I.R.S. Employer Identification No.)

55 Beattie Place, PO Box 1089
Greenville, South Carolina 29602
(Address of principal executive offices)

(864) 239-1000
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  ☑ Yes     ☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  ☐ Yes     ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  ☐ Yes     ☑ No

PART I — FINANCIAL INFORMATION

Item 1.	Financial Statements

SHELTER PROPERTIES IV

BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(Unaudited)	(Note)
	(In thousands, except unit data)

ASSETS
Cash and cash equivalents	$71	$218
Receivables and deposits	434	425
Other assets	672	532
Investment property:
Land	1,883	1,883
Buildings and related personal property	84,764	83,925

	86,647	85,808
Less accumulated depreciation	(58,387)	(54,720)

	28,260	31,088

	$29,437	$32,263

LIABILITIES AND PARTNERS’ DEFICIT
Liabilities
Accounts payable	$136	$263
Tenant security deposit liabilities	169	191
Accrued property taxes	493	—
Other liabilities	325	420
Due to affiliates (Note B)	25,685	25,018
Mortgage note payable	37,587	38,050

	64,395	63,942

Partners’ Deficit
General partners	(143)	(110)
Limited partners (49,995 units issued and outstanding)	(34,815)	(31,569)

	(34,958)	(31,679)

	$29,437	$32,263

Note:	The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

See Accompanying Notes to Financial Statements

SHELTER PROPERTIES IV

STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
		(Unaudited)
	(In thousands, except per unit data)

Revenues:
Rental income	$2,114	$2,216	$4,262	$4,402
Other income	354	337	650	601

Total revenues	2,468	2,553	4,912	5,003

Expenses:
Operating	1,211	1,183	2,414	2,484
General and administrative	43	35	84	80
Depreciation	1,861	2,523	3,721	4,377
Interest	823	817	1,641	1,625
Property taxes	167	197	414	421

Total expenses	4,105	4,755	8,274	8,987

Casualty gain (Note C)	83	—	83	46

Net loss	$(1,554)	$(2,202)	$(3,279)	$(3,938)

Net loss allocated to general partners (1)%	$(16)	$(22)	$(33)	$(39)
Net loss allocated to limited partners (99)%	(1,538)	(2,180)	(3,246)	(3,899)

	$(1,554)	$(2,202)	$(3,279)	$(3,938)

Net loss per limited partnership unit	$(30.76)	$(43.60)	$(64.92)	$(77.98)

See Accompanying Notes to Financial Statements

SHELTER PROPERTIES IV

STATEMENT OF CHANGES IN PARTNERS’ DEFICIT

	Limited
	Partnership	General	Limited
	Units	Partners	Partners	Total
	(Unaudited)
	(In thousands, except unit data)

Original capital contributions	50,000	$2	$50,000	$50,002

Partners’ deficit at December 31, 2009	49,995	$(110)	$(31,569)	$(31,679)
Net loss for the six months ended June 30, 2010	—	(33)	(3,246)	(3,279)

Partners’ deficit at June 30, 2010	49,995	$(143)	$(34,815)	$(34,958)

See Accompanying Notes to Financial Statements

SHELTER PROPERTIES IV

STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2010	2009
	(Unaudited)
	(In thousands)

Cash flows from operating activities:
Net loss	$(3,279)	$(3,938)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,721	4,377
Amortization of loan costs	61	61
Casualty gain	(83)	(46)
Change in accounts:
Receivables and deposits	(9)	(4)
Other assets	(201)	(153)
Accounts payable	(122)	1
Tenant security deposit liabilities	(22)	12
Due to affiliates	677	554
Accrued property taxes	493	474
Other liabilities	(95)	(33)

Net cash provided by operating activities	1,141	1,305

Cash flows from investing activities:
Property improvements and replacements	(912)	(1,892)
Insurance proceeds received	97	36

Net cash used in investing activities	(815)	(1,856)

Cash flows from financing activities:
Advances from affiliate	250	1,230
Repayment of advances from affiliate	(260)	(222)
Payments on mortgage note payable	(463)	(441)

Net cash (used in) provided by financing activities	(473)	567

Net (decrease) increase in cash and cash equivalents	(147)	16
Cash and cash equivalents at beginning of period	218	142

Cash and cash equivalents at end of period	$71	$158

Supplemental disclosure of cash flow information:
Cash paid for interest	$952	$1,060

Supplemental disclosure of non-cash activity:
Property improvements and replacements included in accounts payable	$31	$36

Included in property improvements and replacements for the six months ended June 30, 2010 and 2009 are approximately $36,000 and $1,067,000, respectively, of property improvements and replacements which were included in accounts payable at December 31, 2009 and 2008, respectively.

See Accompanying Notes to Financial Statements

SHELTER PROPERTIES IV

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note A —	Basis of Presentation

The accompanying unaudited financial statements of Shelter Properties IV (the “Partnership” or “Registrant”) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Shelter Realty IV Corporation (the “Corporate General Partner”), all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 2010 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2010. For further information, refer to the financial statements and footnotes thereto included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The Corporate General Partner is a subsidiary of Apartment Investment and Management Company (“AIMCO”), a publicly traded real estate investment trust.

The Partnership’s management evaluated subsequent events through the time this Quarterly Report on Form 10-Q was filed.

Certain reclassifications have been made to the 2009 balances to conform to the 2010 presentation.

Note B —	Transactions with Affiliated Parties

The Partnership has no employees and depends on the Corporate General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for certain payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

Affiliates of the Corporate General Partner receive 5% of gross receipts from the Partnership’s property as compensation for providing property management services. During the six months ended June 30, 2010 and 2009, the Partnership paid to such affiliates approximately $239,000 and $244,000, respectively, which are included in operating expenses.

An affiliate of the Corporate General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $135,000 and $309,000 for the six months ended June 30, 2010 and 2009, respectively, which is included in general and administrative expenses and investment property. The portion of these reimbursements included in investment property for the six months ended June 30, 2010 and 2009 are construction management services provided by an affiliate of the Corporate General Partner of approximately $87,000 and $261,000, respectively. At June 30, 2010 and December 31, 2009, the Partnership owed approximately $643,000 and $581,000, respectively, for accountable administrative expenses, which are included in due to affiliates.

Pursuant to the Partnership Agreement, AIMCO Properties, L.P., an affiliate of the Corporate General Partner, advanced the Partnership approximately $250,000 and $1,230,000 during the six months ended June 30, 2010 and 2009, respectively, to fund capital improvements and operations at Baymeadows Apartments. The interest rates charged on the outstanding advances made to the Partnership range from the prime rate plus 2% to a variable rate based on the prime rate plus a market rate adjustment for similar type loans. Affiliates of the Corporate General Partner review the market rate adjustment quarterly. The interest rates on outstanding advances at June 30, 2010 ranged from 5.25% to 9.60%. Interest expense was approximately $645,000 and $612,000 for the six months ended June 30, 2010 and 2009, respectively. During the six months ended June 30, 2010 and 2009, the Partnership repaid approximately $290,000 and $339,000, respectively, of advances and accrued interest. At June 30, 2010 and December 31, 2009, the total advances and accrued interest due to AIMCO Properties, L.P. was approximately $25,042,000 and $24,437,000, respectively, and is included in due to affiliates. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to

SHELTER PROPERTIES IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission.

The Partnership insures its property up to certain limits through coverage provided by AIMCO which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. The Partnership insures its property above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the Corporate General Partner. During the six months ended June 30, 2010, the Partnership was charged by AIMCO and its affiliates approximately $233,000 for insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by the Partnership during 2010 as other insurance policies renew later in the year. The Partnership was charged by AIMCO and its affiliates approximately $225,000 for insurance coverage and fees associated with policy claims administration during the year ended December 31, 2009.

Note C —	Casualty Events

In January 2010, Baymeadows Apartments suffered damage to the property as a result of a fire which damaged four units. The estimated cost to repair the damage is approximately $129,000 including approximately $10,000 of clean up costs. The Partnership also expects to receive approximately $7,000 for lost rents. During the three and six months ended June 30, 2010, the Partnership received initial insurance proceeds of approximately $107,000 which included approximately $10,000 for clean up costs. The Partnership recognized a casualty gain of approximately $83,000 during the three and six months ended June 30, 2010 as a result of writing off undepreciated damaged assets of approximately $14,000. The Partnership anticipates receiving additional insurance proceeds related to this casualty during 2010.

In May 2010, Baymeadows Apartments experienced damages to its playground equipment as a result of a fire, causing damages of approximately $30,000. The Partnership anticipates receiving insurance proceeds to cover the damages and does not expect a loss related to this event.

In August 2008, Baymeadows Apartments sustained damages from Tropical Storm Fay. The damages were approximately $797,000, including clean up costs of approximately $369,000. For the year ended December 31, 2008, the Partnership recognized a loss of approximately $44,000 due to the write off of undepreciated assets of approximately $44,000, as the Partnership did not receive insurance proceeds to cover the damages. During the six months ended June 30, 2009, the Partnership recognized an additional loss of approximately $2,000, which is reflected as a reduction of casualty gain, due to the write off of undepreciated assets of approximately $2,000. For the six months ended June 30, 2009, approximately $57,000 of the clean up costs included above are included in operating expenses due to actual costs exceeding estimated costs.

In June 2008, Baymeadows Apartments experienced wind damages from a storm, causing damages of approximately $66,000. During the year ended December 31, 2008, the partnership received approximately $20,000 in insurance proceeds, and the partnership received approximately $36,000 in additional insurance proceeds during the six months ended June 30, 2009. The partnership recognized a casualty gain of approximately $48,000 during the six months ended June 30, 2009, due to the receipt of insurance proceeds net of the write off of undepreciated damaged assets of approximately $8,000.

Note D —	Fair Value of Financial Instruments

FASB ASC Topic 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair value. Fair value is defined as the amount at which the instruments could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Partnership believes that the carrying amount of its financial instruments (except for its mortgage note payable) approximates their fair value due to the short-term maturity of these instruments. The Partnership estimates the fair value of its mortgage note payable by discounting future cash

SHELTER PROPERTIES IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

flows using a discount rate commensurate with that currently believed to be available to the Partnership for a similar term, mortgage note payable. At June 30, 2010, the fair value of the Partnership’s mortgage note payable at the Partnership’s incremental borrowing rate approximated its carrying value.

Note E —	Contingencies

As previously disclosed, AIMCO Properties, L.P. and NHP Management Company, both affiliates of the Corporate General Partner, were defendants in a lawsuit, filed as a collective action in August 2003 in the United States District Court for the District of Columbia, alleging that they willfully violated the Fair Labor Standards Act (“FLSA”) by failing to pay maintenance workers overtime for time worked in excess of 40 hours per week (“overtime claims”). The plaintiffs also contended that AIMCO Properties, L.P. and NHP Management Company (“the Defendants”) failed to compensate maintenance workers for time that they were required to be “on-call” (“on-call claims”). In March 2007, the court in the District of Columbia decertified the collective action. In July 2007, plaintiffs’ counsel filed individual cases in Federal court in 22 jurisdictions. In the second quarter of 2008, AIMCO Properties, L.P. settled the overtime cases involving 652 plaintiffs and established a framework for resolving the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel. As a result, the lawsuits asserted in the 22 Federal courts have been dismissed. During the fourth quarter of 2008, the settlement amounts for alleged unpaid overtime to employees were paid by those partnerships where the respective employees had worked. The Partnership was not required to pay any settlement amounts. At this time, the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel are not resolved. Pursuant to the global settlement agreement, the parties selected six test “on-call” cases to be arbitrated. The parties arbitrated four “on-call” claims and obtained defense verdicts on all four. Two additional “on-call” claims were dismissed with prejudice. The process now calls for the parties to attempt to mediate the remaining “on-call” claims and plaintiffs’ attorneys’ fees. Such mediation has not yet been scheduled. The Corporate General Partner is uncertain as to the amount of any loss that may be allocable to the Partnership. Therefore, the Partnership cannot estimate whether any loss will occur or a potential range of loss.

The Partnership is unaware of any other pending or outstanding litigation matters involving it or its investment property that are not of a routine nature arising in the ordinary course of business.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain hazardous substances present on a property, including lead-based paint. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of the hazardous substances. The presence of, or the failure to manage or remedy properly, hazardous substances may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the presence of hazardous substances on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of hazardous substances through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of hazardous substances is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of its property, the Partnership could potentially be liable for environmental liabilities or costs associated with its property.

Mold

The Partnership is aware of lawsuits against owners and managers of multifamily properties asserting claims of personal injury and property damage caused by the presence of mold, some of which have resulted in substantial

SHELTER PROPERTIES IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

monetary judgments or settlements. The Partnership has only limited insurance coverage for property damage loss claims arising from the presence of mold and for personal injury claims related to mold exposure. Affiliates of the Corporate General Partner have implemented policies, procedures, third-party audits and training and the Corporate General Partner believes that these measures will prevent or eliminate mold exposure and will minimize the effects that mold may have on residents. To date, the Partnership has not incurred any material costs or liabilities relating to claims of mold exposure or to abate mold conditions. Because the law regarding mold is unsettled and subject to change the Corporate General Partner can make no assurance that liabilities resulting from the presence of or exposure to mold will not have a material adverse effect on the Partnership’s financial condition or results of operations.

ITEM 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Quarterly Report contains or may contain information that is forward-looking within the meaning of the federal securities laws, including, without limitation, statements regarding the effect of redevelopments, the Partnership’s future financial performance, including the Partnership’s ability to maintain current or meet projected occupancy and rent levels, and the effect of government regulations. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors some of which are beyond the Partnership’s control including, without limitation: financing risks, including the availability and cost of financing and the risk that the Partnership’s cash flows from operations may be insufficient to meet required payments of principal and interest; natural disasters and severe weather such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect the Partnership’s property and interpretations of those regulations; the competitive environment in which the Partnership operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for residents in such markets; insurance risk, including the cost of insurance; development risks; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Partnership. Readers should carefully review the Partnership’s financial statements and the notes thereto, as well as the other documents the Partnership files from time to time with the Securities and Exchange Commission.

The Partnership’s investment property consists of one apartment complex. The following table sets forth the average occupancy of the property for each of the six months ended June 30, 2010 and 2009:

	Average
	Occupancy
Property	2010	2009

Baymeadows Apartments	95%	93%
Jacksonville, Florida

The Partnership’s financial results depend upon a number of factors including the ability to attract and maintain tenants at the investment property, interest rates on mortgage loans, costs incurred to operate the investment property, general economic conditions and weather. As part of the ongoing business plan of the Partnership, the Corporate General Partner monitors the rental market environment of its investment property to assess the feasibility of increasing rents, maintaining or increasing occupancy levels and protecting the Partnership from increases in expenses. As part of this plan, the Corporate General Partner attempts to protect the Partnership from the burden of inflation-related increases in expenses by increasing rents and maintaining a high overall occupancy level. However, the Corporate General Partner may use rental concessions and rental rate reductions to offset softening market conditions; accordingly, there is no guarantee that the Corporate General Partner will be able to sustain such a plan. Further, a number of factors that are outside the control of the Partnership such as the local economic climate and weather can adversely or positively affect the Partnership’s financial results.

Results of Operations

The Partnership’s net loss for the three and six months ended June 30, 2010 was approximately $1,554,000 and $3,279,000, respectively, compared to net loss of approximately $2,202,000 and $3,938,000, respectively, for the corresponding periods in 2009. The decrease in net loss for the three and six months ended June 30, 2010 is due to a decrease in total expenses and an increase in casualty gain, partially offset by a decrease in total revenues.

Total expenses decreased for the three months ended June 30, 2010 due to decreases in depreciation and property tax expenses, partially offset by an increase in operating expense. Interest and general and administrative expenses remained relatively constant for the three months ended June 30, 2010. Total expenses decreased for the six months ended June 30, 2010 due to decreases in depreciation and operating expenses, partially offset by an increase in interest expense. Property tax and general and administrative expenses remained relatively constant for the six months ended June 30, 2010. Depreciation expense decreased for both periods due to the write off of the remaining net book value of certain roofing of approximately $660,000 to depreciation expense during the three and six months ended June 30, 2009. As part of the redevelopment project completed in 2008, the Partnership replaced roofing on certain buildings at Baymeadows Apartments. The Partnership determined that the roofing work performed by the contractor was defective, forcing the Partnership to retain a different contractor to repair the defective work. The Partnership is currently pursuing legal action against the contractor that installed the defective roofing. Property tax expense decreased for the three months ended June 30, 2010 due to the receipt of a tax refund during the three months ended June 30, 2010 for 2009 taxes as a result of a successful appeal of the 2009 taxes. A refund for 2008 taxes was received during the first quarter of 2009 which was reflected as a reduction in property tax expense for the six months ended June 30, 2009. Operating expense increased for the three months ended June 30, 2010 due to increases in contract services and real estate tax consulting fees. Operating expense decreased for the six months ended June 30, 2010 due primarily to a decrease in insurance expense as a result of a decrease in the hazard insurance premium at the Partnership’s investment property and a decrease in clean up expenses related to the storm damage discussed below, partially offset by an increase in contract services. Interest expense increased for the six months ended June 30, 2010 due to an increase in the interest on advances from an affiliate of the Corporate General Partner as a result of a higher average advance balance, partially offset by a decrease in interest expense on the mortgage encumbering Baymeadows Apartments due to scheduled principal payments.

Included in general and administrative expenses for the three and six months ended June 30, 2010 and 2009 are management reimbursements charged by the Corporate General Partner as allowed under the Partnership Agreement, costs associated with the quarterly and annual communications with investors and regulatory agencies and the annual audit required by the Partnership Agreement.

In January 2010, Baymeadows Apartments suffered damage to the property as a result of a fire which damaged four units. The estimated cost to repair the damage is approximately $129,000 including approximately $10,000 of clean up costs. The Partnership also expects to receive approximately $7,000 for lost rents. During the three and six months ended June 30, 2010, the Partnership received initial insurance proceeds of approximately $107,000 which included approximately $10,000 for clean up costs. The Partnership recognized a casualty gain of approximately $83,000 during the three and six months ended June 30, 2010 as a result of writing off undepreciated damaged assets of approximately $14,000. The Partnership anticipates receiving additional insurance proceeds related to this casualty during 2010.

In May 2010, Baymeadows Apartments experienced damages to its playground equipment as a result of a fire, causing damages of approximately $30,000. The Partnership anticipates receiving insurance proceeds to cover the damages and does not expect a loss related to this event.

In August 2008, Baymeadows Apartments sustained damages from Tropical Storm Fay. The damages were approximately $797,000, including clean up costs of approximately $369,000. For the year ended December 31, 2008, the Partnership recognized a loss of approximately $44,000 due to the write off of undepreciated assets of approximately $44,000, as the Partnership did not receive insurance proceeds to cover the damages. During the six months ended June 30, 2009, the Partnership recognized an additional loss of approximately $2,000, which is reflected as a reduction of casualty gain, due to the write off of undepreciated assets of approximately $2,000. For the six months ended June 30, 2009, approximately $57,000 of the clean up costs included above are included in operating expenses due to actual costs exceeding estimated costs.

In June 2008, Baymeadows Apartments experienced wind damages from a storm, causing damages of approximately $66,000. During the year ended December 31, 2008, the partnership received approximately $20,000 in insurance proceeds, and the partnership received approximately $36,000 in additional insurance proceeds during the six months ended June 30, 2009. The partnership recognized a casualty gain of approximately $48,000 during the six months ended June 30, 2009, due to the receipt of insurance proceeds net of the write off of undepreciated damaged assets of approximately $8,000.

Total revenues decreased for the three and six months ended June 30, 2010 due to decreases in rental income, partially offset by increases in other income. Rental income decreased for both periods due to a decrease in the average rental rate, partially offset by an increase in occupancy at Baymeadows Apartments. Other income increased for the three and six months ended June 30, 2010 due to an increase in resident utility reimbursements and monthly pet fees, partially offset by a decrease in income from the sale of land easement in 2009 and lower washer/

dryer income. Also included in other income for the three and six months ended June 30, 2010 are insurance proceeds received related to freezing conditions in January 2009 which damaged the property’s landscaping.

Liquidity and Capital Resources

At June 30, 2010, the Partnership had cash and cash equivalents of approximately $71,000, compared to approximately $218,000 at December 31, 2009. Cash and cash equivalents decreased approximately $147,000 due to approximately $815,000 and $473,000 of cash used in investing and financing activities, respectively, partially offset by approximately $1,141,000 of cash provided by operating activities. Cash used in investing activities consisted of property improvements and replacements, partially offset by insurance proceeds received. Cash used in financing activities consisted of repayment of advances from an affiliate and principal payments made on the mortgage encumbering the Partnership’s investment property, partially offset by advances from an affiliate.

Pursuant to the Partnership Agreement, AIMCO Properties, L.P., an affiliate of the Corporate General Partner, advanced the Partnership approximately $250,000 and $1,230,000 during the six months ended June 30, 2010 and 2009, respectively, to fund capital improvements and operations at Baymeadows Apartments. The interest rates charged on the outstanding advances made to the Partnership range from the prime rate plus 2% to a variable rate based on the prime rate plus a market rate adjustment for similar type loans. Affiliates of the Corporate General Partner review the market rate adjustment quarterly. The interest rates on outstanding advances at June 30, 2010 ranged from 5.25% to 9.60%. Interest expense was approximately $645,000 and $612,000 for the six months ended June 30, 2010 and 2009, respectively. During the six months ended June 30, 2010 and 2009, the Partnership repaid approximately $290,000 and $339,000, respectively, of advances and accrued interest. At June 30, 2010 and December 31, 2009, the total advances and accrued interest due to AIMCO Properties, L.P. was approximately $25,042,000 and $24,437,000, respectively, and is included in due to affiliates. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission.

The sufficiency of existing liquid assets to meet future liquidity and capital expenditure requirements is directly related to the level of capital expenditures required at the investment property to adequately maintain the physical assets and other operating needs of the Partnership and to comply with Federal, state, and local legal and regulatory requirements. The Corporate General Partner monitors developments in the area of legal and regulatory compliance. Capital improvements planned for the Partnership’s property are detailed below.

During the six months ended June 30, 2010, the Partnership completed approximately $907,000 of capital improvements at Baymeadows Apartments, which consisted primarily of major landscaping, electrical upgrades, plumbing fixtures, appliance, water heater and floor covering replacements and construction related to the casualties discussed above. These improvements were funded from operating cash flow, insurance proceeds and advances from AIMCO Properties, L.P. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during the remainder of 2010. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property.

Capital expenditures will be incurred only if cash is available from operations, insurance proceeds, Partnership reserves or advances from AIMCO Properties, L.P, although AIMCO Properties, L.P. is not obligated to provide such advances. To the extent that capital improvements are completed, the Partnership’s distributable cash flow, if any, may be adversely affected at least in the short term.

The Partnership’s assets are thought to be generally sufficient for any near-term needs (exclusive of capital improvements and repayment of amounts due to affiliates) of the Partnership. The mortgage indebtedness of approximately $37,587,000 encumbering Baymeadows Apartments requires monthly payments of principal and interest and requires a balloon payment of approximately $35,445,000 in 2012. The Corporate General Partner will attempt to refinance such indebtedness and/or sell the property prior to such maturity date. If the property cannot be refinanced and/or sold for a sufficient amount the Partnership will risk losing the property to foreclosure.

The Partnership made no distributions during the six months ended June 30, 2010 and 2009. Future cash distributions will depend on the levels of cash generated from operations and the timing of the debt maturity, property sale, and/or refinancing. The Partnership’s cash available for distribution is reviewed on a monthly basis. Given the amounts owed to affiliates of the Corporate General Partner, it is not expected that the Partnership will generate sufficient funds from operations, after required capital expenditures, to permit any distributions to its partners in 2010 or subsequent periods.

The Partnership Agreement provides for partners to receive distributions from the net proceeds of the sales of properties, the net proceeds from refinancings and net cash from operations as those terms are defined in the Partnership Agreement. The Partnership Agreement requires that the limited partners be furnished with a statement of Net Cash from Operations as such term is defined in the Partnership Agreement. Net Cash from Operations (as defined in the Partnership Agreement) should not be considered an alternative to net loss as an indicator of the Partnership’s operating performance or to cash flows as a measure of liquidity. Below is a reconciliation of net cash provided by operating activities as disclosed in the statements of cash flows included in “Item 1. Financial Statements” to Net Cash from Operations (as defined in the Partnership Agreement).

	For the Six Months
	Ended June 30,
	2010	2009
	(In thousands)

Net cash provided by operating activities	$1,141	$1,305
Payments on mortgage note payable	(463)	(441)
Property improvements and replacements	(912)	(1,892)
Changes in reserves for net operating liabilities	(721)	(851)

Net cash used in operations (as defined in the Partnership Agreement)	$(955)	$(1,879)

Other

In addition to its indirect ownership of the general partner interest in the Partnership, AIMCO and its affiliates owned 36,650 limited partnership units (the “Units”) in the Partnership representing 73.31% of the outstanding Units at June 30, 2010. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, unitholders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the Corporate General Partner. As a result of its ownership of 73.31% of the outstanding Units, AIMCO and its affiliates are in a position to control all such voting decisions with respect to the Partnership. Although the Corporate General Partner owes fiduciary duties to the limited partners of the Partnership, the Corporate General Partner also owes fiduciary duties to AIMCO as its sole stockholder. As a result, the duties of the Corporate General Partner, as corporate general partner, to the Partnership and its limited partners may come into conflict with the duties of the Corporate General Partner to AIMCO as its sole stockholder.

Critical Accounting Policies and Estimates

The financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require the Partnership to make estimates and assumptions. The Partnership believes that of its significant accounting policies, the following may involve a higher degree of judgment and complexity.

Impairment of Long-Lived Asset

Investment property is recorded at cost, less accumulated depreciation, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of the property may not be recoverable, the Partnership will make an assessment of its recoverability by comparing the carrying amount to the Partnership’s estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, the Partnership would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

Real property investment is subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of the Partnership’s investment property. These factors include, but are not limited to, general economic climate; competition from other apartment communities and other housing options; local conditions, such as loss of jobs or an increase in the supply of apartments that might adversely affect apartment occupancy or rental rates; changes in governmental regulations and the related cost of compliance; increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents; and changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multi-family housing; and changes in interest rates and the availability of financing. Any adverse changes in these and other factors could cause an impairment of the Partnership’s asset.

Revenue Recognition

The Partnership generally leases apartment units for twelve-month terms or less. The Partnership will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Partnership evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.

ITEM 4T.	Controls and Procedures

(a)	Disclosure Controls and Procedures.

The Partnership’s management, with the participation of the principal executive officer and principal financial officer of the Corporate General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, has evaluated the effectiveness of the Partnership’s disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the principal executive officer and principal financial officer of the Corporate General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, have concluded that, as of the end of such period, the Partnership’s disclosure controls and procedures are effective.

(b)	Changes in Internal Control Over Financial Reporting.

There has been no change in the Partnership’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter to which this report relates that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

PART II — OTHER INFORMATION

Item 1.	Legal Proceedings

As previously disclosed, AIMCO Properties, L.P. and NHP Management Company, both affiliates of the Corporate General Partner, were defendants in a lawsuit, filed as a collective action in August 2003 in the United States District Court for the District of Columbia, alleging that they willfully violated the Fair Labor Standards Act (“FLSA”) by failing to pay maintenance workers overtime for time worked in excess of 40 hours per week (“overtime claims”). The plaintiffs also contended that AIMCO Properties, L.P. and NHP Management Company (“the Defendants”) failed to compensate maintenance workers for time that they were required to be “on-call” (“on-call claims”). In March 2007, the court in the District of Columbia decertified the collective action. In July 2007, plaintiffs’ counsel filed individual cases in Federal court in 22 jurisdictions. In the second quarter of 2008, AIMCO Properties, L.P. settled the overtime cases involving 652 plaintiffs and established a framework for resolving the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel. As a result, the lawsuits asserted in the 22 Federal courts have been dismissed. During the fourth quarter of 2008, the settlement amounts for alleged unpaid overtime to employees were paid by those partnerships where the respective employees had worked. The Partnership was not required to pay any settlement amounts. At this time, the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel are not resolved. Pursuant to the global settlement agreement, the parties selected six test “on-call” cases to be arbitrated. The parties arbitrated four “on-call” claims and obtained defense verdicts on all four. Two additional “on-call” claims were dismissed with prejudice. The process now calls for the parties to attempt to mediate the remaining “on-call” claims and plaintiffs’ attorneys’ fees. Such mediation has not yet been scheduled. The Corporate General Partner is uncertain as to the amount of any loss that may be allocable to the Partnership. Therefore, the Partnership cannot estimate whether any loss will occur or a potential range of loss.

ITEM 6.	Exhibits

See Exhibit Index.

The agreements included as exhibits to this Form 10-Q contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Partnership acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 10-Q not misleading. Additional information about the Partnership may be found elsewhere in this Form 10-Q and the Partnership’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHELTER PROPERTIES IV

By:	Shelter Realty IV Corporation
Corporate General Partner

By:	/s/ Steven D. Cordes
Steven D. Cordes
Senior Vice President

Date: August 13, 2010

By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting

Date: August 13, 2010

SHELTER PROPERTIES IV

EXHIBIT INDEX

Exhibit	Description of Exhibit

3	See Exhibit 4(a)
4(a)	Amended and Restated Certificate and Agreement of Limited Partnership (included as Exhibit A to the Prospectus of Registrant dated June 8, 1982 contained in Amendment No. 1 to Registration Statement No. 2-77217, of Registrant filed June 8, 1982 (the “Prospectus”) and incorporated herein by reference).
(b)	Subscription Agreement and Signature Page (included as Exhibit 8 to the Prospectus and incorporated herein by reference).
10(i)	Contracts related to acquisition of property:
(a)	Real Estate Sales Agreement dated May 5, 1982, First Modification to Real Estate Agreement dated June 18, 1982 (filed as Exhibit 12(b) to Amendment No. 1 to Registration Statement No. 2-77217 of Registrant filed June 8, 1982 and incorporated herein by reference) and Second Modification to Real Estate Sales Agreement dated September 30, 1982 between Baymeadows Associates and U.S. Shelter Corporation to purchase Baymeadows Apartments (filed as Exhibit 10(a) to Form 10-K of Registrant dated January 26, 1983 and incorporated herein by reference).
10(iii)	Contracts related to refinancing of debt:
(n)	Additional Mortgage Note, dated August 22, 2005 between Shelter Properties IV, L.P., a South Carolina limited partnership and Allstate Life Insurance Company, an Illinois corporation for Baymeadows Apartments (Filed as Exhibit 10(n) to Current Report on Form 8-K of Registrant dated August 22, 2005 and incorporated herein by reference).
(o)	Modification, Restatement and Consolidation of Notes dated August 22, 2005 between Shelter Properties IV, L.P. and Allstate Life Insurance Company (Filed as Exhibit 10(o) to Current Report on Form 8-K of Registrant dated August 22, 2005 and incorporated herein by reference).
(p)	Second Consolidated, Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement, dated August 22, 2005, between Shelter Properties IV, L.P. and Allstate Life Insurance Company (Filed as Exhibit 10(p) to Current Report on Form 8-K of Registrant dated August 22, 2005 and incorporated herein by reference).
(q)	Nonrecourse Exception Indemnity Agreement dated August 22, 2005 by AIMCO Properties, L.P., for the benefit of Allstate Life Insurance Company (Filed as Exhibit 10(q) to Current Report on Form 8-K of Registrant dated August 22, 2005 and incorporated herein by reference).
31.1	Certification of equivalent of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of equivalent of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of the equivalent of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 31.1

CERTIFICATION

I, Steven D. Cordes, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Shelter Properties IV;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Steven D. Cordes
Steven D. Cordes
Senior Vice President of Shelter Realty IV Corporation,
equivalent of the chief executive
officer of the Partnership

Date: August 13, 2010

Exhibit 31.2

CERTIFICATION

I, Stephen B. Waters, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Shelter Properties IV;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting of
Shelter Realty IV Corporation, equivalent of the
chief financial officer of the Partnership

Date: August 13, 2010

Exhibit 32.1

Certification of CEO and CFO
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Shelter Properties IV (the “Partnership”), for the quarterly period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven D. Cordes, as the equivalent of the chief executive officer of the Partnership, and Stephen B. Waters, as the equivalent of the chief financial officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Steven D. Cordes
Name:     Steven D. Cordes

Date: August 13, 2010

/s/  Stephen B. Waters
Name:     Stephen B. Waters

Date: August 13, 2010

This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ANNEX F

SIXTH AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP OF
SHELTER PROPERTIES IV LIMITED PARTNERSHIP

THIS SIXTH AMENDMENT (this “Amendment”) dated          , 2010 to the Amended and Restated Certificate and Agreement of Limited Partnership of Shelter Properties IV Limited Partnership (the ‘‘Partnership”) dated July 22, 1982 (as amended from time to time, the “Partnership Agreement”) is entered into by the undersigned limited partner of the Partnership.

Background

The Partnership was formed under the laws of the State of South Carolina pursuant to a Certificate and Agreement of Limited Partnership dated August 21, 1981 and duly filed of record in the office of the Secretary of State of South Carolina on August 21, 1981 and in the office of the Clerk of Court of Greenville County, South Carolina;

The Partnership Agreement may be amended upon the vote of the limited partners of the Partnership (the “Limited Partners”) holding more than 50% of the outstanding limited partnership units of the Partnership (the “Limited Partnership Units”); and

The undersigned Limited Partners, which hold in the aggregate more than 50% of the outstanding Limited Partnership Units, desire to amend the Partnership Agreement.

Amendment

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby amend the Partnership Agreement as follows:

1. Amendments.

(a) Effective as of the date hereof, Section 8.2 of the Partnership Agreement is hereby amended by adding a new subsection, “(aa)” following subsection “(z),” such new subsection to read as follows:

“Permit the Partnership to consummate any merger, or any similar transaction which would effect a change of control of the Partnership, without the approval of Limited Partners holding at least a majority of the then outstanding Units.”

(b) Effective as of the date hereof, Section 18 is hereby amended by adding a new subsection, “18.11,” such new subsection to read as follows:

“Merger and Change of Control.  Any agreement and plan of merger pursuant to which the Partnership would merge with any other entity, or any similar agreement which would effect a change of control of the Partnership, must be approved by at least a majority of the then outstanding Units prior to the consummation of the transactions contemplated thereby.”

2. No Other Amendments.  Except as specifically modified by Section 1 above, the Partnership Agreement shall remain in full force and effect in accordance with its terms.

[Signatures appear on following page.]

F-1

IN WITNESS WHEREOF, the undersigned Limited Partner has caused this Amendment to be executed as of the date first written above.

LIMITED PARTNERS:

AIMCO Properties, L.P.

By:
Name:     Derek McCandless

Title:	Senior Vice President

Cooper River Properties, L.L.C.

By:
Name:     Derek McCandless

Title:	Senior Vice President

AIMCO IPLP, L.P.

By:
Name:     Derek McCandless

Title:	Senior Vice President

[Signature page to Amendment to Partnership Agreement]

F-2

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Aimco’s charter limits the liability of Aimco’s directors and officers to Aimco and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of Aimco or its stockholders to obtain other relief, such as an injunction or rescission.

Aimco’s charter and bylaws require Aimco to indemnify its directors and officers and permits Aimco to indemnify certain other parties to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Aimco has entered into agreements with certain of its officers, pursuant to which Aimco has agreed to indemnify such officers to the fullest extent permitted by applicable law.

Section 10.6 of Apartment Investment and Management Company 2007 Stock Award and Incentive Plan, or the 2007 Plan, specifically provides that, to the fullest extent permitted by law, each of the members of the Board of Directors of Aimco, the Compensation Committee of the board of directors and each of the directors, officers and employees of Aimco, any Aimco subsidiary, Aimco OP and any subsidiary of the Aimco OP shall be held harmless and indemnified by Aimco for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys’ fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of the 2007 Plan, so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

The Aimco OP partnership agreement requires Aimco OP to indemnify its directors and officers to the fullest extent authorized by applicable law against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of Aimco OP. Such indemnification continues after the director or officer ceases to be a director or officer. The right to indemnification includes the right to be paid by Aimco OP the expenses incurred in defending any proceeding in advance of its final disposition upon the delivery of an undertaking by or on behalf of the indemnitee to repay all amounts advanced if a final judicial decision is rendered that such indemnitee did not meet the standard of conduct permitting indemnification under the Aimco OP partnership agreement or applicable law.

Aimco OP maintains insurance, at its expense, to protect against any liability or loss, regardless of whether any director or officer is entitled to indemnification under the Aimco OP partnership agreement or applicable law.

Directors and officers of Shelter GP, the corporate general partner of Shelter, are also officers of Aimco, and as such, are entitled to indemnification as described above with respect to the directors and officers of Aimco.

Item 21.	Exhibits.

(a) Exhibits.  An index to exhibits appears below and is incorporated herein by reference. The agreements included as exhibits to this registration statement constitute disclosure under the federal securities laws. However, some of the agreements contain representations and warranties by the parties thereto which have been made for the benefit of other parties thereto and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Aimco and Aimco OP acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, they are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading. Additional information about Aimco and Aimco OP may be found elsewhere in this registration statement and Aimco’s and Aimco OP’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov. See “Where You Can Find Additional Information” in the information statement/prospectus that forms a part of this registration statement.

(b) Financial Statement Schedules.  None required.

(c) Reports, Opinions or Appraisals.  The appraisal report by Cogent Realty Advisors, LLC related to the property is filed as an exhibit to the registration statement filed with the SEC.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a

20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, the undersigned registrant undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

(i) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(8) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10) To respond to requests for information that is incorporated by reference into the information statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, October 27, 2010.

APARTMENT INVESTMENT AND
MANAGEMENT COMPANY

By:	/s/ ERNEST M. FREEDMAN
Name:     Ernest M. Freedman

Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ * Terry Considine	Chairman of the Board and Chief Executive Officer (principal executive officer)	October 27, 2010

/s/ ERNEST M. FREEDMAN Ernest M. Freedman	Executive Vice President and Chief Financial Officer (principal financial officer)	October 27, 2010

/s/ * Paul Beldin	Senior Vice President and Chief Accounting Officer (principal accounting officer)	October 27, 2010

/s/ * James N. Bailey	Director	October 27, 2010

/s/ * Richard S. Ellwood	Director	October 27, 2010

/s/ * Thomas L. Keltner	Director	October 27, 2010

/s/ * J. Landis Martin	Director	October 27, 2010

/s/ * Robert A. Miller	Director	October 27, 2010

/s/ * Michael A. Stein	Director	October 27, 2010

Signature		Title	Date

/s/ * Kathleen M. Nelson		Director	October 27, 2010

*By:	/s/ ERNEST M. FREEDMAN		October 27, 2010
Ernest M. Freedman Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, October 27, 2010.

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc., its General Partner

By:	/s/ ERNEST M. FREEDMAN
Name:     Ernest M. Freedman

Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ * Terry Considine		Chairman of the Board and Chief Executive Officer of the registrant’s general partner (principal executive officer)	October 27, 2010

/s/ * Miles Cortez		Director, Executive Vice President and Chief Administrative Officer of the registrant’s general partner	October 27, 2010

/s/ ERNEST M. FREEDMAN Ernest M. Freedman		Executive Vice President and Chief Financial Officer of the registrant’s general partner (principal financial officer)	October 27, 2010

/s/ * Paul Beldin		Senior Vice President and Chief Accounting Officer of the registrant’s general partner (principal accounting officer)	October 27, 2010

*By:	/s/ ERNEST M. FREEDMAN		October 27, 2010
Ernest M. Freedman Attorney-in-fact

INDEX TO EXHIBITS(1)(2)

Exhibit
Number	Description

3.1	Charter of Apartment Investment and Management Company (Exhibit 3.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2008, is incorporated herein by this reference)
3.2	Amended and Restated Bylaws of Apartment Investment and Management Company (Exhibit 3.2 to Aimco’s Current Report on Form 8-K dated February 4, 2010, is incorporated herein by this reference)
3.3	Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and restated as of February 28, 2007 (Exhibit 10.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by this reference)
3.4	First Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2007 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 31, 2007, is incorporated herein by this reference)
3.5	Second Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 30, 2009 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, is incorporated herein by this reference)
3.6	Third Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 2, 2010 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 3, 2010, is incorporated herein by this reference)
5.1	Opinion of Alston & Bird LLP regarding the validity of the Common OP Units being registered.
5.2	Opinion of DLA Piper regarding the validity of the Class A Common Stock issuable upon redemption of the Common OP Units†
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters†
10.1	Amended and Restated Secured Credit Agreement, dated as of November 2, 2004, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 4.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, is incorporated herein by this reference)
10.2	First Amendment to Amended and Restated Secured Credit Agreement, dated as of June 16, 2005, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated June 16, 2005, is incorporated herein by this reference)
10.3	Second Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of March 22, 2006, by and among Aimco, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, and Bank of America, N.A., Keybank National Association, and the lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated March 22, 2006, is incorporated herein by this reference)
10.4	Third Amendment to Senior Secured Credit Agreement, dated as of August 31, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 31, 2007, is incorporated herein by this reference)
10.5	Fourth Amendment to Senior Secured Credit Agreement, dated as of September 14, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 14, 2007, is incorporated herein by this reference)
10.6	Fifth Amendment to Senior Secured Credit Agreement, dated as of September 9, 2008, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 11, 2008, is incorporated herein by this reference)

Exhibit
Number	Description

10.7	Sixth Amendment to Senior Secured Credit Agreement, dated as of May 1, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, is incorporated herein by this reference)
10.8	Seventh Amendment to Senior Secured Credit Agreement, dated as of August 4, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 6, 2009, is incorporated herein by this reference)
10.9	Eighth Amendment to Senior Secured Credit Agreement, dated as of February 3, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated February 5, 2010, is incorporated herein by this reference)
10.10	Ninth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of May 14, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, the guarantors and the pledgors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, is incorporated herein by this reference)
10.11	Tenth Amendment to Senior Secured Credit Agreement, dated as of September 29, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 29, 2010, is incorporated herein by this reference)
10.12	Master Indemnification Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., XYZ Holdings LLC, and the other parties signatory thereto (Exhibit 2.3 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.13	Tax Indemnification and Contest Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, National Partnership Investments, Corp., and XYZ Holdings LLC and the other parties signatory thereto (Exhibit 2.4 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.14	Limited Liability Company Agreement of AIMCO JV Portfolio #1, LLC dated as of December 30, 2003 by and among AIMCO BRE I, LLC, AIMCO BRE II, LLC and SRV-AJVP#1, LLC (Exhibit 10.54 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated herein by this reference)
10.15	Employment Contract executed on December 29, 2008, by and between AIMCO Properties, L.P. and Terry Considine (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 29, 2008, is incorporated herein by this reference)*
10.16	Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (October 1999) (Exhibit 10.26 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by this reference)*
10.17	Form of Restricted Stock Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.11 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, is incorporated herein by this reference)*
10.18	Form of Incentive Stock Option Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.42 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1998, is incorporated herein by this reference)*
10.19	2007 Stock Award and Incentive Plan (incorporated by reference to Appendix A to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
10.20	Form of Restricted Stock Agreement (Exhibit 10.2 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*

Exhibit
Number	Description

10.21	Form of Non-Qualified Stock Option Agreement (Exhibit 10.3 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.22	2007 Employee Stock Purchase Plan (incorporated by reference to Appendix B to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
21.1	List of Subsidiaries (Exhibit 21.1 to Aimco’s Annual Report of Form 10-K for the year ended December 31, 2009 is incorporated herein by this reference)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Independent Registered Public Accounting Firm
23.4	Consent of Alston & Bird LLP (included in Exhibit 5.1)
23.5	Consent of DLA Piper (included in Exhibit 5.2)
23.6	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
23.7	Consent of Cogent Realty Advisors LLC†
24.1	Powers of Attorney†
99.1	Appraisal Report, dated as of May 28, 2010, by Cogent Realty Advisors LLC, related to Baymeadows Apartments.†

(1)	Schedule and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

(2)	The file reference number for all exhibits is 001-13232, and all such exhibits remain available pursuant to the Records Control Schedule of the Securities and Exchange Commission.

*	Indicates a management contract or compensatory plan or arrangement.

†	Previously filed with the Registration Statement on Form S-4 filed by Aimco and Aimco OP on October 12, 2010.